Exhibit 10.1
BORROWING BASE REDETERMINATION AGREEMENT
AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS BORROWING BASE REDETERMINATION AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 2, 2022, is entered into among Gulfport Energy Operating Corporation, a Delaware corporation (the “Borrower”); Gulfport Energy Corporation, a Delaware corporation (“Holdings”); each Subsidiary of Borrower listed on the signature pages hereto and party hereto as a Guarantor (collectively, the “Guarantors”); each of the Lenders from time to time party hereto; JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders, as defined below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Issuing Lenders and the other parties from time to time party thereto, are party to the Third Amended and Restated Credit Agreement, dated as of October 14, 2021 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended hereby and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”); and
WHEREAS, certain loans, commitments and/or other extensions of credit (the “Loans”) under the Credit Agreement incur or are permitted to incur interest, fees or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement;
WHEREAS, the Borrower, Holdings, the Administrative Agent and each Lender desire to make certain modifications to the Credit Agreement in advance of the pending cessation of LIBOR and to revise certain covenants in the Credit Agreement;
WHEREAS, the Borrower has provided the necessary reserve report information (the “Spring 2022 Redetermination Reserve Report”) for the Administrative Agent and the Lenders to complete the spring 2022 Scheduled Redetermination of the Borrowing Base and, after reviewing such reserve information, the Administrative Agent and the requisite Lenders have recommended increasing the Borrowing Base from $850,000,000 to $1,000,000,000;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement, as amended by this Amendment.
2.Redetermination of the Borrowing Base. The Borrower and the Lenders party hereto agree that on and as of the Amendment Effective Date (defined below) the Borrowing Base shall be increased from $850,000,000 to $1,000,000,000 until such time as the Borrowing Base is redetermined or otherwise adjusted pursuant to the terms of the Credit Agreement. Both Holdings and the Borrower, on the one hand, and the Administrative Agent and the Lenders party hereto, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 2 shall constitute the regularly Scheduled Redetermination of the Borrowing Base for the spring of 2022 (and not an interim redetermination of the Borrowing Base) pursuant to Section 2.07 of the Credit Agreement.
3.Amendments to Credit Agreement. As of the Amendment Effective Date, the body of the Existing Credit Agreement (including Exhibit E (Form of Borrowing Request), Exhibit F (Form of Interest Election Request), Exhibit K (Form of elected Commitment Increase Agreement), Exhibit L (Form of Additional Lender Agreement), but, for the avoidance of doubt, none of the other exhibits or schedules to the Credit Agreement) is amended as set forth in Exhibit A attached hereto, by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text).
Notwithstanding the implementation of the amendments to the Existing Credit Agreement pursuant hereto, the parties hereto acknowledge and agree that: (a) any Borrowings of Eurodollar Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Amendment Effective Date shall remain outstanding as Borrowings of Eurodollar Loans bearing interest at the same Adjusted LIBO Rate (as defined in the Existing Credit Agreement) applicable thereto immediately prior to the Amendment Effective Date until the expiration of the interest period applicable thereto, and the related provisions of the Existing Credit Agreement shall continue in effect solely with respect to such Borrowings of Eurodollar Loans until such time for the limited purposes set forth in this Section 3, (b) if any such Borrowings of Eurodollar Loans remain outstanding upon the expiration of the interest period applicable thereto, then such Borrowings of Eurodollar Loans shall be converted, at the election of the Borrower, into Borrowings consisting of ABR Loans, Term Benchmark Loans or RFR Loans (provided, that if no election as to the Type of Borrowing is specified, the Borrower shall be deemed to have requested an ABR Borrowing), and (c) no such Eurodollar Loans may be continued as (and no other Loans may be converted into) Eurodollar Loans pursuant to Section 2.04 of the Existing Credit Agreement or the Credit Agreement, and no new Eurodollar Loans may be requested by the Borrower (and no Lender shall advance any new Eurodollar Loans), after the Amendment Effective Date.
4.Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent.
5.Conditions Precedent. This effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “Amendment Effective Date”):
a.The Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower, each other Guarantor and each Lender either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment.
b.The Borrower and each Guarantor shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment, the Borrower and each Guarantor does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that each of the representations and warranties of the Borrower and the Guarantors set forth in the Loan Documents is true and correct in all material respects (except for those which have a
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materiality qualifier, which are true and correct in all respects as so qualified) on and as of the Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Amendment Effective Date, such representations and warranties are true and correct in all material respects (except for those which have a materiality qualifier, which are true and correct in all respects as so qualified) as of such specified earlier date.
c.At the time of and immediately after effectiveness of this Amendment, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing.
d.At the time of and immediately after effectiveness of this Amendment, the Borrower and its Restricted Subsidiaries shall not have Excess Cash in an amount greater than the Excess Cash Threshold.
6.Representations and Warranties. Each Credit Party represents and warrants to the Administrative Agent that, as of the date hereof:
a.this Amendment has been duly authorized, executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party enforceable against each such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
b.the execution, delivery and performance by each Credit Party of this Amendment (i) will not violate any applicable law or regulation or the charter, by-laws or other Organizational Documents of the Credit Parties or any Restricted Subsidiary or any order of any Governmental Authority (except, with respect to applicable law or regulations, for such violations that would not reasonably be expected to have a Material Adverse Effect), (ii) will not violate or result in a default under any indenture, agreement or other instrument evidencing or governing Material Debt binding upon the Credit Parties, the Restricted Subsidiaries or their respective Properties, or give rise to a right thereunder to require any payment to be made by the Credit Parties or any Restricted Subsidiary and (iii) will not result in the creation or imposition of any Lien on any Property of the Credit Parties or any Restricted Subsidiary (other than the Liens created by the Loan Documents);
c.at the time of and immediately after effectiveness of this Amendment, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing; and
d.at the time of and immediately after effectiveness of this Amendment, the Borrower and its Restricted Subsidiaries shall not have Excess Cash in an amount greater than the Excess Cash Threshold.
7.Reaffirmation; Reference to and Effect on the Loan Documents.
a.From and after the Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a Loan Document.
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b.The Loan Documents, and the obligations of the Borrower and the other Credit Parties under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
c.The Borrower and each other Credit Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Security Instruments continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Security Instruments to which it is a party as Collateral for the Secured Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Instruments remain and continue in full force and effect in respect of, and to secure, the Secured Obligations. Each Guarantor hereby reaffirms its obligations under each of the Guaranty and Collateral Agreement, each Mortgage and each Security Instrument Assignment to which such Guarantor is a party, and agrees that its obligation to guarantee the Secured Obligations is in full force and effect as of the date hereof.
d.The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
e.In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
8.Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.
a.This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.
b.EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 12.09 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.
9.Amendments; Headings; Severability. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
10.Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf or any
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other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
11.Notices. All notices hereunder shall be given in accordance with the provisions of Section 12.01 of the Credit Agreement.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
GULFPORT ENERGY CORPORATION
GULFPORT ENERGY OPERATING CORPORATION
GRIZZLY HOLDINGS, INC.
JAGUAR RESOURCES LLC
PUMA RESOURCES, INC.
GATOR MARINE, INC.
GATOR MARINE IVANHOE, INC.
WESTHAWK MINERALS LLC
GULFPORT MIDSTREAM HOLDINGS, LLC
GULFPORT APPALACHIA, LLC
GULFPORT MIDCON, LLC
MULE SKY LLC
By:
Name:
Title:

Signature Page to Borrowing Base Redetermination Agreement
and First Amendment to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:	JPMorgan Chase Bank, N.A., as Administrative Agent and a Lender By: _________________________ Name: Title:

Signature Page to Borrowing Base Redetermination Agreement
and First Amendment to Credit Agreement

LENDERS:    [  ]
By: _________________________
Name:
Title:

Signature Page to Borrowing Base Redetermination Agreement
and First Amendment to Credit Agreement

Exhibit A

Revisions to the Credit Agreement and Certain Exhibits

Third Amended and Restated Credit Agreement
Dated as of October 14, 2021,
among
Gulfport Energy Operating Corporation,
As Borrower,
Gulfport Energy Corporation,
as Holdings,
JPMorgan Chase bank, N.A.,
As Administrative Agent
and
JPMorgan Chase Bank, N.A., Citizens Bank, N.A,
Fifth Third Bank National Association, KeyBanc Capital Markets Inc.,
Mizuho Bank, Ltd., MUFG Bank, Ltd., Truist Securities, Inc.
and
Wells Fargo Securities, LLC,
As Joint Lead Arrangers and Joint Bookrunners

and
The Lenders Party Hereto From Time to Time

          Page
ARTICLE I    Definitions and Accounting Matters    2
Section 1.01    Terms Defined Above    2
Section 1.02    Certain Defined Terms    2
Section 1.03    Types of Loans and Borrowings    ~~52~~51
Section 1.04    Terms Generally    ~~52~~51
Section 1.05    Accounting Terms and Determinations; GAAP    ~~52~~51
Section 1.06    Designation and Conversion of Restricted and Unrestricted Subsidiaries    ~~53~~52
Section 1.07    Interest Rates; ~~LIBOR~~Benchmark Notification    ~~54~~53
Section 1.08    Letter of Credit Amounts    ~~55~~54
Section 1.09    Divisions    ~~55~~54
ARTICLE II    The Credits    ~~56~~54
Section 2.01    Revolving Credit Commitments    ~~56~~54
Section 2.02    Loans and Borrowings    ~~56~~55
Section 2.03    Requests for Borrowings    ~~57~~56
Section 2.04    Interest Elections    ~~58~~57
Section 2.05    Funding of Borrowings    ~~59~~58
Section 2.06     Termination and Reduction of Aggregate Maximum Revolving Credit Amounts; Increase, Reduction and Termination of Aggregate Elected Commitment Amounts     ~~60~~59
Section 2.07    Borrowing Base    ~~64~~63
Section 2.08    Letters of Credit    ~~68~~67
ARTICLE III    Payments of Principal and Interest; Prepayments; Fees    ~~74~~73
Section 3.01    Repayment of Loans    ~~74~~73
Section 3.02    Interest    ~~74~~73
Section 3.03    Alternate Rate of Interest    ~~75~~74
Section 3.04    Prepayments    77
Section 3.05    Fees    80
ARTICLE IV    Payments; Pro Rata Treatment; Sharing of Set-offs    ~~82~~81
Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    ~~82~~81
Section 4.02    Presumption of Payment by the Borrower    ~~83~~82
Section 4.03    Certain Deductions by the Administrative Agent    ~~83~~82
Section 4.04    Payments and Deductions to a Defaulting Lender    83
ARTICLE V    Increased Costs; Break Funding Payments; Taxes; Illegality    86
Section 5.01    Increased Costs    86
Section 5.02    Break Funding Payments    ~~88~~87
Section 5.03    Taxes    88
Section 5.04    Designation of Different Lending Office; Replacement of Lenders    ~~93~~92
Section 5.05    Illegality    ~~94~~93
ARTICLE VI    Conditions Precedent    94
Section 6.01    Effective Date    94

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(continued)

Section 6.02    Each Credit Event    98
ARTICLE VII    Representations and Warranties    ~~99~~98
Section 7.01    Organization; Powers    99
Section 7.02    Authority; Enforceability    99
Section 7.03    Approvals; No Conflicts    ~~100~~99
Section 7.04    Financial Position; No Material Adverse Effect    ~~100~~99
Section 7.05    Litigation    100
Section 7.06    Environmental Matters    ~~101~~100
Section 7.07    Compliance with the Laws and Agreements; No Defaults    101
Section 7.08    Investment Company Act    101
Section 7.09    Taxes    ~~102~~101
Section 7.10    ERISA    ~~102~~101
Section 7.11    Disclosure; No Material Misstatements    102
Section 7.12    Insurance    ~~103~~102
Section 7.13    Restriction on Liens    ~~103~~102
Section 7.14    Subsidiaries    103
Section 7.15    Location of Business and Offices    103
Section 7.16    Properties; Titles, Etc    ~~104~~103
Section 7.17    Maintenance of Properties    ~~105~~104
Section 7.18    Gas Imbalances, Prepayments    105
Section 7.19    Marketing of Production    105
Section 7.20    Swap Agreements    ~~106~~105
Section 7.21    Use of Loans and Letters of Credit    ~~106~~105
Section 7.22    Solvency    106
Section 7.23    Anti-Corruption    106
Section 7.24    AML and Sanctions    106
Section 7.25    Accounts    ~~107~~106
Section 7.26    Security Instruments    ~~107~~106
Section 7.27    International Operations    ~~108~~107
Section 7.28    Beneficial Ownership Certification    ~~108~~107
ARTICLE VIII    Affirmative Covenants    108
Section 8.01    Financial Statements; Other Information    108
Section 8.02    Notices of Material Events    112
Section 8.03    Existence; Conduct of Business    ~~113~~112
Section 8.04    Payment of Obligations    113
Section 8.05    Performance of Obligations under Loan Documents    113
Section 8.06     Operation and Maintenance of Properties; Subordination of Affiliated Operators’ Liens
     113
Section 8.07    Insurance    114
Section 8.08    Books and Records; Inspection Rights    ~~115~~114
Section 8.09    Compliance with Laws    115
Section 8.10    Environmental Matters    115
Section 8.11    Further Assurances    ~~116~~115
Section 8.12    Reserve Reports    116
Section 8.13    Title Information    ~~118~~117
Section 8.14    Additional Collateral; Additional Guarantors    118
Section 8.15    ERISA Event    119
Section 8.16    Affected Financial Institution    ~~120~~119
Section 8.17    Accounts    ~~120~~119
Section 8.18    Use of Proceeds    120

ii

(continued)

Section 8.19    Minimum Hedging    120
Section 8.20    Post-Closing Covenants    121
ARTICLE IX    Negative Covenants    121
Section 9.01    Financial Covenants    ~~122~~121
Section 9.02    Debt    122
Section 9.03    Liens    124
Section 9.04    Dividends, Distributions and Redemptions    125
Section 9.05    Investments, Loans and Advances    127
Section 9.06    Nature of Business    129
Section 9.07    Proceeds of Loans    129
Section 9.08    ERISA Compliance    129
Section 9.09    Sale or Discount of Receivables    130
Section 9.10    Mergers, Etc    130
Section 9.11    Disposition of Properties    131
Section 9.12    [Reserved]    132
Section 9.13    Transactions with Affiliates    133
Section 9.14    Negative Pledge Agreements; Dividend Restrictions    133
Section 9.15    Gas Imbalances, Take-or-Pay or Other Prepayments    134
Section 9.16    Swap Agreements    134
Section 9.17    [Reserved]    137
Section 9.18    Subsidiaries    137
Section 9.19    Account Control Agreements    137
Section 9.20    Certain Restrictions with respect to Unrestricted Subsidiaries    138
Section 9.21    Sale and Leaseback Transactions    138
Section 9.22    Organizational Documents; Fiscal Year End; Accounting Changes    138
Section 9.23    Passive Holding Company Status of Holdings    138
Section 9.24    Marketing Activities    139
ARTICLE X    Events of Default; Remedies    140
Section 10.01    Events of Default    140
Section 10.02    Remedies    142
Section 10.03    Disposition of Proceeds    143
Section 10.04    Credit Bidding    144
ARTICLE XI    The Administrative Agent    144
Section 11.01    Appointment; Powers    144
Section 11.02    Duties and Obligations of Administrative Agent    144
Section 11.03    Action by Administrative Agent    145
Section 11.04    Reliance by Administrative Agent    146
Section 11.05    Subagents    146
Section 11.06    Resignation or Removal of Administrative Agent    147
Section 11.07    Administrative Agent and Lenders    148
Section 11.08    No Reliance    148
Section 11.09    Administrative Agent May File Proofs of Claim    149
Section 11.10    The Arrangers    150
Section 11.11    Collateral and Guarantee Matters    150
Section 11.12    Payments in Error    152
ARTICLE XII    Miscellaneous    153

iii

(continued)

Section 12.01    Notices    153
Section 12.02    Waivers; Amendments    155
Section 12.03    Expenses, Indemnity; Damage Waiver    158
Section 12.04    Successors and Assigns    162
Section 12.05    Survival; Revival; Reinstatement    165
Section 12.06    Counterparts; Integration; Effectiveness    166
Section 12.07    Severability    167
Section 12.08    Right of Setoff    168
Section 12.09    Governing Law; Jurisdiction; Consent to Service of Process    168
Section 12.10    Headings    169
Section 12.11    Confidentiality    169
Section 12.12    Interest Rate Limitation    170
Section 12.13    Exculpation Provisions    171
Section 12.14    Collateral Matters; Swap Agreements    172
Section 12.15    No Third Party Beneficiaries    172
Section 12.16    USA Patriot Act Notice    172
Section 12.17    No Fiduciary Duty    172
Section 12.18    Flood Insurance Provisions    173
Section 12.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    173
Section 12.20    [Reserved]    173
Section 12.21    [Reserved]    173
Section 12.22    Amendment and Restatement of Existing Credit Agreement    173
Section 12.23    Certain ERISA Matters    174
Section 12.24    Swap Intercreditor Agreement    175
Section 12.25    Acknowledgment Regarding Any Supported QFCs    ~~175~~176

iv

ANNEXES, EXHIBITS AND SCHEDULES
Annex I    Schedule of Maximum Revolving Credit Amounts and Elected Commitments
Annex II    Schedule of LC Commitments
Exhibit A    Form of Promissory Note
Exhibit B    Form of Compliance Certificate
Exhibit C    Form of Guaranty and Collateral Agreement
Exhibit D    Form of Assignment and Assumption
Exhibit E    Form of Borrowing Request
Exhibit F    Form of Interest Election Request
Exhibit G    Form of Reserve Report Certificate
Exhibit H    Form of Solvency Certificate
Exhibit I-1    Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2    Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3    Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That
Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4    Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That
Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J    Form of Prepayment/Cancellation Notice
Exhibit K    Form of Elected Commitment Increase Agreement
Exhibit L    Form of Additional Lender Agreement
Exhibit M    Form of Subordinated Intercompany Note

Schedule 1.02(a)    Existing Letters of Credit
Schedule 1.02(b)    Permitted Holders
Schedule 1.02(c)    Specified Swap Agreements
Schedule 7.05    Litigation
Schedule 7.14    Subsidiaries and Partnerships; Location of Businesses and Offices
Schedule 7.18    Gas Imbalances
Schedule 7.19    Marketing Contracts
Schedule 7.20    Swap Agreements
Schedule 7.25    Deposit Accounts
Schedule 7.26    Mortgage Jurisdictions
Schedule 8.20    Post-Closing Covenants
Schedule 9.03    Closing Date Liens
Schedule 9.05    Closing Date Investments
Schedule 9.13    Closing Date Affiliate Transaction
Schedule 12.01    Notice Addresses

v

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 14, 2021, is among Gulfport Energy Operating Corporation, a Delaware corporation (the “Borrower”); Gulfport Energy Corporation, a Delaware corporation (“Holdings”); each of the Lenders from time to time party hereto; and JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.WHEREAS, The Bank of Nova Scotia, in its capacity as administrative agent for the lenders thereunder (in such capacity, the “Existing Administrative Agent”) and as the issuing bank in respect of letters of credit issued thereunder (in such capacity, the “Existing Issuing Bank”), and other financial institutions named and defined therein as lenders (the “Existing Lenders” and each an “Existing Lender”) entered into that certain Second Amended and Restated Credit Agreement, dated as of May 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Existing Credit Agreement”), which provided for a term loan in the amount of $180,000,000 and a revolving credit facility offering loans in a maximum principal amount at any one time outstanding of $1,320,000,000 or such lesser amount as therein provided (collectively, the “Existing Facilities”).
B.WHEREAS, pursuant to the terms of that certain Assignment of Secured Indebtedness and Authorization to Assign Liens dated as of the date hereof, by and among the Borrower, the Existing Lenders, the Existing Administrative Agent, the Existing Issuing Bank, the Lenders, the Administrative Agent and the other parties thereto (the “Assignment of Secured Indebtedness”), the Existing Lenders have sold and assigned, and the Lenders have purchased and assumed, all of the outstanding loans and credit extensions outstanding under the Existing Credit Agreement, together with the benefit of all of the related security documents and liens, as more particularly set forth therein, and have authorized the Existing Administrative Agent to assign and transfer all of the Liens securing obligations under the Existing Credit Agreement to the Administrative Agent; and
C.WHEREAS, (a) the Borrower has requested that loans outstanding under the Existing Facilities shall, on the Effective Date of this Agreement, be continued, amended, renewed, restated and converted into revolving Loans under this Agreement (but shall not be deemed to be repaid or terminated), all letters of credit issued and outstanding under the Existing Credit Agreement shall be Letters of Credit hereunder and all Liens securing loans and other obligations of the Borrower and the Guarantors pursuant to the Existing Facilities shall be continued and renewed and shall remain in full force and effect to secure the Secured Obligations, (b) the Borrower has requested that the Lenders extend credit in the form of Loans made available to the Borrower and at any time and from time to time after the Effective Date not to exceed their respective Revolving Credit Commitments, and (c) the Borrower has requested that the Issuing Banks issue Letters of Credit at any time and from time to time prior to the LC Maturity Date, in an aggregate stated amount at any time outstanding not in excess of the LC Commitment.

D.WHEREAS, the Revolving Credit Commitment of each Lender shall be as set forth opposite such Lender’s name on Annex I attached hereto.
E.NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained herein and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE I

Definitions and Accounting Matters
Section 1.01Terms Defined Above. As used in this Agreement, each capitalized term defined above has the meaning indicated above.
Section 1.02Certain Defined Terms. As used in this Agreement, the following capitalized and other terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Hedge Transactions” means (i) (A) swap transactions covering identical volumes of natural gas and identical months with strike prices at the relevant Strip Price at the time of the transaction, (B) deferred premium purchased puts for volumes of natural gas with a strike price not less than 15% below the relevant Strip Price at the time of the transaction or (C) collars (other than “three-way collars”) covering identical volumes of natural gas and identical months with strike prices establishing a floor no lower than 15% below the relevant Strip Price at the time of the transaction and (ii) any other swap transactions constituting swaps or two-way collars having swapped price floors reasonably acceptable to the Administrative Agent, including, for the avoidance of doubt, all Swap Agreements in existence as of the Effective Date and any novations thereof on or after the Effective Date or restructurings thereof that do not increase the Borrower’s net economic exposure to the relevant commodity; provided that three-way collars shall not constitute Acceptable Hedge Transactions.
“Account Control Agreement” means, as to any Deposit Account, Commodity Account or Securities Account of any Credit Party (in each case, other than an Excluded Account), an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent among such Credit Party owning such Deposit Account, Commodity Account or Securities Account, the Administrative Agent and, as applicable, the depositary bank, commodity intermediary, securities intermediary, securities broker or any other Person with respect thereto, which agreement or agreements shall provide a first-priority perfected Lien (subject to Excepted Liens of the type described in clause (e) of the definition thereof) in favor of the Administrative Agent for the benefit of the Lenders in such Deposit Account, Commodity Account or Securities Account.
“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto, or agencies with similar functions).
“Acquisition Hedges” has the meaning assigned to such term in Section 9.16(a)(ii).

“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).
“Additional Lender Agreement” has the meaning given to such term in Section 2.06(c)(ii)(G).
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted ~~LIBO~~Term SOFR Rate” means, ~~with respect to any Eurodollar Borrowing~~ for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~ equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” has the meaning assigned to such term in the preamble.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance Payment Contract” means any contract whereby any Credit Party either receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward the purchase price of Hydrocarbons produced or to be produced from Hydrocarbon Interests owned by any Credit Party and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Loans” has the meaning assigned to such term in Section 5.05.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Solely for purposes of this definition, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other governing body of a Person (other than as a limited partner of such Person) will be deemed to “control” such other Person.
“Agent Parties” has the meaning assigned to such term in Section 12.01(d).
“Aggregate Elected Commitment Amounts” at any time shall equal the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06. As of the Effective Date, the Aggregate Elected Commitment Amounts are $700,000,000.
“Aggregate LC Commitment” at any time means $175,000,000. The Aggregate LC Commitment may be reduced in accordance with Section 2.08(k).
“Aggregate Maximum Revolving Credit Amounts” as of any date of determination, shall equal the sum of all of the Lenders’ Maximum Revolving Credit Amounts, as the same may be reduced, increased or terminated pursuant to Section 2.06. As of the Effective Date, the Aggregate Maximum Revolving Credit Amounts of all of the Lenders is $1,500,000,000.
“Aggregate Revolving Credit Commitment” means, on any date of determination, the aggregate amount of the Revolving Credit Commitments.
“Agreement” means this Third Amended and Restated Credit Agreement, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted ~~LIBO~~Term SOFR Rate for a one month Interest Period ~~beginning on such day (or if such day is not a~~as published two U.S. Government Securities Business Day~~, the immediately preceding Business Day)~~ prior to such day plus 1%; provided that, for the purpose of this definition, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one-month Interest Period, the Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m., London time,~~5:00 a.m. Chicago time on such day (or ~~the immediately preceding Business Day if such day is not a Business Day~~any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding anything in this definition to the contrary, the ~~“~~Alternate Base Rate~~” shall be deemed not to~~ as determined pursuant to the foregoing would be less than one percent (1.0%) ~~at any time~~, such rate shall be deemed to be one percent (1.0%) for purposes of this Agreement.
“Ancillary Document” has the meaning assigned to such term in Section 12.06(d).
“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, the Borrower, the Borrower’s Subsidiaries or any other Credit Party or its Subsidiaries from time to time concerning or relating to anti-money laundering.
“Annualized EBITDAX” means, for the purposes of calculating EBITDAX for each Reference Period ending on or before March 31, 2022, the Borrower’s actual EBITDAX for such

Reference Period multiplied by the factor determined for such Reference Period in accordance with the table below:

Reference Period	Factor
The one-quarter period ending on September 30, 2021	4
The two-quarter period ending on December 31, 2021	2
The three-quarter period ending on March 31, 2022	4/3

“Anti-Corruption Laws” means all laws, rules, and regulations of the United States or any other jurisdiction applicable to the Borrower, the Borrower’s Subsidiaries or any other Credit Party or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means, for any day, with respect to any ABR Loan ~~or Eurodollar~~, Term Benchmark Loan or RFR Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	≤25.0%	>25.0% ≤50.0%	>50.0% ≤ 75.0%	>75.0% ≤90.0%	>90.0%
ABR Loans	1.75%	2.00%	2.25%	2.50%	2.75%
~~EurodollarTerm Benchmark Loans and RFR Loans~~	2.75%	3.00%	3.25%	3.50%	3.75%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

Each change in the Applicable Margin for Loans shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change, provided, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then until delivery of such Reserve Report, the “Applicable Margin” with respect to Loans shall mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.
“Applicable Percentage” means, with respect to any Lender, at any time, the fraction expressed as a percentage obtained by dividing (a) the sum of such Lender’s Revolving Credit Commitment, if any, by (b) the Aggregate Revolving Credit Commitments; provided that for purposes of this definition, if the Revolving Credit Commitments are terminated pursuant to this Agreement, then each Lender’s Revolving Credit Commitment and the Aggregate Revolving Credit Commitments shall be the amounts thereof immediately prior to giving effect to any such termination of such Revolving Credit Commitments. The Applicable Percentages of the Lenders as of the Effective Date are set forth on Annex I.
“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, including with respect to any Swap Obligations existing as of the Effective Date, (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher (or such counterparty’s obligations under any Swap Agreement have been guaranteed by an entity with such ratings), (c) any Existing Lender (or any Affiliate thereof) that is not a Lender, with respect to any Swap Obligations existing as of the Effective Date and, in each case, any and all successors thereto and (d) any other Secured Swap Party that is not described in the foregoing clause (a) through (c).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Petroleum Engineers” means (a) Cawley, Gillespie & Associates, Inc., (b) Netherland, Sewell & Associates, Inc., (c) Ryder Scott Company Petroleum Consultants, L.P., and (d) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.
“Arrangers” means JPMorgan Chase Bank, N.A., Citizens Bank, N.A, Fifth Third Bank National Association, KeyBanc Capital Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd., Truist Securities, Inc., and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint bookrunner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.
“Assignment of Secured Indebtedness” has the meaning assigned to such term in Recital B.
“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
“Available Free Cash Flow” means, as of any time of calculation thereof, the amount equal to: (a) Free Cash Flow as of the last day of the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b), minus (b) the sum of the aggregate amount of Investments made under Section 9.05(g), (i), (k), (l), minus (c) the sum of the aggregate amount of Restricted Payments made under Section 9.04(a)(iv)-(~~vii~~viii) that, in the case of clauses (b) and (c), have been made in cash since the first day of the applicable Measurement Period through and including the time of calculation and were not financed with the proceeds of any substantially concurrent (with sixty (60) days being deemed substantially concurrent) (x) issuance of Equity Interests or (y) incurrence of long-term Debt for borrowed money permitted by the Loan Documents (other than the proceeds of a Borrowing or LC Disbursement).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e) of Section 3.03.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Price Deck” means the Administrative Agent’s “base case” forward curve for oil, natural gas and other Hydrocarbons as of the most recent Proposed Borrowing Base Notice and furnished to the Borrower.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bankruptcy Exit Date” means May 17, 2021.
“Benchmark” means, initially, ~~the LIBO~~with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its~~and the related Benchmark Replacement Date have occurred with respect to the ~~LIBO~~Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 3.03.

~~“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:~~
~~(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(3)~~    “Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~
If the Benchmark Replacement as determined pursuant to ~~clause (1), (2) or (3)~~the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~
, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental~~

~~Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time~~;~~.
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent ~~reasonably~~ decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent ~~reasonably~~, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the ~~earliest~~earlier to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (~~c~~3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~.
~~(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.03(c); or~~
~~(4)    in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Majority Lenders.~~
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in a substantially similar form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and the Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning assigned to such term in the preamble.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.13(c).
“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceed the Borrowing Base then in effect. The amount of any Borrowing Base Deficiency is the amount by which the total Revolving Credit Exposures exceed the Borrowing Base then in effect.
“Borrowing Base Properties” means the proved Oil and Gas Properties of the Borrower and its Restricted Subsidiaries included in the most recently delivered Reserve Report hereunder.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures, and the denominator of which is the lesser of (a) the Borrowing Base in effect on such day and (b) the Aggregate Elected Commitment Amounts in effect on such day.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 in substantially the form of Exhibit E.
“Business Day” means ~~any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.~~, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, Chicago or Houston, Texas; provided that, (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only an U.S. Government Securities Business Day and (b) in relation to any interest rate setting with respect to Term Benchmark Loans, any such day that is only an U.S. Government Securities Business Day.
“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder, provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to Section 8.01.
“Capital Lease Obligations” shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized, if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, any state, territory or commonwealth of the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) deposit accounts or deposits maturing within one year from the date of acquisition thereof with, including certificates of deposit, time deposits, ~~Eurodollar~~eurodollar time deposits or overnight bank deposits having maturities of twelve (12) months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 12 months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; or (e) money market or other mutual funds substantially all of whose assets comprise securities of the type described in clauses (a) through (d) above.
“Cash Management Agreement” means any agreement to provide cash management services, including, but not limited to, treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management services.
“Cash Receipts” means all cash received by or on behalf of any Credit Party or any of the Restricted Subsidiaries, including without limitation: (a) any amounts payable under or in connection with any Oil and Gas Properties; (b) cash representing operating revenue earned or to be earned by any Credit Party or any of the Restricted Subsidiaries; (c) proceeds from Loans; and (d) any other cash received by any Credit Party or any of the Restricted Subsidiaries from whatever source (including, without limitation, amounts received in respect of the Liquidation of any Swap Agreement).
“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Credit Parties or the Restricted Subsidiaries.
“Change in Control” means the occurrence of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests so that such Person or group owns thirty-five percent (35%) or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings, (b) Holdings shall cease to own and control directly or indirectly one hundred percent (100%) of the Equity Interests of the Borrower, (c) the Borrower shall cease to own and control directly or indirectly one hundred percent (100%) of the Equity Interests of any Guarantor, except pursuant to a transaction permitted by Section 9.10 or Section 9.11, (d) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the members of the board of directors of Holdings or (ii) appointed by directors so nominated, appointed or approved, or (e) any “change in control” under any documents governing any Material Debt.
“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith (whether or not having the force of law) or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated, issued or implemented.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collateral” is a collective reference to “Collateral” as defined in the Guaranty and Collateral Agreement, “Mortgaged Properties” as defined in each Mortgage and all other collateral as provided for pursuant to any other Security Instrument. For the avoidance of doubt, Excluded Assets shall not be Collateral.
“Commitment Fee Rate” has the meaning assigned to such term in the definition of Applicable Margin.
“Commodity Account” has the meaning assigned to such term in the UCC.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and any regulations promulgated thereunder.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Income” means with respect to the Borrower and its Consolidated Restricted Subsidiaries, for any period, the net income (or loss) of the Borrower and its Consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from such net income (to the extent otherwise included therein) the following (without duplication): (a) the income of any Person that is not a Subsidiary of the Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Borrower or any of its Consolidated Restricted Subsidiaries by such Person in such period; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument, or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited; (c) the net income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Consolidated Restricted Subsidiaries, (d) any after-tax effect of any extraordinary, non-recurring or unusual items (including gains or losses and all fees and expenses relating thereto) for such period; (e) any non-cash gains, losses, or adjustments under FASB ASC Topic 815 as a result of changes in the fair market value of derivatives; (f) any gains or losses attributable to write-ups or write-downs of assets, including ceiling test write-downs; (g) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period to the extent included in Consolidated Net Income; and (h) any net after tax effect on income (loss) from Dispositions (other than Hydrocarbons produced in the ordinary course of business) or Liquidations of Swap Agreements (other than such Liquidations as required pursuant to Section 9.16(a)(ii), Section 9.16(b) or Section 9.16(c)).

“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.
“Consolidated Subsidiary” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which are (or should be) consolidated with the financial statements of the Borrower in accordance with GAAP.
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.
“Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(A)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(B)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(C)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 12.25(a).
“Credit Bid” means an offer submitted by the Administrative Agent (on behalf of the Lenders), based upon the instruction of the Majority Lenders, to acquire the Property or Equity Interests of the Borrower or any Guarantor or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by the Administrative Agent, based upon the instruction of the Majority Lenders) of the claims and Secured Obligations under this Agreement and other Loan Documents.
“Credit Parties” means collectively the Borrower and each other Guarantor.
“Current Assets” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Consolidated Restricted Subsidiaries at such date, plus the unused Aggregate Revolving Credit Commitment, but excluding (a) all non-cash assets under FASB ASC Topic 815 and (b) current assets representing prepaid expenses as a result of one or more LC Disbursements made to the beneficiaries thereof in connection with the Midstream Dispute.

“Current Liabilities” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Consolidated Restricted Subsidiaries on such date, but excluding (a) all non-cash obligations under FASB ASC Topic 815, (b) the current portion (if any) of the Loans under this Agreement and the current portion (if any) of the Senior Unsecured 2026 Notes and (c) accounts payable in connection with the Midstream Dispute prior to the time that either (x) (1) the Bankruptcy Court or another court of competent jurisdiction shall have entered one or more Final Orders providing a resolution with respect to the Midstream Dispute or (2) the parties to the Midstream Dispute achieve a consensual resolution or (y) if the Midstream Dispute is a negotiation, such negotiation is resolved or terminated.
“Current Ratio” means, with respect to the Borrower and its Consolidated Restricted Subsidiaries, as of any date of determination, the ratio of (a) Current Assets as of such date to (b) Current Liabilities as of such date.
“Daily Simple SOFR” means, for any day~~,~~  (a “SOFR~~, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~ Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, loan agreements, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable, accrued expenses, liabilities or other obligations of such Person, in each such case to pay the deferred purchase price of Property or services (other than (i) accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business and (ii) accounts payable incurred in the ordinary course of business which are either (A) not overdue by more than 60 days or (B) being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all Capital Lease Obligations and Purchase Money Obligations; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; provided that the amount of Debt for purposes of this clause (f) shall be an amount equal to the lesser of the unpaid principal amount of such Debt and the fair market value of the encumbered Property; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or with respect to which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt of others; (i) obligations to deliver commodities, goods or services, including, without limitation,

Hydrocarbons, in consideration of one or more Advance Payments, other than gas balancing arrangements, take or pay arrangements for the gathering, processing or transportation of production, or other similar arrangements, in each case in the ordinary course of business (but only to the extent of such Advance Payments); (j) [reserved]; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock of such Person; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. For avoidance of doubt, Debt does not include Wexford ULC Obligations.
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Dedication” means an acreage dedication, wellbore dedication, unit dedication or other dedication of Oil and Gas Properties or other similar conveyance of an interest in real property which establishes or purports to establish a covenant running with the land or its equivalent under the applicable law of the relevant jurisdiction.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Lender Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after request by a Lender Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or whose Lender Parent has, become the subject of a Bankruptcy Event or a Bail-In Action.
“Deficiency Notification Date” has the meaning assigned to such term in Section 3.04(c)(ii).
“Deposit Account” has the meaning assigned to such term in the UCC.

“Disinterested Director” shall mean, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.
“Disposition” means any conveyance, sale, lease, sale and leaseback, assignment (other than assignments intended to convey a Lien), farm-out, transfer, investment, contribution or other disposition of any Property, and including, for the avoidance of doubt, any Casualty Event. “Dispose” has a correlative meaning thereto.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable (other than customary offers to purchase upon (i) a “change in control,” that is subject to the prior Payment in Full or (ii) asset sale or other Disposition that is subject to the prior Payment in Full or to the extent the terms of such Equity Interests provide that such Equity Interests shall not be required to be repurchased or redeemed until the Maturity Date has occurred or such repurchase or redemption is otherwise permitted by this Agreement) for any consideration other than other Equity Interests (that would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in the case of each of the foregoing, on or prior to the date that is 180 days after the earlier of (a) the Maturity Date as in effect on the date of determination and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Revolving Credit Commitments are terminated. The Preferred Equity shall not constitute Disqualified Capital Stock as of the Effective Date.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary (whether a Restricted Subsidiary or an Unrestricted Subsidiary) that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
~~“Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~
~~(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EBITDAX” means, for any period, on a consolidated basis for the Borrower and its Consolidated Restricted Subsidiaries, (a) Consolidated Net Income for such period plus, (b) to the extent reducing (and not excluded from) Consolidated Net Income, without duplication: (i) Interest Expense, (ii) income or franchise Taxes, (iii) depreciation, depletion, amortization for such period, (iv) exploration expenses (to the extent the Borrower adopts the successful efforts method of accounting); (v) extraordinary or non-recurring charges and losses (or minus any extraordinary or non-recurring gains), (vi) other non-cash charges reducing Consolidated Net Income but excluding any such non-cash charge (other than non-cash charges and expenses arising from midstream contracts which the Borrower filed a motion to reject with the Bankruptcy Court) to the extent that it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period; provided that with respect to any non-cash charges and expenses arising from any such midstream contracts, the cash payment in respect thereof in such future period shall be subtracted from EBITDAX, (vii) fees, costs and expenses incurred with regard to negotiation, execution and delivery of this Agreement and the other Loan Documents, including any amendments thereto in any four fiscal quarter period, (viii) to the extent actually reimbursed by insurance, expenses with respect to liability on casualty events or business interruption and (ix) all reasonable transaction expenses related to Dispositions and acquisitions of assets, investments and debt and equity offerings by any Credit Party (in each case whether or not successful, provided that expenses related to unsuccessful Dispositions shall be limited to $3,000,000 in the aggregate for the period from the Effective Date to the Maturity Date); minus (c)  all non-cash gains to the extent included in the calculation of Consolidated Net Income and increasing Consolidated Net Income for such period (excluding any such non cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash gain in any prior period). For the purposes of calculating EBITDAX for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”), (i) if during such Reference Period, the Borrower or any Consolidated Restricted Subsidiary shall have made any Material Disposition, EBITDAX for such Reference Period shall be reduced by an amount equal to the EBITDAX (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDAX (if negative) attributable thereto for such Reference Period, (ii) if during such Reference Period, the Borrower or any Consolidated Restricted Subsidiary shall have made a Material Acquisition, EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and (iii) if during such Reference Period a Consolidated Subsidiary shall be redesignated as either a Consolidated Unrestricted Subsidiary or a Consolidated Restricted Subsidiary, EBITDAX shall be calculated after giving pro forma effect to such redesignation, as if such redesignation had occurred on the first day of such Reference Period.
EBITDAX shall be calculated for each four-fiscal quarter period using the EBITDAX for the four most recently ended fiscal quarters (or with respect to fiscal quarters ending on or before March 31, 2022, Annualized EBITDAX).
“EDGAR” means the Electronic Data Gathering Analysis and Retrieval system operated by the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).
“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Elected Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Commitment Amounts pursuant to Section 2.06(b) or (c).
“Elected Commitment Increase Agreement” has the meaning given to such term in Section 2.06(c)(ii)(F).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Enforcement Action” means any action to enforce any Secured Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of account debtors, setoff or recoupment, Credit Bid, action in a Credit Party’s Insolvency Proceeding or otherwise).
“Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to human health and safety (to the extent relating to exposure to Hazardous Materials), the protection of the environment or the preservation or reclamation of natural resources, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and the Hazardous Materials Transportation Act, as amended, and comparable state laws.
“Environmental Permit” means any permit, registration, certificate, license, approval, consent, exemption, waiver, variance, or other authorization of a Governmental Authority required under applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Credit Parties would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Sections 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, Section 414 of the Code.
“ERISA Event” means (a) a reportable event described in Section 4043(c) of ERISA and the regulations issued thereunder with respect to which the reporting requirement has not been waived by applicable regulations, (b) the withdrawal of the Credit Parties or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt by the Credit Parties or any ERISA Affiliate of a notice of withdrawal liability pursuant to Section 4202 of ERISA with respect to any Multiemployer Plan or the receipt by a Credit Party or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (f) the failure of a Plan to meet the minimum funding standards under Section 412 of the Code or Section 302(c) of ERISA (determined without regard to Section 412(c) of the Code or Section 302(c) of ERISA), (g) the failure of a Plan to satisfy the requirements of Section 401(a)(29) of the Code, Section 436 of the Code or Section 206(g) of ERISA, (h) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Plan, (i) any other event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or (j) any Credit Party engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Benefit Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~
“Event of Default” has the meaning assigned to such term in Section 10.01.
“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not more than 30 days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, royalty agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not more than 30 days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not (x) materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Credit Parties or the Restricted Subsidiaries or (y) materially impair the value of any material Property subject thereto, excluding, for purposes of this clause (y), any transactions permitted under Sections 9.05, 9.09 or 9.11 of this Agreement; (e) Liens arising solely by virtue of any statutory or common law provision or customary deposit account terms (pursuant to a depository institution’s standard documentation that is provided to its customers generally or pursuant to Account Control Agreements) relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board and no such deposit account is intended by the Credit Parties or the Restricted Subsidiaries to provide collateral to the depository institution; (f) easements, rights of way, restrictions, servitudes, permits, restrictive covenants, exceptions or reservations in any Property of the Credit Parties or the Restricted Subsidiaries (including for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, zoning restrictions, rights of way, facilities and equipment, and Liens related to surface leases and surface operations) that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Credit Parties or the Restricted Subsidiaries or materially impair the value of any material Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens on any Property, including Oil and Gas Property, not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements and similar agreements (1) limiting the transfer of properties and assets pending consummation of the subject transaction or (2) in respect of earnest money deposits, good faith deposits, purchase price adjustment escrows and similar deposits and escrow arrangements made or established thereunder; (j) Liens arising from precautionary Uniform Commercial Code financing statement filings covering Property under true leases entered into in the ordinary course of business covering only the Property under lease; (k) Liens to secure plugging and abandonment obligations; and (l) Liens encumbering insurance policies and the proceeds thereof securing the financing of insurance premiums; provided, further Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced; provided further, (x) no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of any Excepted Liens and (y) in no event shall “Excepted Liens” secure Debt for borrowed money and (z) Dedications shall not be “Excepted Liens”.
“Excess Cash” means, as of any date of determination, cash and Cash Equivalents of Holdings, the Borrower or any Restricted Subsidiary other than (a) any cash allocated for, reserved or otherwise set aside to pay royalty obligations, working interest obligations, vendor payments, suspense payments, production payments, similar payments as are customary in the oil and gas industry, severance and ad valorem Taxes, payroll, payroll Taxes, other Taxes, and employee wage and benefit payment obligations of Holdings, the Borrower or any Restricted Subsidiary then due and owing as of such date (or to be due and owing within five (5) Business Days of such date) and for which Holdings, the Borrower or such Restricted Subsidiary either (x) has issued checks or has initiated wires or ACH transfers or (y) reasonably anticipates in good faith that it will issue checks or initiate wires or ACH transfers within five (5) business days of such date, (b) any cash allocated for, reserved or otherwise set aside to pay other amounts (other than obligations described in clause (a) above) permitted to be paid by Holdings, the Borrower or its Restricted Subsidiaries in accordance with this Agreement and the other Loan Documents then due and owing as of such date (or to be due and owing within five (5) Business Days of such date) to Persons who (x) are not Affiliates of the Credit Parties or (y) are holders under any Permitted Debt (solely with respect to interest payments under such Permitted Debt) and, in each case for which obligations Holdings, the Borrower or any Restricted Subsidiary has (i) issued checks or has initiated wires or ACH transfers or (ii) reasonably anticipates in good faith that it will issue checks and initiate wires or ACH transfers within five (5) Business Days of such date, (c) any cash of Holdings, the Borrower or any Restricted Subsidiary constituting pledges and/or deposits securing any binding and enforceable purchase and sale agreement with any Persons who are not Affiliates of the Credit Parties, in each case to the extent permitted by this Agreement, (d) cash deposited with an Issuing Bank to cash collateralize Letters of Credit, (e) any amounts in an Excluded Account that is an Excluded Account solely because in the aggregate all such Excluded Accounts do not have a balance greater than $5,000,000 and (f) any proceeds of a Borrowing used (i) to fund the purchase price or deposits of any acquisition not prohibited under this Agreement or (ii) to make debt payments not prohibited under this Agreement, in each case to the extent the Borrower has provided notice to the Administrative Agent of such purpose on or prior to the date of such Borrowing, provided that, in the case of this clause (f), such proceeds shall only constitute Excluded Cash from the date of such Borrowing through and including the second Business Day after such Borrowing.
“Excess Cash Threshold” means, as of the date of any determination, the amount that is equal to $45,000,000.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Accounts” means, with respect to the Credit Parties or any Restricted Subsidiary, each Deposit Account designated on Schedule 7.25 (as the same may be supplemented by the Borrower from time to time upon delivery of a written supplement to the Administrative Agent) as an “Excluded Account” and that is not subject to an Account Control Agreement, to the extent constituting (a) accounts exclusively used for payroll, payroll taxes or other employee wage and benefit payments, (b) accounts exclusively holding assets subject to an escrow or purchase price adjustment mechanism, (c) segregated accounts, the balance of which consists exclusively of funds due and owing to unaffiliated third parties in connection with royalty payment obligations owed to such third parties, or working interest payments received from unaffiliated third parties, solely to the extent such amounts constitute property of such third party held in trust, and (d) accounts having balances not greater than $5,000,000 in the aggregate for all such accounts.
“Excluded Assets” shall mean:
(a)    any fee owned real property and any leasehold rights and interests in real property (other than Oil and Gas Properties);
(b)    motor vehicles (and other assets covered by certificates of title or ownership), in each case, except to the extent the security interest in such assets can be perfected by the filing of an “all assets” Uniform Commercial Code financing statement;
(c)    those assets over which the granting of security interests in such assets would be prohibited by any contract, applicable law or regulation but only to the extent and for so long as a grant of a security interest therein in favor of the Administrative Agent would (x) violate or invalidate such contract, cause the acceleration or the termination thereof or create a right of termination in favor of any other party thereto (other than the Borrower or any of its Subsidiaries) or (y) violate such applicable law or regulation, other than to the extent such prohibition is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition;
(d)    particular assets if reasonably agreed by the Administrative Agent and the Borrower, the cost of creating a pledge or security interest in such assets exceed the practical benefits to be obtained by the Lenders therefrom; and
(e)     except as provided in Section 8.14, any assets located outside the United States to the extent that such assets require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets under such non-U.S. jurisdiction, including any intellectual property registered in any non-U.S. jurisdiction;
provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (d) (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (a) through (d)).
“Excluded Subsidiary” means any direct or indirect subsidiary of any Credit Party that (a) is an Unrestricted Subsidiary, (b) is Grizzly Oil Sands, (c) is not a Wholly-Owned Subsidiary or (d) is an Immaterial Subsidiary.
“Excluded Swap Obligation” has the meaning assigned to such term in the Guaranty and Collateral Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit, or Revolving Credit Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04(b)), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office (c) any Taxes attributable to a Recipient’s failure to comply with Section 5.03(e) and (d) any Taxes imposed under FATCA.
“Existing Administrative Agent” has the meaning assigned to such term in Recital A.
“Existing Credit Agreement” has the meaning assigned to such term in Recital A.
“Existing Facilities” has the meaning assigned to such term in Recital A.
“Existing Issuing Bank” has the meaning assigned to such term in Recital A.
“Existing Lenders” has the meaning assigned to such term in Recital A.

“Existing Letters of Credit” means those certain letters of credit as described on Schedule 1.02(a) , as such letters of credit may be amended, renewed or extended from time to time.
“Existing Loan Documents” means the “Loan Documents” as defined in the Existing Credit Agreement.
“Existing Mortgages” means each of those certain mortgages and deeds of trust, fixture filings, assignments of as-extracted collateral, security agreements and financing statements executed and delivered by a Credit Party or a subsidiary of the Borrower, as the “grantor” or “mortgagor,” for the benefit of the Existing Administrative Agent, as amended, amended and restated, supplemented and modified prior to the date hereof, and recorded in the office designated for the filing of a record of a mortgage, deed of trust or financing statement in the applicable jurisdictions.
“Extraordinary Expenses” means all costs, expenses or advances that the Administrative Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of a Credit Party, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against the Administrative Agent, any Lender, any Credit Party, any representative of creditors of a Credit Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidance of the Administrative Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or other Secured Obligations, including any lender liability or other claims; (c) the exercise of any rights or remedies of the Administrative Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of Taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Secured Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees of outside counsel, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Credit Party or independent contractors in liquidating any Collateral, and reasonable travel and other expenses.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version to the extent substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
~~“FCA” has the meaning assigned to such term in Section 1.07.~~
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the ~~Federal Reserve Bank of New York’s~~NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

~~“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Fee Letter” means that certain Engagement Letter dated September 10, 2021, among JPMorgan, the Borrower and Holdings.
“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing has been timely taken; or as to which, any appeal that has been taken or any petition for certiorari that has been or may be filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought, or the new trial, reargument, or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order will not preclude such order from being a Final Order.
“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, or treasurer of such Person (or in the case of any Person that is a partnership, of such Person’s general partner). Unless otherwise specified, all references to a Financial Officer herein mean a Financial Officer of the Borrower.
“Financial Statements” means the financial statement or statements of Holdings, the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).
“Floor” means 0.00%, which was the benchmark rate floor provided in this Agreement as of the Effective Date.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary (whether a Restricted Subsidiary or an Unrestricted Subsidiary) that is not a Domestic Subsidiary.
“Free Cash Flow” means, with respect to any time of calculation thereof, the sum of the following as of the last day of the most recently ended Measurement Period for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b): (a) EBITDAX for such Measurement Period, minus (b) the increase (or plus the decrease) in Working Capital for such Measurement Period, minus (c) the sum, without duplication, of the amounts for such Measurement Period of (i) voluntary and scheduled cash repayments of Debt (other than the Loans) which cannot be reborrowed pursuant to the terms of such Debt, (ii) capital expenditures paid in cash, (iii) consolidated interest expense paid in cash, (iv) taxes paid in cash, (v) exploration expenses paid in cash, (vi) plugging and abandonment expenses actually paid in cash, (vii) to the extent not included in the foregoing, all other cash charges that otherwise served to increase EBITDAX for such Measurement Period, except in the case of clauses (c)(i)-(vii) above to the extent such cash was financed with proceeds of any substantially concurrent (with sixty (60) days being deemed substantially concurrent) issuance of Equity Interests or incurrence long-term Debt for borrowing money permitted by the Loan Documents (other than the proceeds of a Borrowing or LC Disbursement).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
“Gas Balancing Agreement” means any agreement or arrangement whereby any Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Hydrocarbon Interests in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies exercising such powers or functions, such as the European Union or the European Central Bank).
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, rules of common law, or other directive or requirement, whether now or hereinafter in effect of any Governmental Authority.
“Grizzly Oil Sands” means Grizzly Oil Sands ULC, a corporation formed under the laws of Alberta, Canada, together with its direct and indirect subsidiaries (if any).
“Guarantor” means Holdings and each Restricted Subsidiary that is a party to the Guaranty and Collateral Agreement as a “Guarantor” and “Grantor” (as such terms are defined in the Guaranty and Collateral Agreement) and guarantees the Secured Obligations pursuant to Existing Loan Documents that have been Assigned pursuant to one or more Security Instrument Assignments, documentation delivered on the Effective Date pursuant to Section 6.01 or documentation delivered after the Effective Date pursuant to Section 8.14(b). For the avoidance of doubt, Grizzly Oil Sands is not a Guarantor under the Existing Loan Documents and shall not be a Guarantor hereunder.
“Guaranty and Collateral Agreement” means the Amended and Restated Guaranty and Collateral Agreement, dated as of the Effective Date and substantially in the form attached hereto as Exhibit C, executed by the Borrower, the Guarantors and the Administrative Agent, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.
“Hazardous Material” means any chemical, material, substance or waste regulated, or as to which liability may be imposed, under any applicable Environmental Law due to its hazardous or dangerous properties or characteristics, including, without limitation: (a) any chemical, compound, material, substance or waste defined as, or included in the definition or meaning of, “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” or “pollutant,” or words of similar meaning or effect, found in any applicable Environmental Law; (b) petroleum hydrocarbons, petroleum products or byproducts, natural gas, and crude oil; and (c) radioactive materials, asbestos containing materials, polychlorinated biphenyls, or radon.
“Highest Lawful Rate” means, with respect to each Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws allow as of the date hereof.

“Holdings” has the meaning assigned to such term in the recitals.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower and the Restricted Subsidiaries, as the context requires.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties of the Credit Parties, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests of the Credit Parties or other properties constituting Oil and Gas Properties of the Credit Parties.
“Immaterial Subsidiary” shall mean any Restricted Subsidiary that is not a Material Subsidiary.
~~“Impacted Interest Period” has the meaning assigned to such term in the definition of LIBO Rate.~~
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 12.03(b).
“Information” has the meaning assigned to such term in Section 12.11.
“Initial Reserve Report” means the Borrower’s internally prepared update effective as of August 1, 2021, to the Borrower’s most recently delivered third-party reserve report, prepared by the Borrower with respect to the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries.
“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States of America, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04 in substantially the form of Exhibit F.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and the Consolidated Restricted Subsidiaries for such period, including (a) to the extent included in interest expense under GAAP, unless otherwise provided in (iii) below: (i) amortization of debt discount, (ii) capitalized interest and (iii) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP and (b) cash dividend payments made by any Credit Party or the Restricted Subsidiaries in respect of any Disqualified Capital Stock; but excluding non-cash gains, losses or adjustments under FASB ASC Topic 815 as a result of changes in the fair market value of derivatives.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December ~~and~~, (b) with respect to any ~~Eurodollar~~RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), and (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any ~~Eurodollar~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month (or, in the case of the initial funding on the Effective Date, such shorter period as the Borrower and the Administrative Agent may mutually agree), three months or six months ~~(or, with the consent of each Lender, twelve months)~~ thereafter, as the Borrower may elect (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment); provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 3.03(~~f~~e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interim Redetermination” has the meaning assigned to such term in Section 2.07(b).
“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).
~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.~~

“Investment” means, for any Person: (a) any direct or indirect acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person; (b) the making of any deposit, advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit, line of business or division of such Person; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other obligations of any other Person and (without duplication) any amount committed to be advanced, lent, or extended to such Person (valued at the lesser of the amount of the Debt that is the subject of such guarantee or contingent obligation and the maximum stated amount of such guarantee or contingent obligation).
“IRS” means the United States Internal Revenue Service.
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
“Issuing Bank” means (a) each of JPMorgan, Citizens Bank, N.A., Fifth Third Bank National Association, MUFG Bank, Ltd., and Wells Fargo Bank, N.A., (b) with respect to Existing Letters of Credit, the Existing Issuing Bank, and (c) any other Lender reasonably acceptable to the Administrative Agent and the Borrower that has agreed in its sole discretion to become an Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.
“JPMorgan” has the meaning assigned to such term in the preamble.
“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s LC Commitment is set forth on Annex II, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a LC Commitment after the Effective Date, the amount set forth for such Issuing Bank as its LC Commitment in the Register maintained by the Administrative Agent. The LC Commitment of any Issuing Bank may be increased or decreased with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) as agreed by the Borrower and such Issuing Bank.
“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC

Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Maturity Date” means the date that is five (5) Business Days prior to the Maturity Date.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender Party” means the Administrative Agent, each Issuing Bank or any Lender.
“Lenders” means the Persons listed on Annex I, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and any Person that shall have become a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement, including the Existing Letters of Credit.
“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with any Issuing Bank relating to any Letter of Credit issued by such Issuing Bank.
~~“LIBOR” has the meaning assigned to such term in Section 1.07.~~
~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.~~
~~“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, restrictive covenants, exceptions or reservations in each case with respect to real property. For the purposes of this Agreement, the Credit Parties and the Restricted Subsidiaries shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Liquidate” means, with respect to any Swap Agreement, (a) the sale, assignment, novation, unwind, termination or other monetization of all or any part of such Swap Agreement or (b) the creation of an offsetting position against all or any part of such Swap Agreement, other than, in each case, solely with respect to Swap Agreements in existence as of the Effective Date, any novations thereof on or after the Effective Date or restructurings thereof that do not increase the Borrower’s net economic exposure to the relevant commodity. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.
“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Assignment of Secured Indebtedness, the Security Instruments, the Fee Letter and any other document, instrument or agreement (other than Secured Swap Agreements or Secured Cash Management Agreements) now or hereafter delivered by or on behalf of a Credit Party under this Agreement.
“Loans” means the Loans made by the Lenders to the Borrower pursuant to this Agreement.
“Majority Lenders” means, at any time while no Loans or LC Exposure are outstanding, Lenders having more than fifty percent (50.0%) of the sum of the Aggregate Maximum Revolving Credit Amounts; and at any time while any Loans or LC Exposure are outstanding, Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that, if at any time there are two or fewer Lenders, then all Lenders shall constitute the Majority Lenders; provided further that the Maximum Revolving Credit Amount and the outstanding principal amount of the Loans of, and the participation interests in Letters of Credit held by, each Defaulting Lender (if any) shall be excluded from the determination of Majority Lenders to the extent set forth in Section 4.04(b)(ii).
“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Borrower and the Consolidated Restricted Subsidiaries in excess of $50,000,000.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Credit Parties, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform their obligations under the Loan Documents (including payment obligations), (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of the Administrative Agent, any Issuing Bank or any Lender under the Loan Documents.
“Material Debt” means any Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Credit Parties and the Restricted Subsidiaries, in an aggregate principal amount exceeding $30,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Credit Parties and the Restricted Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.
“Material Disposition” means any Disposition of Property or series of related Dispositions of Property that yields gross proceeds to the Borrower and the Consolidated Restricted Subsidiaries in excess of $50,000,000.

“Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which any Credit Party is a party or by which any Hydrocarbon Interest owned by any Credit Party is bound, a net gas imbalance to Borrower or any other Credit Party, individually or taken as a whole exceeding one half bcf of gas (stated on an mcf equivalent basis) with respect to the Credit Parties’ Oil and Gas Properties. Gas imbalances will be determined based on written agreements, if any, specifying the method of calculation thereof, or, alternatively, if no such agreements are in existence, gas imbalances will be calculated by multiplying (x) the volume of gas imbalance as of the date of calculation (expressed in thousand cubic feet) by (y) the heating value in BTU’s per thousand cubic feet, times the Henry Hub average daily spot price for the month immediately preceding the date of calculation, adjusted for location differential and transportation costs based on the location where the Hydrocarbon Interests giving rise to the imbalances are located.
“Material Subsidiary” means, as of any date, any Restricted Subsidiary (a) that owns or has an interest in any Property assigned value in the Borrowing Base then in effect, as determined by the Administrative Agent; (b) that has any outstanding Debt for borrowed money or guarantees any Permitted Debt, any Permitted Refinancing Debt or the Debt of any other Person; or (c) that contributed greater than (i) two and a half percent (2.5%) of EBITDAX for the period of four consecutive fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b) or (ii) two and a half percent (2.5%) of Consolidated Total Assets as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b); provided that, if at any time the aggregate amount of EBITDAX or Consolidated Total Assets attributable to all Restricted Subsidiaries that are not Material Subsidiaries exceeds five percent (5.0%) of EBITDAX for any such period or five percent (5.0%) of Consolidated Total Assets as of the last day of any such fiscal quarter, then the Borrower shall (or, in the event the Borrower has failed to do so, the Administrative Agent shall), on the date on which financial statements for such fiscal quarter are delivered pursuant to Section 8.01(a) or Section 8.01(b), designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries” to eliminate any such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.
“Maturity Date” means October 14, 2025.
“Maximum Revolving Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Revolving Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Revolving Credit Amounts pursuant to Section 2.06(b), (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b), or (c) otherwise modified pursuant to the terms of this Agreement (including Section 2.07 hereof).
“Measurement Period” means, (a) with respect to each fiscal quarter ending on September 30, 2021, December 31, 2021, and March 31, 2022, the period commencing on July 1, 2021, and ending on the last day of such fiscal quarter then ended and (b) with respect to any fiscal quarter ending on or after March 31, 2022, the four fiscal quarter period then ended.
“Midstream Dispute” means the motion to reject the negotiated rate firm transportation agreement with Rover Pipeline, LLC, which is currently pending before the U.S. District Court for the Southern District of Texas, Houston Division following the withdrawal of the reference from the Bankruptcy Court under case number Bankruptcy No. 20-35562, Civil Action No. H-21-232.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgage” means each mortgage, deed of trust or any other document creating and evidencing a Lien on real Property and other Property in favor of the Administrative Agent, for the benefit of the Secured Parties, which shall be in form and substance reasonably satisfactory to the Administrative Agent, each as amended or otherwise modified, including pursuant to the Security Instrument Assignments contemplated on the Effective Date.
“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to a Mortgage.
“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) of ERISA to which any Credit Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the six calendar years preceding any relevant date, made or accrued an obligation to make contributions and liability to a Credit Party remains.
“Net Funded Leverage Ratio” means, with respect to the Borrower and its Consolidated Restricted Subsidiaries, as of any date of determination, the ratio of (a) Total Net Funded Debt as of such date to (b) EBITDAX for the period of four consecutive fiscal quarters ending on such date (or in the case of fiscal quarters ending on or before March 31, 2022, Annualized EBITDAX).
“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(d).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, discharge, termination or amendment to any provision of this Agreement or any other Loan Document requested by the Borrower (including any increase, reaffirmation or decrease in the Borrowing Base) that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 2.07 or Section 12.02(b) and (ii) has been approved by the Majority Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means the Revolving Credit Notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“NYFRB” means the Federal Reserve Bank of New York (or any successor thereto).
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the lands pooled or unitized therewith, or the production, sale, purchase, exchange, treatment, processing, handling, storage, transporting or marketing of Hydrocarbons from or attributable to such Hydrocarbon Interests or the lands pooled or unitized therewith; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests or the lands pooled or unitized therewith, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests or the lands pooled or unitized therewith; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests or the lands pooled or unitized therewith and (g) all Properties, rights, titles, interests and estates, real or personal, now owned or hereafter acquired and situated upon, or used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) or the lands pooled or unitized therewith, or with the production, sale, purchase, exchange, treatment, processing, handling, storage, transporting or marketing of Hydrocarbons from or attributable to such Hydrocarbon Interests or the lands pooled or unitized therewith, including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering lines and systems, field gathering systems, salt water disposal facilities, tanks and tank batteries, processing plants, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, facilities, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements, servitudes, licenses and other surface and subsurface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Borrower and the Restricted Subsidiaries.
“Old Borrower” means Gulfport Energy Corporation (as in existence prior to the Bankruptcy Exit Date).
“Ongoing Hedges” has the meaning assigned to such term in Section 9.16(a)(i).
“Organizational Documents” means, with respect to any Person, its charter, certificate or articles of incorporation or formation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person, including any of the foregoing in connection with the Preferred Equity.
~~“Other Benchmark Rate Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~
~~(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~

~~(b) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar borrowings~~eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the ~~Federal Reserve Bank of New York’s~~NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant” has the meaning assigned to such term in Section 12.04(c).
“Participant Register” has the meaning assigned to such term in Section 12.04(c).
“Patriot Act” has the meaning assigned to such term in Section 12.16.
“Payment” has the meaning assigned to such term in Section 11.12(a).
“Payment in Full” means the date of the occurrence of the last to occur of the following events: (i) the expiration or termination of the Revolving Credit Commitments and Aggregate Maximum Revolving Credit Amounts, (ii) the payment in full, in cash, of the outstanding principal of, and accrued and unpaid interest on, all Loans, (iii) the payment in full, in cash, of fees and other Secured Obligations (other than contingent indemnity obligations for which no claim has been made, Secured Cash Management Obligations and other Secured Obligations described in the following clauses (iv) through (vi)), (iv) the expiration or termination or collateralization (in a manner reasonably acceptable to the applicable Issuing Bank) of all outstanding Letters of Credit, (v) the reimbursement by the Borrower of all LC Disbursements, and (vi) either (A) the expiration or termination of all Secured Swap Agreements and the payment of all amounts thereunder to the Secured Swap Parties and written notice from the Borrower to the Administrative Agent that such payment has occurred, or (B) the collateralization or other arrangements having been made satisfactory to the applicable Secured Swap Parties in their respective reasonable discretion and written notice from the Borrower to the Administrative Agent that the such collateralization or other satisfactory arrangements have been made.
“Payment Notice” has the meaning assigned to such term in Section 11.12(b).
“Payment Recipient” has the meaning assigned to such term in Section 11.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Permitted Debt” means Permitted Senior Notes, Senior Unsecured 2026 Notes and any Permitted Refinancing Debt thereof.
“Permitted Holder” means each of the Persons identified on Schedule 1.02(b) and their respective Affiliates (other than Affiliate portfolio companies).
“Permitted Refinancing Debt” means senior or senior subordinated Debt or Debt securities (whether registered or privately placed and whether convertible into Equity Interests or not), in each case whether secured or unsecured, issued or incurred by the Borrower (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, refund, renew, replace or extend all or any portion of any Permitted Debt (the “Refinanced Debt”); provided that (a) [reserved]; (b) such new Debt is in an aggregate principal amount not in excess of the aggregate principal amount then outstanding of the Refinanced Debt, plus an amount necessary to pay accrued and unpaid interest and any fees and expenses, including premiums (and, for the avoidance of doubt, make-whole amounts) related to such exchange, refinancing, refunding, renewal, replacement or extension and original issue discount, related to such new Debt; (c) such new Debt does not have any scheduled principal amortization prior to the date that is 180 days after the Maturity Date as in effect on the date of determination; (d) such new Debt does not mature sooner than the date that is 180 days after the Maturity Date as in effect on the date of determination; (e) no Subsidiary or other Person shall guarantee such new Debt unless such Subsidiary or other Person has guaranteed the Secured Obligations pursuant to the Guaranty and Collateral Agreement; (f) the terms and conditions of such new Debt and any guarantees thereof, taken as a whole, are not materially less favorable to the Borrower and its Restricted Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower in good faith and are not more restrictive, taken as a whole, than those contained in this Agreement and the other Loan Documents or the Refinanced Debt, as reasonably determined by the Borrower in good faith; (g) if such new Debt is senior subordinated Debt, such Debt is expressly subordinate to the Payment in Full on customary terms and conditions; or (h) if the Refinanced Debt is unsecured, such new Debt shall be unsecured.
“Permitted Senior Notes” means any unsecured senior or unsecured senior subordinated Debt securities (whether registered or privately placed and whether convertible into Equity Interests or not) issued or incurred by the Borrower, as issuer, to the extent permitted by Section 9.02(f).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity of whatever nature.
“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, which (a) is currently or during the period of applicability of this Agreement sponsored, maintained or contributed to by a Credit Party or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date of any relevant period, sponsored, maintained or contributed to by a Credit Party or an ERISA Affiliate if liability to a Credit Party remains.
“Platform” has the meaning assigned to such term in Section 12.01(d)(i).
“Preferred Equity” means the shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Borrower, designated pursuant to the Borrower’s Amended and Restated Certificate of Incorporation on the Bankruptcy Exit Date.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Net Leverage Ratio” means, with respect to the Borrower and its Consolidated Restricted Subsidiaries, as of any date of determination, the ratio of (a) Total Net Funded Debt as of such date determined on a pro forma basis after giving effect to any applicable transactions that occurred after the last day of the Borrower’s most recently ended fiscal quarter for which financial statements were delivered, including any transactions to occur on such date, to (b) EBITDAX for the period of four consecutive fiscal quarters most recently ended prior to such date for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b) (or in the case of fiscal quarters ending on or before March 31, 2022, Annualized EBITDAX) determined on a pro forma basis after giving effect to any applicable transactions that occurred after the last day of the Borrower’s most recently ended fiscal quarter for which financial statements were delivered, including any transactions to occur on such date.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Proposed Acquisition” has the meaning assigned to such term in Section 9.16(a)(ii).
“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).
“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).
“proved”, with respect to any Oil and Gas Properties, has the meaning assigned to the term “Proved Reserves” in the Definitions of Oil and Gas Reserves as promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“Proved Reserves” has the meaning assigned to the term “Proved Reserves” in the Definitions of Oil and Gas Reserves (in this paragraph, the “Definitions”) as promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” shall mean any Lender that does not wish to receive material non-public information with respect to the Borrower, any of the other Credit Parties, or their securities for purposes of United States Federal or state securities laws.
“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Debt (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Debt is incurred within 90 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such Person and (ii) the amount of such Debt does not exceed the lesser of one hundred percent (100%) of the fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.
“PV-10” means, on any date of determination, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrower’s and its Restricted Subsidiaries’ collective interests in such reserves during the remaining expected economic lives of such Proved Reserves, calculated in accordance with the Bank Price Deck.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 12.25.
“Qualifying Net Cash Proceeds” means, during the period of sixty (60) days after an offering of Equity Interests (other than Disqualified Capital Stock) of Holdings that does not constitute or result in a Change in Control, the net cash proceeds thereof, minus the aggregate amount of such net cash proceeds utilized during such sixty (60) day period to make any Restricted Payments pursuant to Sections 9.04(a)(iii)(y), Redemptions pursuant to Section 9.04(b)(i)(x)(B) or Investments pursuant to Section 9.05(d)(ii); provided that after such sixty (60) day period, the Qualifying Net Cash Proceeds of such offering shall be deemed to equal $0.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Redemption” means with respect to any Debt, the repurchase, redemption, payment, prepayment, repayment or defeasance or any other acquisition or retirement for value or satisfaction prior to the scheduled maturity thereof in any manner (or the segregation of funds with respect to any of the foregoing) of any such Debt. “Redeem” has the correlative meaning thereto.
“Reference Period” has the meaning assigned to such term in the definition of EBITDAX.
“Reference Time” with respect to any setting of the then-current Benchmark~~,~~  means (~~a~~1) if such Benchmark is ~~LIBO~~the Term SOFR Rate, ~~11:00 a.m. (London~~5:00 a.m. (Chicago time) on the day that is two ~~London banking days~~Business Days preceding the date of such setting, ~~or~~ (~~b~~2) if such Benchmark is ~~not the LIBO Rate~~Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinanced Debt” has the meaning assigned to such term in the definition of Permitted Refinancing Debt.
“Register” has the meaning assigned to such term in Section 12.04(b)(iv).
“Regulation D” means Regulation D of the Federal Reserve Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts), controlling Persons, holders of Equity Interests, partners, members, trustees, managers, administrators and other representatives of such Person and such Person’s Affiliates, and the respective successors and assigns of each of the foregoing.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into or through the environment.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or any successor thereto.
“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (b) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.
“Remedial Work” has the meaning assigned to such term in Section 8.10(a).
“Required Lenders” means, (a) at any time while no Loans or LC Exposure are outstanding, Lenders having at least sixty-six and two-thirds percent (66-⅔%) of the Aggregate Maximum Revolving Credit Amounts; and (b) at any time while any Loans or LC Exposure are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-⅔%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that, if at any time there are no more than two Lenders, then all of the Lenders shall constitute the Required Lenders; provided, further, that the Maximum Revolving Credit Amount and the outstanding principal amount of the Loans of, and the participation interests in Letters of Credit held by, each Defaulting Lender (if any) shall be excluded from the determination of Required Lenders to the extent set forth in Section 4.04(b)(ii).
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each date on or about January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries, together with a projection of the rate of production and future net income, Taxes, operating expenses (including firm transportation costs), capital expenditures and abandonment expenses with respect thereto as of such date, based upon the Strip Price on such date of determination, adjusted for historical basis differential (not including firm transportation costs), quality and gravity, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income Tax expense and depreciation, depletion and amortization; provided that in connection with any Interim Redeterminations of the Borrowing Base pursuant to the last sentence of Section 2.04(b), (i.e., as a result of the Borrower having acquired Oil and Gas Properties with Proved Reserves which are to be Borrowing Base Properties having an aggregate value in excess of 5% of the Borrowing Base in effect immediately prior to such acquisition), the Borrower shall be required, for purposes of updating the Reserve Report, to set forth only such additional Proved Reserves and related information as are the subject of such acquisition.
“Reserve Report Certificate” has the meaning assigned to such term in Section 8.12(c).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, the president, any Financial Officer or any vice president of such Person (or in the case of any Person that is a partnership, of such Person’s general partner). Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests of any Credit Party or any Restricted Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to any Credit Party’s or any Restricted Subsidiary’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such Equity Interests in the Credit Parties or the Restricted Subsidiaries.
“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
~~“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.~~
“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender’s Revolving Credit Commitment shall at any time be the least of (i) such Lender’s Maximum Revolving Credit Amount, (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base and (iii) such Lender’s Elected Commitment.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“S&P” means ~~S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.~~Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“Sale and Leaseback Transaction” means, with respect to any Person, any arrangement, directly or indirectly, whereby such Person shall sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.
“Sanctioned Country” means, at any time, a country, region or territory which is~~, or whose government is,~~ itself the subject or target of any ~~countrywide or territory-wide~~ Sanctions (as of ~~the date of this Agreement~~May 2, 2022, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, ~~Syria,~~ North Korea~~,~~  and ~~the Crimea region of Ukraine~~Syria).

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated or identified Persons maintained by the United States (including by OFAC, the U.S. Department of State, the U.S. Department of Treasury or the U.S. Department of Commerce), the United Nations Security Council, (b) any Person located, operating, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (c) any Person directly or indirectly owned or controlled by any Person described in clauses (a) or (b) hereof.
“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including OFAC, the U.S. Department of State, or the U.S. Department of Commerce (b) the United Nations Security Council; or (c) any other relevant authority of a jurisdiction applicable to the Borrower, the Borrower’s Subsidiaries or any other Credit Party or its Subsidiaries.
“Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b).
“Scheduled Redetermination Date” means the date on which the Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d). To the extent necessary to differentiate, (a) the Schedule Redetermination Date occurring on or about May 1st is sometimes referred to herein as the “Spring Scheduled Redetermination Date” and (b) the Schedule Redetermination Date occurring on or about November 1st is sometimes referred to herein as the “Fall Scheduled Redetermination Date”.
“Scotiabank” means The Bank of Nova Scotia, in its individual capacity.
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Secured Cash Management Agreement” means a Cash Management Agreement between (a) any Credit Party or any Restricted Subsidiary and (b) a Secured Cash Management Provider.
“Secured Cash Management Obligations” means any and all amounts and other obligations owing by any Credit Party or any Restricted Subsidiary to any Secured Cash Management Provider under any Secured Cash Management Agreement.
“Secured Cash Management Provider” means a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent.
“Secured Obligations” means, without duplication, any and all amounts owing or to be owing by the Borrower or any other Credit Party (whether direct or indirect (including those acquired by assumption or novation), absolute or contingent, due or to become due, now existing or hereafter arising): (i) to the Administrative Agent, the Arrangers, any Issuing Bank or any Lender or any Related Party of any of the foregoing under any Loan Document; and all renewals, extensions and/or rearrangements of any of the above, (ii) all Secured Swap Obligations and (iii) all Secured Cash Management Obligations. For the avoidance of doubt, Secured Obligations shall include all (a) principal of and premium, if any, on the Loans, (b) LC Disbursements, LC Exposure, reimbursement obligations (including, without limitation, to reimburse LC Disbursements), obligations to post cash collateral in respect of Letters of Credit and other obligations of the Credit Parties with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by the Credit Parties under Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Credit Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), (d) payments in respect of an early termination of Secured Swap Obligations, (e) erroneous Payment subrogation rights under Section 11.12(c) and (f) other Debts, amounts, fees, expenses, indemnities, costs, obligations and liabilities of any kind owing by Credit Parties pursuant to the Loan Documents, any Secured Swap Agreement or any Secured Cash Management Agreement, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Secured Swap Parties, the Secured Cash Management Providers and for purposes of Section 12.03(b), each Related Party thereof.
“Secured Swap Agreement” means any Swap Agreement between any Credit Party and any Secured Swap Party; provided that with respect to any Secured Swap Party described in clause (c) or (d) of the definition thereof, only the Specified Swap Agreements as amended, novated or otherwise modified from time to time shall be Secured Swap Agreements.
“Secured Swap Obligations” means all amounts and other obligations owing to any Secured Swap Party under any Secured Swap Agreement (other than Excluded Swap Obligations).
“Secured Swap Party” means (a) any Person that entered into a Swap Agreement prior to the time such Person became, or during the time that such Person is or was, a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person subsequently ceases to be a Lender (or an Affiliate of a Lender) for any reason, but only with respect to any transaction under such Swap Agreement entered into by such Person in effect on the date such Person ceases to be a Lender (or an Affiliate of a Lender), (b) any assignee with respect to the Swap Obligations of any Person described in clause (a) above so long as such assignee is a Lender or an Affiliate of a Lender at the time of such assignment, (c) any Person that, only in respect of the transactions under the applicable Specified Swap Agreements, is ABN AMRO BANK N.V. or any Affiliate thereof or was an Existing Lender (other than The Bank of Nova Scotia) or Affiliate thereof but is not a Lender (or Affiliate of a Lender) upon the effectiveness of this Agreement or (d) The Bank of Nova Scotia or any Affiliate thereof, so long as such Person has executed and delivered the Swap Intercreditor Agreement.
“Securities Account” has the meaning assigned to such term in the UCC.
“Security Instruments” means collectively (a) the Guaranty and Collateral Agreement, (b) the Mortgages, (c) each Account Control Agreement, (d) the Security Instrument Assignments and (e) any and all other agreements or instruments now or hereafter executed by the Borrower or any other Credit Party (other than Secured Swap Agreements or Secured Cash Management Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Secured Obligations pursuant to this Agreement) pursuant to Section 8.11 or Section 8.14 in connection with, or as security for the payment or performance of the Secured Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Security Instrument Assignments” means each assignment, amendment or other modification required by the Administrative Agent to evidence (a) the assignment of the Liens in favor of the Existing Administrative Agent to the Administrative Agent, for the benefit of the Secured Parties and (b) the continuation of such Liens as first priority, perfected Liens securing the Secured Obligations.
“Senior Unsecured 2026 Notes” means the senior unsecured notes due 2026 in an aggregate amount not to exceed $550,000,000 and outstanding on the Effective Date.
“SOFR” means~~, with respect to any Business Day,~~  a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the ~~Federal Reserve Bank of New York’s~~NYFRB’s Website ~~(~~or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time~~)~~.
“SOFR Determination Date” has the meaning specified in the definition of Daily Simple SOFR.
“SOFR Rate Day” has the meaning specified in the definition of Daily Simple SOFR.
“Solvency Certificate” means the Solvency Certificate substantially in the form of Exhibit H.
“Solvent” means with respect to any Person, that (a) the aggregate assets of such Person at a fair valuation exceed the aggregate Debt of such Person, (b) such Person has not incurred, and does not intend to incur, and does not believe that they will incur or have incurred Debt beyond their ability to pay such Debt (after taking into account the timing and amounts of cash to be received by such Person and the timing and amounts to be payable on or in respect of such Person’s liabilities) as such Debt becomes absolute and matures, and (c) such Person does not have (and does not have reason to believe such Person will have at any time) unreasonably small capital for the conduct of its business.
“Specified Swap Agreements” means those Swap Agreements listed on Schedule 1.02(c), as such Swap Agreements may be amended, novated or otherwise modified from time to time solely to the extent of transactions arising under such Swap Agreements that were in existence on the Effective Date.
~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any~~

~~comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“Strip Price” means, as of any date, (a) for the 60-month period commencing with the month in which such date occurs, as quoted on the New York Mercantile Exchange (the “NYMEX”) and published in a nationally recognized publication for such pricing reasonably acceptable to the Administrative Agent (as such prices may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations), the corresponding monthly quoted futures contract price for months 0–60 and (b) for periods after such 60 month period, the average corresponding monthly quoted futures contract price for months 49–60; provided, however, in the event that the NYMEX no longer provides futures contract price quotes for 60 month periods, the longest period of quotes of less than 60 months shall be used to determine the strip period and held constant thereafter based on the average of contract prices for the last twelve months of such period, and, if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Administrative Agent shall designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX herein which in the Administrative Agent’s reasonable opinion is the most comparable exchange to the NYMEX at such time.
“Subordinated Intercompany Note” shall mean the Subordinated Intercompany Note, substantially in the form of Exhibit M.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person (a) of which Equity Interests representing more than 50% of the ordinary voting power for the election of the board of directors (or equivalent governing body) (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, in each case, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of the Borrower.
“Subsidiary Guarantor” means each Restricted Subsidiary of the Borrower that is a Guarantor.
“Supported QFC” has the meaning assigned to it in Section 12.25.
“Swap Agreement” means any transaction or agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, emissions reduction, carbon sequestration or other environmental protection credits, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that none of (i) phantom stock nor similar plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Credit Parties or the Restricted Subsidiaries nor (ii) the issuance of preferred stock or the issuance of Equity Interests upon conversion of any preferred stock nor (iii) capped call nor call spread arrangements entered into in connection with convertible notes otherwise permitted to be issued hereunder nor (iv) deferred purchase price or purchase price adjustment arrangements entered into in connection with any acquisition permitted hereunder shall be a Swap Agreement. Notwithstanding the foregoing, ‘Swap Agreement’ shall not include any agreement or obligation to sell, at an index-based price, any commodity that is intended to be physically settled and is entered into in the ordinary course as part of the Borrower’s or its Restricted Subsidiaries’ marketing business.
“Swap Intercreditor Agreement” means that certain Swap Intercreditor Agreement, dated as of the date hereof, among the Borrower, the Guarantors, The Bank of Nova Scotia, as the secured swap counterparty, and the Administrative Agent, as amended or otherwise modified from time to time in accordance with Section 12.24.
“Swap Intercreditor Party” means The Bank of Nova Scotia, and any of its Affiliates.
“Swap Obligations” means, with respect to the Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap PV” means, with respect to any Swap Agreement, the present value as of the applicable measurement date, discounted at 9% per annum, of the future receipts expected to be paid to the Credit Parties or any Restricted Subsidiary under such Swap Agreement netted against the Bank Price Deck in effect as of the later of the Effective Date and the date of the most recent Proposed Borrowing Base Notice, as reasonably determined by the Administrative Agent; provided, however, that the “Swap PV” shall never be less than $0.00.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (i) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of United States federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed, administered or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR ~~Transition Event” means the reasonable determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.03 that is not Term SOFR.~~ Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Termination Date” means the earlier of (i) the Maturity Date of the Loans and (ii) the date of termination of the Revolving Credit Commitments.
“Total Net Funded Debt” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, (i) the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Secured Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Debt, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, and bank guaranties, in each case, but only to the extent of any unreimbursed drawings thereunder, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Debt in respect of Capital Lease Obligations, (f) without duplication, all guarantees with respect to outstanding Debt of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Restricted Subsidiary, and (g) all Debt of the types referred to in clauses (a) through (f) above of any partnership or other entity where owners of Equity Interests thereof have liability for the obligations of such entity in which the Borrower or a Restricted Subsidiary is a general partner or owner of such Equity Interests, unless (1) such Debt is expressly made non-recourse to the Borrower or such Restricted Subsidiary, or (2) such Debt is owed by such entity to the owners of the Equity Interests thereof, minus (ii) the amount of cash and short-term investments of Borrower and its Restricted Subsidiaries at the end of the relevant fiscal quarter with respect to which the Net Funded Leverage Ratio is being calculated, not to exceed $75,000,000 in the aggregate. For avoidance of doubt, Total Net Funded Debt does not include Wexford ULC Obligations.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans (including the continuation, renewal and extension of Loans initially advanced under the Existing Agreement), the use of the proceeds thereof and the issuance of Letters of Credit hereunder (including the continuation, renewal and extension of Existing Letters of Credit), the grant of and assignment of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments, (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations under the Guaranty and Collateral Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of and assignment of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments and (c) each Credit Party, the payment of fees and expenses in connection with all of the foregoing.
“Treasury Regulations” means the Treasury regulations promulgated under the Code, as amended from time to time.
“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, the Adjusted Term SOFR Rate or the Adjusted ~~LIBO Rate~~Daily Simple SOFR.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 12.25.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(e)(ii)(B)(3).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary after the date hereof in accordance with, and subject to the satisfaction of the conditions set forth in, Section 1.06.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Weighted Average Life to Maturity” shall mean, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying

(i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.
“Wexford ULC Obligations” means any obligations which Grizzly Holdings, Inc. (a Restricted Subsidiary Controlled by Borrower) may owe to Grizzly Oil Sands Inc. (an entity Controlled by Wexford Capital LP) arising by virtue of the fact that both Grizzly Holdings, Inc. and Grizzly Oil Sands Inc. are owners of Equity Interests in Grizzly Oil Sands.
“Wholly-Owned Subsidiary” means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries of the Borrower or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries of the Borrower.
“Withholding Agent” means any Credit Party and the Administrative Agent.
“Working Capital” means, as of any date of determination, the difference of (a) consolidated current assets of the Borrower and its Consolidated Restricted Subsidiaries (excluding (i) all non-cash assets under FASB ASC Topic 815 and (ii) current assets representing prepaid expenses as a result of one or more LC Disbursements made to the beneficiaries thereof in connection with the Midstream Dispute) minus (b) consolidated current liabilities of the Borrower and its Consolidated Restricted Subsidiaries (excluding (i) all non-cash obligations under FASB ASC Topic 815, (ii) the current portion (if any) of the Loans under this Agreement and (iii) accounts payable in connection with the Midstream Dispute prior to the time that either (x) (1) the Bankruptcy Court or another court of competent jurisdiction shall have entered one or more Final Orders providing a resolution with respect to the Midstream Dispute or (2) the parties to the Midstream Dispute achieve a consensual resolution or (y) if the Midstream Dispute is a negotiation, such negotiation is resolved or terminated).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.03Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “~~Eurodollar~~Term Benchmark Loan”, a “~~Eurodollar~~Term Benchmark Borrowing”, an “RFR Loan”, an “RFR Borrowing”, an “ABR Loan” or an “ABR Borrowing”).
Section 1.04Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, replaced, substituted or otherwise modified (subject to any restrictions on such amendments, supplements, restatements, replacements, substitutions or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.05Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants set forth in Section 9.01 are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. In the event that any Accounting Change shall occur and such change results in a change in the method or result of calculation of financial covenants, standards or terms, then the Lenders and the Credit Parties shall enter into negotiations in order to amend such provisions of the Loan Documents so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Credit Parties’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Credit Parties, the Administrative Agent and the Majority Lenders, all financial covenants, standards and terms in the Loan Documents shall continue to be calculated or construed as if such Accounting Changes had not occurred. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any treatment of Debt under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof.
Section 1.06Designation and Conversion of Restricted and Unrestricted Subsidiaries.
(a)Unless designated in writing to the Administrative Agent by the Borrower in accordance with clause (b) below, any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries after the date hereof (whether by formation, acquisition or merger) shall be classified as a Restricted Subsidiary. On the date hereof, all Subsidiaries of the Borrower are Restricted Subsidiaries.

(b)Beginning on the date on which the first financial statements have been delivered pursuant to Section 8.01(a), the Borrower may designate, by prior or concurrent written notice thereof to the Administrative Agent, any Restricted Subsidiary (including a newly formed or newly acquired Subsidiary) as an Unrestricted Subsidiary, provided that (i) both immediately before, and immediately after giving effect, to such designation, (A) no Default, Event of Default or Borrowing Base Deficiency exists or would result from such designation, and (B) the Pro Forma Net Leverage Ratio shall not exceed 3.25 to 1.00 and the Borrower shall be in compliance, on a pro forma basis, with the financial covenant set forth in Section 9.01(b) (determined on a pro forma basis using Current Assets and Current Liabilities as of the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b)); (ii) such Subsidiary is not a “restricted subsidiary” for purposes of any indenture or other agreement governing Debt of the Credit Parties or a Restricted Subsidiary; (iii) such designation shall be deemed to be an Investment in an amount equal to the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary on the date of such designation and such designation shall be permitted only to the extent such Investment is permitted under Section 9.05 on the date of such designation; (iv) such designation shall be deemed to be a Disposition pursuant to which the provisions of Section 2.07(f) shall apply; (v) after giving effect to such designation, the Borrower is in compliance with the requirements of Section 9.20; and (vi) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in clauses (i) through (v) above (and in the case of clause (i)(B) above, setting forth reasonably detailed calculations demonstrating that the Pro Forma Net Leverage Ratio will not exceed 3.25 to 1.00 and the Borrower will be in compliance, on a pro forma basis, with the financial covenant set forth in Section 9.01(b) (determined on a pro forma basis using Current Assets and Current Liabilities as of the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b))). Except as provided in this Section 1.06, no Subsidiary may be designated (and no Restricted Subsidiary may be redesignated) as an Unrestricted Subsidiary.
(c)If, at any time, any Unrestricted Subsidiary would fail to meet the requirements for an Unrestricted Subsidiary set forth in Section 9.20, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement (and, for the avoidance of doubt, any Investment, Debt and Liens of such Subsidiary existing at such time shall be deemed to be incurred by such Subsidiary as of such time and, if such Investments, Debt and Liens are not permitted to be incurred as of such time under Article IX, an Event of Default shall occur).
(d)Beginning on the date on which the first financial statements have been delivered pursuant to Section 8.01(b), the Borrower may designate, by prior or concurrent written notice thereof to the Administrative Agent any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) both immediately before, and immediately after giving effect, to such designation, (A) no Default, Event of Default or Borrowing Base Deficiency exists or would result from such designation, (B) the Pro Forma Net Leverage Ratio shall not exceed 3.25 to 1.00 and the Borrower shall be in compliance, on a pro forma basis, with the financial covenant set forth in Section 9.01(b) (determined on a pro forma basis using Current Assets and Current Liabilities as of the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b)) and (C) the representations and warranties of the Credit Parties and the Restricted Subsidiaries contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall have been true and correct in all respects) on and as of such earlier date), (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Debt, or Liens of such Subsidiary existing at such time, and the Borrower shall be in compliance with Article IX after giving effect to such designation, (iii) immediately after giving effect to such designation, the Borrower and such Subsidiary shall be in compliance with the requirements of Section 8.14 and (iv) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in clauses (i)-(iii) above (and in the case of clause (i)(B) above, setting forth reasonably detailed calculations demonstrating that the Pro Forma Net Leverage Ratio will not exceed 3.25 to 1.00 and the Borrower will be in compliance, on a pro forma basis, with the financial covenant set forth in Section 9.01(b) (determined on a pro forma basis using Current Assets and Current Liabilities as of the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or Section 8.01(b))).
Section 1.07Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on ~~Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: immediately after December 31, 2021, publication of the 1-week and 2-month U.S. dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR~~a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 3.03(b) ~~and (c) provide~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 3.03(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the LIBOR or other rates in the definition of “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.03(b) and (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.03(d))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this

Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any ~~Benchmark~~interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.08Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
Section 1.09Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

The Credits
Section 1.01Revolving Credit Commitments.
(a)On the Effective Date, subject to the terms and conditions and relying on the representations and warranties herein set forth, each Lender severally agrees that the loans outstanding on the Effective Date under the Existing Credit Agreement shall be continued as Loans hereunder on and after the Effective Date (as continued and rearranged among the Lenders in accordance with the Assignment of Secured Indebtedness).
(b)Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment or (ii) the total Revolving Credit Exposures exceeding the Aggregate Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.
Section 1.02Loans and Borrowings.
(a)Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made or deemed made by the Lenders ratably in accordance with their respective Applicable Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Types of Loans. Subject to Section 2.03, each Borrowing shall be comprised entirely of ABR Loans ~~or Eurodollar~~, Term Benchmark Loans or RFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ~~Eurodollar~~ Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any ~~Eurodollar~~Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Credit Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten ~~Eurodollar~~Term Benchmark Borrowings or RFR Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(d)Notes. Upon the request of a Lender, the Loans made by such Lender shall be evidenced by a Revolving Credit Note of the Borrower in substantially the form of Exhibit A, dated (i) as of the Effective Date in the case of any Lender party hereto as of the date of this Agreement, (ii) as of the effective date of the Assignment and Assumption in the case of any Lender that becomes a party hereto pursuant to an Assignment and Assumption and (iii) in the case of any Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c), as of the effective date of such increase, in each case payable to such Lender in a principal amount equal to its Maximum Revolving Credit Amount as in effect on such date and otherwise duly completed. In the event that any Lender’s Maximum Revolving Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall, upon the request of such Lender, deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Revolving Credit Amount after giving effect to such increase or decrease, and otherwise duly completed, and such Lender shall promptly return to the Borrower the previously issued Note held by such Lender. The date, amount, Type, interest rate and, if applicable, Interest Period of Loan made by each Lender, respectively, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for such Lender’s Revolving Credit Note. Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of any transfer by any Lender of its Revolving Credit Note.
Section 1.03Requests for Borrowings. Each Borrowing shall be subject to each of the conditions set forth in Section 6.02. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~Term Benchmark Borrowing, not later than 11:00 a.m., Houston time, three Business Days before the date of the proposed Borrowing ~~or~~, (b) in the case of an RFR Borrowing, not later than 11:00 a.m., Houston time, three Business Days before the date of the proposed Borrowing, or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., Houston time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or electronic communication to the Administrative Agent of a written

Borrowing Request signed by the Borrower; provided that any Borrowing requested on or prior to the Effective Date may be conditioned on the occurrence of the Effective Date. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(a)the aggregate amount of the requested Borrowing;
(b)the date of such Borrowing, which shall be a Business Day;
(c)whether such Borrowing is to be an ABR Borrowing ~~or~~, a ~~Eurodollar~~Term Benchmark Borrowing or an RFR Borrowing;
(d)in the case of a ~~Eurodollar~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(e)the amount of the then effective Borrowing Base, the amount of the then effective Aggregate Elected Commitment Amounts, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing);
(f)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05; and
(g)each of the conditions set forth in Section 6.02 has been satisfied.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation by the Borrower that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the Aggregate Revolving Credit Commitments (i.e., the least of (A) the Aggregate Maximum Revolving Credit Amounts, (B) the then effective Borrowing Base and (C) the then effective Aggregate Elected Commitment Amounts).
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 1.04Interest Elections.
(a)Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall deliver to the Administrative Agent by hand delivery, fax or electronic communication an Interest Election Request signed by a Responsible Officer of the Borrower by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.
(c)Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information, in compliance with Section 2.02:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing ~~or~~, a ~~Eurodollar~~Term Benchmark Borrowing or an RFR Borrowing; and
(iv)if the resulting Borrowing is a ~~Eurodollar~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a ~~Eurodollar~~Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be ~~converted to an ABR Borrowing~~deemed to have an Interest Period that is one month. Notwithstanding any contrary provision hereof, (i) if an Event of Default has occurred and is continuing~~:~~ and the Administrative Agent has or the Majority Lenders have determined in its or their discretion not to permit conversions to or continuations of Term Benchmark Loans or RFR Loans: then (A) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~Term Benchmark Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar~~Term Benchmark Borrowing shall be ineffective) and (B) unless repaid, each ~~Eurodollar~~Term Benchmark Borrowing and each RFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto or, with respect to RFR Borrowings, on the next Interest Payment Date; and (ii) if a Borrowing Base Deficiency exists: (A) outstanding Borrowings in excess of the Borrowing Base then in effect may not be converted or continued as ~~Eurodollar~~Term Benchmark Borrowings and (B) unless sooner repaid, any ~~Eurodollar~~Term Benchmark Borrowing or RFR Borrowing in excess of the Borrowing Base then in effect shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto or, with respect to RFR Borrowings, on the next Interest Payment Date.

Section 1.05Funding of Borrowings.
(a)Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to a Deposit Account of the Borrower subject to an Account Control Agreement and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank that made such LC Disbursement. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.
(b)Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the ~~Federal Funds Effective~~NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.
Section 1.06Termination and Reduction of Aggregate Maximum Revolving Credit Amounts; Increase, Reduction and Termination of Aggregate Elected Commitment Amounts.
(a)Scheduled Termination of Commitments. Unless previously terminated, the Maximum Revolving Credit Amounts shall terminate on the Maturity Date. If at any time the Aggregate Maximum Revolving Credit Amounts or the Borrowing Base are terminated or reduced to zero, then the Revolving Credit Commitments shall terminate or reduce on the effective date of such termination or reduction.
(b)Optional Termination and Reduction of Aggregate Maximum Revolving Credit Amounts.
(i)The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Revolving Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Revolving Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (B) the Borrower shall not terminate or reduce the Aggregate Maximum Revolving Credit Amounts if, (1) after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Aggregate Revolving Credit Commitments or (2) the

Aggregate Maximum Revolving Credit Amount would be less than $5,000,000 (unless, with respect to this clause (2), the Aggregate Maximum Revolving Credit Amounts are reduced to $0) and (C) upon any reduction of the Aggregate Maximum Revolving Credit Amounts that would otherwise result in the Aggregate Maximum Revolving Credit Amounts being less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal the Aggregate Maximum Revolving Credit Amounts as so reduced.
(ii)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Revolving Credit Amounts under Section 2.06(b)(i) by delivery of a notice of cancellation in substantially the form of Exhibit J hereto at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of reduction or termination of the Aggregate Maximum Revolving Credit Amounts delivered by the Borrower may state that such notice is conditioned upon (i) the effectiveness of other credit facilities or other securities offerings or (ii) the consummation of a Change in Control, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Revolving Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Revolving Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.
(c)Increases, Reductions and Terminations of Aggregate Elected Commitment Amounts.
(i)Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Aggregate Elected Commitment Amounts then in effect by increasing the Elected Commitment of a Lender and/or by causing a Person that is acceptable to the Administrative Agent that at such time is not a Lender to become a Lender (any such Person that is not at such time a Lender and becomes a Lender, an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be a natural person, the Borrower or any Affiliate of the Borrower.
(ii)Any increase in the Aggregate Elected Commitment Amounts shall be subject to the following additional conditions:
(A)such increase shall not be less than $15,000,000 unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amounts exceed the Borrowing Base then in effect;
(B)following any Scheduled Redetermination Date, the Borrower may not increase the Aggregate Elected Commitment Amounts more than once before the next Scheduled Redetermination Date (for the sake of clarity, all increases in the Aggregate Elected Commitment Amount effective on a single date shall be deemed a single increase in the Aggregate Elected Commitment Amount for purposes of this Section 2.06(c)(ii)(B));
(C)no Default or Event of Default shall have occurred and be continuing on the effective date of such increase;

(D)on the effective date of such increase, ~~no Eurodollar Borrowings shall be outstanding or if any Eurodollar Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings unless the~~ Borrower ~~pays~~shall pay any compensation required by Section 5.02 in connection with such increase;
(E)no Lender’s Elected Commitment may be increased without the consent of such Lender;
(F)if the Borrower elects to increase the Aggregate Elected Commitment Amounts by increasing the Elected Commitment of a Lender, the Borrower and such Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit K (an “Elected Commitment Increase Agreement”); and
(G)if the Borrower elects to increase the Aggregate Elected Commitment Amounts by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit L (an “Additional Lender Agreement”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its discretion, elect to waive such processing and recordation fee in connection with any such increase), and the Borrower shall (1) if requested by the Additional Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Revolving Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower and the Additional Lender, and, to the extent applicable and agreed to by the Borrower, the Administrative Agent.
(iii)Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Elected Commitment Increase Agreement or the Additional Lender Agreement (~~or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless~~provided that the Borrower ~~has paid~~shall pay any compensation required by Section 5.02 in connection therewith): (A) the amount of the Aggregate Elected Commitment Amounts shall be increased as set forth therein, and (B) in the case of an Additional Lender Agreement, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Commitment Amounts (and the resulting modifications of each Lender’s Maximum Revolving Credit Amount pursuant to Section 2.06(c)(iv) or Section 2.06(c)(v)).
(iv)Upon its receipt of a duly completed Elected Commitment Increase Agreement or an Additional Lender Agreement, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii), if required, the Administrative Questionnaire referred to in Section 2.06(c)(ii) and the break-funding payments from the Borrower, if any, required by Section 5.02, if applicable, the Administrative Agent shall accept such Elected Commitment Increase Agreement or Additional Lender Agreement and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Commitment Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).
(v)Upon any increase in the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c)(iv), (A) each Lender’s Maximum Revolving Credit Amount shall be automatically deemed amended to the extent necessary so that each such Lender’s Applicable Percentage equals the percentage of the Aggregate Elected Commitment Amounts represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, and (B) Annex I to this Agreement shall be deemed amended to reflect the Elected Commitment of each Lender (including any Additional Lender) as thereby increased, any changes in the Lenders’ Maximum Revolving Credit Amounts pursuant to the foregoing clause (A), and any resulting changes in the Lenders’ Applicable Percentages.
(vi)The Borrower may from time to time terminate or reduce the Aggregate Elected Commitment Amounts; provided that (A) each reduction of the Aggregate Elected Commitment Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 ~~and~~, (B) the Borrower shall not reduce the Aggregate Elected Commitment Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Aggregate Elected Commitment Amounts as reduced~~.~~ and (C) the Borrower shall not reduce the Aggregate Elected Commitment Amounts if the Aggregate Elected Commitment Amounts would be less than $5,000,000 (unless, with respect to this clause (C), the Aggregate Maximum Revolving Credit Amounts are reduced to $0).
(vii)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amounts under Section 2.06(c)(vi) at least three Business Days prior to the effective date of such termination or reduction (or such lesser period as may be reasonably acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(c)(vii) shall be irrevocable; provided that a notice of termination of the Aggregate Elected Commitment Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a specified transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of such termination) if such condition is not satisfied. Any termination or reduction of the Aggregate Elected Commitment Amounts shall be permanent and may not be reinstated, except pursuant to Section 2.06(c)(i). Each reduction of the Aggregate Elected Commitment Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.
(viii)Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal such redetermined Borrowing Base (and Annex I shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amounts).
(ix)Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Commitment Amount and (B) each Lender has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitment Amount shall be increased (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) by the amount requested by the Borrower without the requirement that any Lender deliver an Elected Commitment Increase Agreement or that the Borrower pay any amounts under Section 5.02, and Annex I shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amount. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).
(x)If, after giving effect to any reduction in the Aggregate Elected Commitment Amounts pursuant to this Section 2.06(c), the total Revolving Credit Exposures exceeds the Aggregate Revolving Credit Commitments, then the Borrower shall (A) prepay the Borrowings of Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings of Loans as a result of an LC Exposure, transfer to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).
Section 1.07Borrowing Base.
(a)Initial Borrowing Base. For the period from and including the Effective Date to but excluding the first Scheduled Redetermination Date, the amount of the Borrowing Base shall be $850,000,000; provided that, notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.13(c), and amendments otherwise in accordance with this Agreement.
(b)Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined in accordance with this Section 2.07 and subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, each Issuing Bank and the Lenders semi-annually on May 1st and November 1st of each year (or in each case, as soon thereafter as is reasonably practical), commencing May 1, 2022 (or as soon thereafter as is reasonably practical) (each a “Scheduled Redetermination”). In addition, the Borrower may, by notifying the Administrative Agent thereof, and, following the first Scheduled Redetermination, the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time each calendar year, each elect to cause the Borrowing Base to be redetermined (each, an “Interim Redetermination”) in accordance with this Section 2.07. In addition to, and not including and/or limited by the annual Interim Redetermination allowed above, following the first Scheduled Redetermination the Borrower may, by notice to the Administrative Agent thereof, at any time between Scheduled Redeterminations, request an additional Interim Redetermination upon any acquisition of proved Oil and Gas Properties having an aggregate value attributable to such Oil and Gas Properties in excess of five percent (5%) of the Borrowing Base in effect immediately prior to such acquisition (it being understood that for purposes of the foregoing, the designation of an Unrestricted Subsidiary owning Oil and Gas Properties with Proved Reserves as a Restricted Subsidiary shall be deemed to constitute an acquisition by the Borrower of Oil and Gas Properties with Proved Reserves); provided that, in connection with an Interim Redetermination occurring in connection with such threshold being satisfied, the Borrower, may, as set forth in the definition of “Reserve Report”, elect only to provide a Reserve Report in respect of the acquired properties (in which case the most recent Reserve Report shall be used for the existing Borrowing Base Properties).
(c)Scheduled and Interim Redetermination Procedure. Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows:

(i)Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Administrative Agent or the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the hedging positions of the Credit Parties, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent, in good faith, deems appropriate and consistent with its normal oil and gas lending criteria as it exists at the particular time and include adjustments to reflect hedging activities of the Credit Parties. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Revolving Credit Amounts. For the avoidance of doubt, in the case of an Interim Redetermination, the Administrative Agent may utilize the Engineering Reports delivered in connection with the last Scheduled Redetermination, provided, however, the Administrative Agent may in its sole discretion request Borrower-generated supplemental Engineering Reports in connection with such Interim Redetermination.
(ii)The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):
(A)in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before April 15th and October 15th of such year following the date of delivery of such Engineering Reports or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i) and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports; and
(B)in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.
(iii)Review of Proposed Borrowing Base by Lenders; Approval, Disapproval and Deemed Approval/ Disapproval of Proposed Borrowing Base. Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be (A) if the Proposed Borrowing Base would increase the Borrowing Base then in effect, a disapproval of the Proposed Borrowing Base, or (B) if the Proposed Borrowing Base would maintain or decrease the Borrowing Base then in effect, an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the

Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base effective on the date specified in Section 2.07(d). If, however, at the end of such fifteen (15) day period, all of the Lenders or the Required Lenders, as applicable, have not approved or been deemed to have approved the Proposed Borrowing Base, as aforesaid, then the Administrative Agent shall review the Lenders’ responses to ascertain the highest Borrowing Base then acceptable to (x) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders and (y) in the case of an increase, all of the Lenders, and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d); provided, however that nothing contained herein shall require that the Revolving Credit Commitment of any Lender be increased without its prior written consent in connection therewith and Annex I and the Register shall each be amended to reflect such changes in Revolving Credit Commitments and the Applicable Percentages of the Lenders.
(d)Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders (the “New Borrowing Base Notice”) of the amount of the redetermined Borrowing Base, and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, each Issuing Bank and the Lenders on the Business Day next succeeding delivery of the New Borrowing Base Notice.
Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next reduction or adjustment to the Borrowing Base, as applicable, under Section 2.07(e), Section 2.07(f) or Section 8.13(c), or the next amendment of the Borrowing Base in accordance with the terms of this Agreement, whichever occurs first.
(e)Reduction of Borrowing Base Upon Issuance of Permitted Debt. After the Effective Date, if any Credit Party incurs any Debt constituting Permitted Debt in reliance on Section 9.02(f), then the Borrowing Base then in effect shall be reduced immediately upon the date of such incurrence by an amount equal to the product of 0.25 multiplied by an amount equal to the stated principal amount of such Permitted Debt. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination or modification thereof hereunder. For purposes of this Section 2.07(e), if any such Debt is issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount.
(f)Reduction of Borrowing Base Related to Dispositions of Borrowing Base Properties and/or Liquidation of Swap Agreements. If (i) any Swap Agreement to which the Borrower, any Credit Party or any Restricted Subsidiary is a party is Liquidated or (ii) the Borrower, any Credit Party or any Restricted Subsidiary Disposes (to a Person who is not a Credit Party) of any Borrowing Base Properties or (iii) any Credit Party Disposes (to a Person who is not a Credit Party) of Equity Interests in any Restricted Subsidiary which either (x) owns Borrowing Base Properties or (y) is a party to a Swap Agreement, and (A) the Swap PV of the Liquidated portion of such Swap Agreement (or in the case of any Disposition of Equity Interests in the Borrower or any Restricted Subsidiary party to a Swap Agreement, the Swap PV of the Swap Agreements to which the Borrower or such Restricted Subsidiary is a party) or (B) the PV-10 value attributable to such Disposed Borrowing Base Properties in the most recently delivered Reserve Report hereunder (including as a condition precedent to the Effective Date) (or in the case of any Disposition of Equity Interests in any Restricted Subsidiary owning Borrowing

Base Properties, the value attributable to such Borrowing Base Properties owned by the Borrower or such Restricted Subsidiary in the most recently delivered Reserve Report hereunder), as applicable, when combined with the sum of (I) the aggregate Swap PV of the Liquidated portion of all other Swap Agreements Liquidated since the later of the Effective Date and most recent Scheduled Redetermination Date (including in the case of any Disposition of Equity Interests in the Borrower or any Restricted Subsidiary party to a Swap Agreement, the Swap PV attributable to such Swap Agreements) and (II) the aggregate value in the most recently delivered Reserve Report of all other Borrowing Base Properties Disposed of since the later of the Effective Date and most recent Scheduled Redetermination Date (including in the case of any Disposition of Equity Interests in Restricted Subsidiaries owning Borrowing Base Properties in the most recently delivered Reserve Report hereunder, the aggregate value attributable to such Borrowing Base Properties), exceeds five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, then, unless waived by the Required Lenders, the Borrowing Base then in effect shall be reduced by the Borrowing Base value attributable to such Swap Agreement Liquidations and Borrowing Base Property or, in the case of Equity Interest Dispositions, the Borrowing Base value attributable to the Borrowing Base Properties and Swap Agreements owned or held by the applicable Credit Party whose Equity Interests were subject to such Disposition, as the case may be, as determined in good faith by the Administrative Agent and notified to the Lenders, which Borrowing Base value amount shall be deemed binding and effective unless objected to by the Required Lenders within five Business Days following such notice. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the later of (x) the date of such Disposition or Liquidation, as the case may be and (y) the date of approval by the Required Lenders, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination, adjustment or other amendment of the Borrowing Base hereunder.
Section 1.08Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank (other than the Existing Issuing Bank) to, and such Issuing Bank shall, issue dollar-denominated Letters of Credit for the account of the Borrower or the Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time prior to the LC Maturity Date; provided further that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. Each issuance, amendment, renewal or extension of a Letter of Credit shall be subject to the conditions set forth in Section 6.02; provided, that each Existing Letter of Credit shall continue as a Letter of Credit hereunder and shall be deemed to have been issued hereunder as of the Effective Date. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to any Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension (or such shorter period of time as may be acceptable to the Administrative Agent and the applicable Issuing Bank in its sole discretion)) a notice:

(i)requesting the issuance of a Letter of Credit or identifying the Letter of Credit issued by such Issuing Bank to be amended, renewed or extended;
(ii)specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
(iii)specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));
(iv)specifying the amount of such Letter of Credit;
(v)specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit;
(vi)specifying the amount of the then effective Borrowing Base and the then effective Aggregate Elected Commitment Amounts and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit); and
(vii)confirming the conditions set for in Section 6.02 have been satisfied.
A Letter of Credit shall be issued, amended, renewed or extended by an Issuing Bank only if (and each notice shall constitute a representation and warranty by the Borrower that) after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the Aggregate LC Commitment, (ii) the aggregate amount of all Letters of Credit issued by the applicable Issuing Bank shall not exceed its respective LC Commitment, and (iii) the total Revolving Credit Exposures shall not exceed the Aggregate Revolving Credit Commitments.
If requested by any Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application and the terms of this Agreement, the terms of this Agreement shall control.
(c)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) unless satisfactorily collateralized or backstopped in the applicable Issuing Bank’s sole discretion, the date selected by the Borrower that is no more than one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, no more than one year after such renewal or extension) and (ii) the LC Maturity Date; provided that such expiration date may occur later than the LC Maturity Date so long as arrangements that are reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank to cash collateralize (or backstop) such Letter of Credit have been made (provided, however, that no Lenders shall be obliged to fund participations in respect of any Letter of Credit after the Maturity Date). If the Borrower so requests in any applicable notice given pursuant to Section 2.08(b) and the Issuing Bank agrees to do so, the Issuing Bank may issue a Letter of Credit that has automatic renewal provisions; provided, however, that any Letter of Credit that has automatic renewal provisions must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon by the Borrower and the Issuing Bank at the time such Letter of Credit is issued. Once any such Letter of Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than thirty (30) days prior to the Maturity Date; provided, further, that the Issuing Bank shall not permit any such renewal if (i) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two (2) Business Days before the date that the Issuing Bank is permitted to send a notice of non-renewal from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.02 is not then satisfied.
(d)Participations. By the issuance (or, with respect to the Existing Letters of Credit, deemed issuance as of the Effective Date) of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that issues such Letter of Credit or the Lenders, each Issuing Bank that issues or is deemed to issue a Letter of Credit hereunder hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of any Issuing Bank that issues a Letter of Credit hereunder, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Borrower and each Lender acknowledge that the Existing Issuing Bank may send notices of non-renewal with respect to the Existing Letters of Credit from time to time; provided that, for the avoidance of doubt, this Section 2.08(d) shall apply in full force and effect in the event the Existing Issuing Bank fails to issue a notice of non-renewal with respect to an Existing Letter of Credit, and any renewal or extension of such Existing Letter of Credit will not affect the obligation of each Lender in respect of its participations under such Existing Letter of Credit.
(e)Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Houston time, on the date such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., Houston time, the Business Day immediately following the day the Borrower receives such notice; provided that, unless the Borrower has notified the Administrative Agent that it intends to reimburse all or part of such LC Disbursement without using Loan proceeds or has submitted a Borrowing Request with respect thereto, if such LC Disbursement is not less than $1,000,000, the Borrower shall be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing of a Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting

ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued such Letter of Credit the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank that issued such Letter of Credit or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Borrowings as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. Any LC Disbursement not reimbursed by the Borrower or funded as a Loan prior to 1:00 p.m., Houston time, shall bear interest for such day at the Alternate Base Rate plus the Applicable Margin. In the event that the Borrower fails to cash collateralize (or backstop) any Letter of Credit that is outstanding on the LC Maturity Date pursuant to arrangements that are reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank, the full amount of the LC Exposure in respect of such Letter of Credit shall be deemed to be an unreimbursed LC Disbursement subject to the provisions of this Section 2.08 except that such Issuing Bank shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Letter of Credit to reimburse any drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any drawings made in respect of such Letter of Credit following the LC Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Loans that have not paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction.
(f)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit issued by such Issuing Bank against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law)

suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by fax or electronic communication) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans that are Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)Replacement of an Issuing Bank. Any Issuing Bank may be replaced or resign at any time by written agreement among the Borrower, the Administrative Agent, such resigning or replaced Issuing Bank and, in the case of a replacement, the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation or replacement of an Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or replaced Issuing Bank pursuant to Section 3.05(b). In the case of the replacement of an Issuing Bank, from and after the effective date of such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.
(j)Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to cash collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), (iii) the Borrower is required to cash collateralize a Defaulting Lender’s LC Exposure pursuant to Section 4.04(b)(iii)(B) or (iv) upon the request of the Majority Lenders, if as of the LC Maturity Date, there are any Letters of Credit Outstanding, then the Borrower shall deposit with or deliver to the Administrative Agent (as a first priority, perfected security interest (subject to Excepted Liens of the type described in clause (e) of the definition thereof)), in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent, an amount in cash equal to, in the case of an Event of Default or the case of clause (iv) above, the LC Exposure, in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c) or in the case of a Defaulting Lender’s LC Exposure, pursuant to Section 4.04(b)(iii)(B), such Defaulting Lender’s LC Exposure, as applicable, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Credit Parties or their respective Subsidiaries may now or hereafter have against any such beneficiary, any Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Credit Parties’ obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account; provided that investments of funds in such account in investments of the type described in clause (a) and (b) of the definition of Cash Equivalents as permitted by Section 9.05(c) may be made at the option of the Borrower at its direction, risk and expense; otherwise, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse, on a pro rata basis, each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors, if any, under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 4.04(b)(iii)(B) as a result of a Defaulting Lender’s LC Exposure, and the Borrower is not otherwise required to cash collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after (i) all Events of Default have been waived or the events giving rise to such cash collateralization pursuant to Section 4.04(b)(iii)(B) have been satisfied or resolved or (ii) or arrangements satisfactory to the relevant Issuing Bank have been made for the substitution of new payment assurances.

ARTICLE III
Payments of Principal and Interest; Prepayments; Fees
Section 1.01Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.
Section 1.02Interest.
(a)ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(b)~~Eurodollar~~Term Benchmark Loans. The Loans comprising each ~~Eurodollar~~Term Benchmark Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(c)RFR Loans. The Loans comprising each RFR Borrowing shall bear interest at Adjusted Daily Simple SOFR plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate
(d)~~(c)~~ Post-Default and Borrowing Base Deficiency Rate. Notwithstanding the foregoing, if either (A) an Event of Default pursuant to Section 10.01(a), (b), (h), (i) or (j) has occurred and is continuing, or (B) any other Event of Default has occurred and the Majority Lenders, or the Administrative Agent at the direction of the Majority Lenders, has delivered a notice to the Borrower notifying the Borrower of an election to charge default interest hereunder, then such default interest shall be a rate per annum equal to (i) in the case of interest accruing on the principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of interest accruing on any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, but in no event to exceed the Highest Lawful Rate (such interest to be retroactive to the date of such Event of Default).
(e)~~(d)~~ Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date, and in any case, on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(~~c~~d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any ~~Eurodollar~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)~~(e)~~ Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted ~~LIBO~~Term SOFR Rate ~~or LIBO Rate~~, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily

Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
Section 1.03Alternate Rate of Interest.
(a)Subject to clauses (b), (c), (d), (e)~~,~~ and (f) ~~and (g)~~ of this Section 3.03, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a ~~Eurodollar~~Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate or the ~~LIBO~~Term SOFR Rate (including because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis) for ~~the applicable~~such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a ~~Eurodollar~~Term Benchmark Borrowing, the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate~~for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, ~~the applicable~~Adjusted Daily Simple ~~SOFR or~~ SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.04 or a new Borrowing Request in accordance with the terms of Section 2.03, (~~A~~1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar~~Term Benchmark Borrowing ~~shall be ineffective~~ and ~~(B) if~~ any Borrowing Request that requests a ~~Eurodollar Borrowing, such Borrowing shall be made as~~Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or Section 3.03(a)(ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or Section 3.03(a)(ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any ~~Eurodollar~~Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then~~,~~  until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~,~~ with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.04 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), ~~such Loan shall~~ be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or Section 3.03(a)(ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or Section 3.03(a)(ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then ~~(x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement”, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement”,~~ such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.
~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~
(c)~~(d) In connection with the implementation of a Benchmark Replacement~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)~~(e)~~ The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~f~~e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive (subject to any consultation right of the Borrower, as explicitly set forth in this Agreement) and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.
(e)~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~and LIBO~~ Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)~~(g)~~ Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~Eurodollar~~Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of ~~Eurodollar~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a ~~Eurodollar~~Term Benchmark Borrowing into a request for a Borrowing of or conversion to ~~ABR Loans~~(A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ~~the Alternate Base Rate~~ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ~~the Alternate Base Rate~~ABR. Furthermore, if any ~~Eurodollar~~Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03, ~~then~~(1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), ~~such Loan shall~~ be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
Section 1.04Prepayments.
(a)Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing of Loans in whole or in part, subject to prior notice in accordance with Section 3.04(b) and payment of applicable breakage costs, if any, under Section 5.02.

(b)Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by delivery of a notice of prepayment in substantially the form of Exhibit J hereto via fax or electronic communication) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~Term Benchmark Borrowing, not later than 12:00 noon, Houston time, three Business Days before the date of prepayment, ~~or~~ (ii) in the case of a prepayment of an RFR Borrowing, not later than 12:00 noon, Houston time, five Business Days before the date of prepayment, and (iii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Houston time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon (x) the effectiveness of other credit facilities or other securities offerings or (y) the consummation of a Change in Control, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and payment of applicable breakage costs, if any, under Section 5.02.
(c)Mandatory Prepayments.
(i)If, after giving effect to any termination or reduction of the Aggregate Revolving Credit Commitments (including as a result of a reduction or termination of any of the Aggregate Maximum Revolving Credit Amount or the Aggregate Elected Commitment Amount pursuant to Section 2.06(b)), the total Revolving Credit Exposure exceeds the Aggregate Revolving Credit Commitments, then the Borrower shall, on the same Business Day, (A) prepay the Borrowings of Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings of Loans as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j).
(ii)Upon any Scheduled Redetermination or Interim Redetermination or adjustment to the amount of the Borrowing Base in accordance with Section 8.13(c) or any Borrowing Base reduction in accordance with Section 8.13(c), if a Borrowing Base Deficiency exists, then, as further detailed after clause (D) below, within ten (10) Business Days after receiving a New Borrowing Base Notice in accordance with Section 2.07(d) or a notice of adjustment pursuant to Section 8.13(c), as the case may be (the date of receipt of any such notice, the “Deficiency Notification Date”), the Borrower shall notify the Administrative Agent regarding which of the following actions it intends to take:
(A)prepay (in accordance with Section 3.04(c)(vi)) the Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any excess remains after prepaying all of the Borrowings of Loans as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j)) within thirty (30) days following the Deficiency Notification Date;
(B)prepay (in accordance with Section 3.04(c)(vi)) the Borrowings in six consecutive equal monthly installments, the first installment being due and payable on the 30th day after the Deficiency Notification Date and each subsequent installment being due and payable on the same day in each of the subsequent calendar months, with each payment being equal to one-sixth (1/6th) of such Borrowing Base Deficiency, so that the Borrowing Base Deficiency is reduced to zero within six months of the Deficiency Notification Date; provided that, if any excess remains after prepaying all of the Borrowings of Loans as a result of any LC Exposure, the Borrower shall pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j);
(C)within thirty (30) days following the Deficiency Notification Date, provide additional engineering information acceptable to the Required Lenders, with respect to Oil and Gas Properties acceptable to the Required Lenders in their sole discretion not evaluated in the most recently delivered Reserve Report (and not already subject to a Lien of the Security Instruments) with sufficient Borrowing Base value (as determined by the Required Lenders) to cure the Borrowing Base Deficiency, and grant to the Administrative Agent as security for the Secured Obligations a first-priority Lien (subject to Liens permitted by Section 9.03) pursuant to Security Instruments acceptable to the Administrative Agent on such newly evaluated Oil and Gas Properties; provided that in no event may the Borrower elect the option specified in this clause (C) if fewer than ninety (90) days remain until the Maturity Date; or
(D)(i) deliver, within ten (10) Business Days after the Deficiency Notification Date, written notice to the Administrative Agent indicating the Borrower’s election to combine the options provided in the foregoing clauses, and indicating the amount to be prepaid and the amount to be provided as additional Collateral, and (ii) make such payment, deliver such additional engineering information and deliver such additional Collateral within the time periods required above.
Notwithstanding the options set forth above, in all cases, the Borrowing Base Deficiency must be eliminated on or prior to the Maturity Date. The Borrower shall provide to the Administrative Agent, within ten (10) days following its receipt of the applicable New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs pursuant to Section 8.13(c), as applicable, written notice indicating which of the options specified in clauses (A), (B), (C) or (D) the Borrower elects to take in order to eliminate the Borrowing Base Deficiency. In the event the Borrower fails to provide such written notice to the Administrative Agent within the ten (10) day period referred to above, the Borrower shall be deemed to have irrevocably elected the option set forth in clause (B) above. The failure of the Borrower to comply with any of the options elected (including any deemed election) pursuant to the provisions of this Section 3.04(c)(ii) and specified in such notice (or relating to such deemed election) shall constitute an Event of Default; provided that, once the Borrowing Base Deficiency is cured, the Borrower shall not be required to continue to take any such actions specified in clauses (A) through (D).
(iii)Upon any adjustments to the Borrowing Base pursuant to Section 2.07(e) or Section 2.07(f) if a Borrowing Base Deficiency arises (giving effect to the Borrowing Base as adjusted), then the Borrower shall (A) prepay the Borrowings of Loans in an aggregate principal amount equal to such excess and (B) if any excess remains after prepaying all of the Borrowings of Loans as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or cash collateralize such excess on the Business Day immediately following the date that any

Credit Party or any Restricted Subsidiary receives any net, after-Tax cash proceeds as a result of (1) the applicable issuance of Debt, in the case of any adjustment to the Borrowing Base pursuant to Section 2.07(e), or (2) the consummation of a Disposition of Oil and Gas Properties or Equity Interests or Liquidation of Swap Agreement, as applicable, in the case of any adjustment to the Borrowing Base pursuant to Section 2.07(f); provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Maturity Date.
(iv)If the Borrower and its Restricted Subsidiaries have Excess Cash in an amount in excess of the Excess Cash Threshold on the twentieth day of each calendar month (or the next succeeding Business Day) and any Loans are outstanding, the Borrower shall, within three (3) Business Days, prepay a principal amount of the Loans in an amount equal to the lesser of (x) the outstanding amount of the Loans at such time and (y) the aggregate amount of Excess Cash in excess of the Excess Cash Threshold; provided that prepayments under this clause (iv) shall be without premium or penalty (including any breakage under Section 5.02).
(v)Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, ~~and,~~ second, to any ~~Eurodollar~~Term Benchmark Borrowings then outstanding, and if more than one ~~Eurodollar~~Term Benchmark Borrowing is then outstanding, to each such ~~Eurodollar~~Term Benchmark Borrowing in order of priority beginning with the ~~Eurodollar~~Term Benchmark Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the ~~Eurodollar~~Term Benchmark Borrowing with the most number of days remaining in the Interest Period applicable thereto~~.~~ and, third, to any RFR Borrowings then outstanding, and if more than one RFR Borrowing is then outstanding, to each such RFR Borrowing in order of priority beginning with the RFR Borrowing with the least number of days prior to the next Interest Payment Date applicable thereto and ending with the RFR Borrowing with the most number of days prior to the next Interest Payment Date applicable thereto.
(vi)Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied to any Borrowings of Loans until such Borrowings have been repaid in full (and to the extent that any excess remains after prepaying all of the Borrowings of Loans as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j)). Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the applicable Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued and unpaid interest to the extent required by Section 3.02.
(d)No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty.
Section 1.05Fees.
(a)Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each of Lender (subject to Section 4.04(b)(i)) a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Revolving Credit Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on December 31, 2021. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would cause interest on the Secured Obligations to exceed the Highest Lawful Rate, in which case such commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day ~~but excluding~~and the last day of each period but excluding the date on which Revolving Credit Commitments terminate).

(b)Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender (subject to Section 4.04(b)(iii)) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to ~~Eurodollar~~Term Benchmark Loans on the average daily stated amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.20% per annum on the average daily stated amount of such Issuing Bank’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure; provided that in no event shall such fee be less than $500 during any quarter and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. During the continuation of an Event of Default, if the Majority Lenders (or the Administrative Agent at the direction of the Majority Lenders) have elected to charge the default rate on the then outstanding Loans pursuant to Section 3.02(~~c~~d), the participation fees payable pursuant to Section 3.05(b)(i) shall increase by 2.00% per annum over the then applicable rate (with such increase to be retroactive to the date of the applicable Event of Default). Any other fees payable to an Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account or the account of any party specified therein, fees payable in the amounts and at the times set forth in the Fee Letter.
ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs.
Section 1.01Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 1:00 p.m., Houston time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim (except for Taxes, if any, pursuant to Section 5.03(a), provided that the Borrower has complied with all of the requirements of such Section to the extent applicable). Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section

12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall take an assignment of, or purchase participations in the Loans and participations in LC Disbursements of other Lenders, in each case, for cash at face value, to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued but unpaid interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 1.02Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment or prepayment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~greater~~

~~of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~NYFRB Rate.
Section 1.03Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e), Section 4.01(c), Section 4.02, Section 5.03(h) or Section 12.03(c), then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender (for the benefit of the Administrative Agent or the applicable Issuing Bank) to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 1.04Payments and Deductions to a Defaulting Lender.
(a)If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Revolving Credit Exposure which results in its Revolving Credit Exposure being less than its Applicable Percentage of the aggregate Revolving Credit Exposures, then no payments will be made to such Defaulting Lender until such time as such Defaulting Lender shall have complied with Section 4.04(b) and all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the Secured Obligations. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.04(a), all principal will be paid ratably as provided in Section 10.02(c).
(b)Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)Fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 3.05(a).
(ii)The Revolving Credit Commitments, the Maximum Revolving Credit Amount and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Lenders, the Majority Lenders, or the Required Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender and which affects such Defaulting Lender, shall require the consent of such Defaulting Lender; and provided further that no Defaulting Lender shall participate in any redetermination or affirmation of the Borrowing Base, but the Revolving Credit Commitment of a Defaulting Lender may not be increased without the consent of such Defaulting Lender.
(iii)If any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(A)all or any part of the LC Exposure of such Defaulting Lender shall be automatically reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (for the purposes of such reallocation, the Defaulting Lender’s Revolving Credit Commitment shall be disregarded in determining the Non-Defaulting Lender’s Applicable Percentage) but only to the extent (1) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolving Credit Commitments and (2) the sum of each Non-Defaulting Lender’s Revolving Credit Exposure plus its reallocated share of such Defaulting Lender’s LC Exposure does not exceed such Non-Defaulting Lender’s Revolving Credit Commitment; provided that, subject to Section 12.19, no such reallocation will constitute a waiver or release of any claim the Borrower, any other Credit Party, the Administrative Agent, any Issuing Bank or any Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;
(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, then the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of each Issuing Bank such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.08(e) for so long as such LC Exposure is outstanding;
(C)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 4.04 then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(D)if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 4.04(b), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages after giving effect to such reallocation; and
(E)if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 4.04(b)(iii), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such LC Exposure) and all letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (ratably) until such LC Exposure is cash collateralized and/or reallocated.
(iv)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with Section 4.04(b)(iii)(B), fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.04(b)(iii)(B); sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to Section 4.04(b)(iii).Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 4.04(b)(iv) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be one hundred percent (100%) covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.04(b), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.04(b)(iii)(A) (and Defaulting Lenders shall not participate therein).
(d)In the event that the Administrative Agent, the Borrower and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender and such Lender is no longer a Defaulting Lender, then the LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date, if necessary, such Lender shall purchase at par such of the Loans and/or participations in Letters of Credit of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans and/or participations in Letters of Credit in accordance with its Applicable Percentage.

ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality
Section 1.01Increased Costs.
(a)~~Eurodollar Changes in Law.~~ If any Change in Law shall:
(i)impose, modify or deem applicable any reserve ~~(including marginal, special, emergency or supplemental reserves)~~, special deposit, ~~compulsory loan, insurance charge,~~liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted ~~LIBO~~Term SOFR Rate)~~;~~  or any Issuing Bank;
(ii)impose on any Lender or any Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)~~(ii)~~ subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes~~,~~  and (C) Connection Income Taxes) on its ~~Loans, Loan~~loans, loan principal, ~~Letters of Credit, Revolving Credit Commitments~~letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; ~~or~~
~~(iii) impose on any Lender or the Issuing Bank(s) or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then, pursuant to Section 5.01(c), upon the written request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.~~
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or ~~liquidity or~~ on the capital ~~or liquidity~~ of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)Certificates. A certificate of a Lender or any Issuing Bank setting forth in reasonable detail the basis of its request and the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. No Lender or Issuing Bank may make any demand pursuant to this Section 5.01 more than 180 days after the Termination Date.
Section 1.02Break Funding Payments.
(a)~~.Except for any prepayment made pursuant to Section 3.04(c)~~Break Funding (Other than RFR). With respect to Loans that are not RFR Loans, in the event of (~~a~~i) the payment of any principal of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default~~), (b)~~ or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 3.04(b) and is revoked in accordance therewith) or (iv) the assignment of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as ~~the~~a result of ~~the~~a request by the Borrower pursuant to Section 5.04~~(b), (c) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (d) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto~~, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. ~~In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.~~A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(b)Break Funding (RFR). With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans) or the Termination Date, (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 3.04(b) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto (or the Termination Date) as a result of a request by the Borrower pursuant to Section 5.04, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section ~~5.02 and reasonably detailed calculations therefor, upon request of the Borrower,~~ shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ~~ten~~fifteen (~~10~~15) days after receipt thereof.
Section 1.03Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any Withholding Agent shall be required by applicable law to deduct or withhold any Taxes from such payments, as determined in good faith by the applicable Withholding Agent, then (i) in the case of Indemnified Taxes, the sum payable by such Credit Party shall be increased as necessary so that after such deductions or withholdings of Indemnified Taxes (including such deductions and withholdings applicable to additional sums payable under this Section 5.03(a)) have been made, the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings for Indemnified Taxes been made, (ii) the applicable Withholding Agent shall make all deductions or withholdings required by applicable law and (iii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 5.03(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of such Other Taxes.
(c)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03, but without duplication of any amount indemnified or paid under this Agreement) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability under this Section 5.03(c) delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or a Guarantor to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or any successor form) or IRS Form W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or any successor form) or IRS Form W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI (or any successor form) and, when applicable in the case of the Administrative Agent, IRS Form W-8IMY (or successor form) certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the

Borrower to be treated as a U.S. Person for U.S. federal withholding purposes pursuant to Treasury Regulation Section 1.1441-1(b)(2)(iv)(A);
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or any successor form) or IRS Form W-8BEN-E (or any successor form), as applicable; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN (or any successor form) or IRS Form W-8BEN-E (or any successor form), as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)Status of Administrative Agent. On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), the Administrative Agent will deliver to the Borrower either (i) an executed copy of IRS Form W-9, or (ii) if legally entitled to do so, (a) with respect to any amounts received on its own account, an executed copy of an applicable IRS From W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed copy of IRS Form W-8IMY certifying on Part I, Part II, and Part VI thereof that it is a U.S. branch that has agreed to be treated as a U.S. Person for U.S. federal withholding purposes with respect to payments received by it from the Borrower in its capacity as Administrative Agent, as applicable. The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.
(g)Treatment of Certain Refunds. If any party determines in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan

Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(h).
(i)Defined Terms. For purposes of this Section 5.03, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(j)Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 1.04Designation of Different Lending Office; Replacement of Lenders.
(a)Designation of Different Lending Office. If (i) any Lender requests compensation under Section 5.01, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender asserts an illegality under Section 5.05, (iv) any Lender becomes a Defaulting Lender, (v) any Lender is a Non-Consenting Lender, or (vi) any Lender does not approve a Proposed Borrowing Base that would increase the Borrowing Base then in effect pursuant to Section 2.07(c)(iii) when the Majority Lenders have approved such Proposed Borrowing Base pursuant to Section 2.07(c)(iii), then in any such case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to an assignee or assignees that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (B) in the case of any such assignment resulting from a claim for compensation under Section 5.01, for payments required to be made pursuant to Section 5.03 or an illegality under Section 5.05, such assignment will result in a reduction in such compensation or payments or avoid the illegality, (C) such assignment does not conflict with applicable law, (D) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent, and (E) in the case of any assignment resulting from a Lender not approving an increase to or reaffirmation of the Borrowing Base as contemplated by clause (vi) above, the applicable assignee shall have consented to the increase or reaffirmation of the Borrowing Base. Notwithstanding the foregoing, a Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender hereby agrees to make such assignment and delegations required under this Section 5.04(b).

Notwithstanding the foregoing, a Lender shall not be required to make any such assignment and delegation if such Lender (or its Affiliate) is a Secured Swap Party with any outstanding Secured Swap Obligations unless on or prior thereto, all such Secured Swap Agreements have been terminated or novated to another Person and such Lender (or its Affiliate) shall have received payment of all amounts, if any, payable to it in connection with such termination or novation (or, in each case, other arrangements satisfactory to such Secured Swap Party shall have been made with respect to such outstanding Secured Swap Obligations).
Section 1.05Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain ~~Eurodollar~~Term Benchmark Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such ~~Eurodollar~~Term Benchmark Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such ~~Eurodollar~~Term Benchmark Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar~~Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar~~Term Benchmark Loans) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.
ARTICLE VI
Conditions Precedent
Section 1.01Effective Date. The amendment and restatement of the Existing Credit Agreement by this Agreement and the obligations of the Lenders to make Loans (or to be deemed to have made Loans) and of any Issuing Bank to issue Letters of Credit (or to be deemed to have issued Letters of Credit) hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):
(a)The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement and the Assignment of Secured Indebtedness, in each case, signed on behalf of such party (which, subject to Section 12.06(d), may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page).
(b)To the extent requested by a Lender, the Administrative Agent shall have received duly executed Notes payable to such Lender in a principal amount equal to its Maximum Revolving Credit Amount, dated as of the date hereof.
(c)The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instrument Assignments, including those in respect of the Guaranty and Collateral Agreement and the other Security Instruments, deemed necessary or advisable by the Administrative Agent. In connection with the execution and delivery of the Security Instrument Assignments, the Administrative Agent shall:
(i)be reasonably satisfied that (x) the Security Instruments have created first priority, perfected Liens (subject only to Excepted Liens and other Liens permitted by Section 9.03) on at least 90% of the PV-10 value of the Borrowing Base Properties evaluated in the Initial Reserve Report and (y) the Security Instrument Assignments have assigned such Liens to the Administrative Agent and such Liens continue in full force and effect as of the Effective Date;
(ii)have received certificates, together with undated, blank stock powers for any such certificate, representing all of the issued and outstanding Equity Interests owned by the Credit Parties and to the extent such Equity Interests are certificated; and
(iii)have received from each party thereto duly executed counterparts of an Account Control Agreement (or an amendment and/or assignment of any existing Account Control Agreement) for each Deposit Account and Securities Account listed on Schedule 7.25 other than any Excluded Accounts.
(d)The Administrative Agent shall have received UCC financing statements (including UCC-3 financing statement amendments) for the Borrower and each Guarantor to be filed in each such Person’s state of incorporation or formation, or principal place of business, as applicable.
(e)The Administrative Agent shall have received a certificate of the Secretary or a Responsible Officer of the Borrower and of each Guarantor attaching thereto (i) resolutions of the managers, board of directors or other managing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the Transactions, which such resolutions shall be certified as being true and complete and the certificate shall certify that such resolutions have not been amended or repealed, are in full force and effect on and as of the Effective Date and constitute the only action taken with respect to the subject matter thereof, (ii) a true and complete list of the individuals (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another individual duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the other Loan Documents to which it is a party, (iii) specimen signatures of such authorized individuals, certified to be the true and correct signatures of such authorized individuals, and (iv) for the Borrower and each Guarantor, the articles or certificate of incorporation or formation (certified by the Secretary of State of the jurisdiction of organization) and the bylaws, operating agreement, partnership agreement or other Organizational Document, certified as being true and complete with no amendments other than as attached to such certificate; provided that to the extent that the Borrower delivered a certificate attaching the documents required by this clause (iv) to the Existing Administrative Agent in connection with the Existing Credit Agreement, the Borrower may certify that none of such previously delivered documents have been amended, supplemented or otherwise amended and that such previously delivered documents remain in full force and effect. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
(f)The Administrative Agent shall have received a certificate
(i)of a Responsible Officer of the Borrower certifying that on the Effective Date and giving effect to the Transactions hereunder (x) all representations and warranties of the Borrower and each other Credit Party in the Loan Documents are true and correct in all material respects, except those representations and warranties which include a materiality qualifier, which shall be true and correct as so qualified, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of such specified earlier date, (y) no Default or Event of Default has occurred or is continuing or will result from the making of the Loans or the Transactions contemplated by the Loan Documents and (z) the Credit Parties and the Restricted Subsidiaries have received all consents and approvals required by Section 7.03; and
(ii)of a Responsible Officer of the Borrower certifying that on the Effective Date on a pro forma basis after giving effect to the Transactions, (x) since the Bankruptcy Exit Date, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, (y) Holdings together with the Borrower and its Restricted Subsidiaries do not have any Excess Cash in excess of the Excess Cash Threshold and (z) the Aggregate Revolving Credit Commitment available to be borrowed after the Effective Date (disregarding for purposes of this clause (z) the condition set forth in Section 6.02(c)) equals or exceeds twenty-five percent (25%) of the Aggregate Elected Commitment Amount.
(g)The Administrative Agent shall have received a Solvency Certificate from a Responsible Officer of the Borrower certifying that the Borrower and the other Credit Parties taken as a whole are Solvent.
(h)The Administrative Agent shall have received certificates with respect to the existence, qualification and good standing or other comparable status of the Borrower and each of the other Credit Parties from the appropriate State agency of such Credit Party’s jurisdiction of organization and such other jurisdictions as may be reasonably requested by the Administrative Agent.
(i)The Administrative Agent shall have received an opinion of (x) Kirkland & Ellis LLP, New York counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, as to such customary matters regarding this Agreement, the Security Instruments and the other Loan Documents and the Transactions as the Administrative Agent or its counsel may reasonably request and (y) The Title Law Group, PLLC, Oklahoma and Ohio counsel to the Borrower, with respect to mortgages and other recorded instruments to perfect interests in real property in form and substance reasonably satisfactory to the Administrative Agent.
(j)The Administrative Agent shall have received a customary insurance certificate evidencing coverage of the Credit Parties and their respective Subsidiaries evidencing that the Borrower is carrying insurance in accordance with Section 8.07 and naming the Administrative Agent in such capacity for the Lenders as loss payee on all property insurance policies and naming the Administrative Agent and the Lenders as additional insureds on all liability policies.
(k)The Administrative Agent shall have received (i) the unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Holdings, the Borrower and its Consolidated Subsidiaries as of the most recently ended fiscal quarter prior to the Effective Date for which financial statements are available and (ii) the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).
(l)The Administrative Agent shall have received appropriate UCC and other Lien and judgment search certificates from the jurisdiction of organization reflecting no prior Liens encumbering the Properties of such Credit Party other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(m)The Administrative Agent shall have received and be reasonably satisfied with title information setting forth the status of title to at least 85% of the PV-10 value of the Borrowing Base Properties evaluated in the Initial Reserve Report consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located.
(n)The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower.
(o)The Arrangers, the Administrative Agent and the Lenders shall have received all upfront, arrangement and agency fees and other fees and amounts due and payable on or prior to the Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the fees and expenses of Mayer Brown LLP, counsel to the Administrative Agent, and any other counsel or advisors to the Administrative Agent, to the extent that an invoice in respect of such fees and expenses has been received by the Borrower at least two (2) Business Days prior to the Effective Date).
(p)The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information reasonably requested in writing at least five (5) Business Days prior to the Effective Date by the Administrative Agent or any Lender in connection with (x) applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the Patriot Act and (y) the Beneficial Ownership Regulation. The Administrative Agent shall have received a Beneficial Ownership Certification at least five (5) Business Days prior to the Effective Date.
(q)The Borrower shall have delivered Schedule 7.20 and such schedule shall demonstrate that one or more of the Credit Parties has entered into Swap Agreements constituting Acceptable Hedge Transactions covering notional volumes of natural gas representing not less than seventy percent (70%) of the reasonably anticipated projected production from the projected natural gas production from Proved Developed Producing Reserves for each calendar quarter in the period of four consecutive full calendar quarters after the Effective Date, as such projected production is set forth in the Initial Reserve Report and such Acceptable Hedge Transactions shall continue in effect on the Effective Date.
(r)The Subordinated Intercompany Note executed by the parties thereto accompanied by an undated instrument of transfer duly executed in blank and satisfactory to the Administrative Agent.
(s)The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower and TC Energy (or each of its applicable subsidiaries) shall have terminated all firm transportation agreements between them and resolved and settled any material related claims with respect thereto.
(t)The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Swap Intercreditor Agreement.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) on or prior to October 29, 2021 (and, in the event such conditions are not so satisfied or waived, the Revolving Credit Commitments shall terminate at such time).For purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
Section 1.02Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding on the Effective Date), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (including deeming the Existing Letters of Credit to have been issued on the Effective Date), is subject to the satisfaction of the following conditions:
(a)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing.
(b)Each of the representations and warranties of the Borrower and the Guarantors, set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of such specified earlier date.
(c)At the time of and immediately after giving effect to such Borrowing, the Borrower and its Restricted Subsidiaries shall not have Excess Cash in an amount greater than the Excess Cash Threshold.
(d)Reserved.
(e)The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable; provided that no request for a Letter of Credit is required in connection with the deemed issuance of the Existing Letters of Credit on the Effective Date.
Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a), (b) and (c).
ARTICLE VII
Representations and Warranties
The Credit Parties jointly and severally represent and warrant to the Lenders that:
Section 1.01Organization; Powers. Each of the Credit Parties and the Restricted Subsidiaries is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clauses (b) and (c), where such failure could not reasonably be expected to have a Material Adverse Effect.
Section 1.02Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate, partnership or limited liability company powers and have been duly authorized by all necessary corporate, limited liability company or partnership and, if required, shareholder action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrower or any Guarantor is a party has been duly executed and delivered by the Borrower or such Guarantor, as applicable, and constitutes a legal, valid and binding obligation of the Borrower or such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 1.03Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except (i) such as have been obtained or made and are in full force and effect, (ii) the filings and recordings necessary to perfect the Liens created hereby and by the Security Instruments (or assign such Liens from the Existing Administrative Agent to the Administrative Agent), (iii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not reasonably be expected to have a Material Adverse Effect and (iv) the filing of any required documents with the SEC, (b) will not violate any applicable law or regulation or the charter, by-laws or other Organizational Documents of the Credit Parties or any Restricted Subsidiary or any order of any Governmental Authority (except, with respect to applicable law or regulations, for such violations that would not reasonably be expected to have a Material Adverse Effect), (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing or governing Material Debt binding upon the Credit Parties, the Restricted Subsidiaries or their respective Properties, or give rise to a right thereunder to require any payment to be made by the Credit Parties or any Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Credit Parties or any Restricted Subsidiary (other than the Liens created by the Loan Documents).
Section 1.04Financial Position; No Material Adverse Effect.
(a)The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of operations, stockholders’ equity and cash flows for Old Borrower and its consolidated subsidiaries as of and for the fiscal year ended December 31, 2020, reported on by Grant Thornton LLP, independent public accounts, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Old Borrower and its consolidated subsidiaries as of such date and for such periods in accordance with GAAP.
(b)Since the Bankruptcy Exit Date, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(c)As of the Effective Date, no Credit Party or any Restricted Subsidiary has any Material Debt (including Disqualified Capital Stock), or any material contingent liabilities, off-balance sheet liabilities or partnerships, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except (i) the Secured Obligations, (ii) the Senior Unsecured 2026 Notes or (iii) as referred to or reflected or provided for in the Financial Statements delivered under Section 7.04(a).
Section 1.05Litigation. Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Credit Parties or the Restricted Subsidiaries, threatened in writing against or affecting the Credit Parties or the Restricted Subsidiaries (a) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve any Loan Document or the Transactions. Since the Effective Date, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.
Section 1.06Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)the Credit Parties and their respective Subsidiaries and each of their respective Properties and operations thereon are in compliance with all applicable Environmental Laws;
(b)the Credit Parties and their respective Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of the Credit Parties and their respective Subsidiaries has received any written notice that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be denied;
(c)there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that are pending or, to the knowledge of any Credit Party, threatened in writing against the Credit Parties and their respective Subsidiaries or any of their respective Properties;
(d)there has been no unauthorized Release of Hazardous Materials at, on, under or from any of the Credit Parties’ or their respective Subsidiaries’ Properties that has given rise to any liability or obligation of any Credit Party or Subsidiary under applicable Environmental Laws regarding the investigation, remediation, abatement, removal, or monitoring of Hazardous Materials at such Properties; and
(e)neither the Credit Parties nor their respective Subsidiaries has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Release of Hazardous Materials at, under, on or from any real properties offsite the Credit Parties’ or their respective Subsidiaries’ Properties.

Section 1.07Compliance with the Laws and Agreements; No Defaults.
(a)Each of the Credit Parties and the Restricted Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)No Default or Event of Default has occurred and is continuing.
Section 1.08Investment Company Act. None of the Credit Parties or any of the Restricted Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 1.09Taxes. Each of the Credit Parties and their Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to be filed by such Credit Party or its Subsidiaries (taking into account all applicable extensions) and has paid or caused to be paid all Taxes due and payable by such Credit Party or its Subsidiaries, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 1.10ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:
(a)The Credit Parties have complied in all material respects with ERISA and, where applicable, the Code regarding each Benefit Plan, if any.
(b)Each Benefit Plan, if any, is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.
(c)No ERISA Event has occurred or is reasonably expected by the Credit Parties or any ERISA Affiliate to occur.
(d)No failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived, exists with respect to any Plan.
(e)None of the Credit Parties or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.
(f)None of the Credit Parties sponsors, maintains or contributes to an employee welfare benefit plan, as defined in Section 3(1) of ERISA, which is maintained to provide benefits to former employees of such entities that may not be terminated by the Credit Parties in their sole discretion without any material liability.
Section 1.11Disclosure; No Material Misstatements. None of the reports, financial statements, certificates or other written information, taken as a whole, furnished by or on behalf of the Credit Parties and their respective Subsidiaries to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document or delivered by the Borrower, any other Credit Party or any of their respective Subsidiaries to the Administrative Agent or any Lender hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not materially misleading on the date when furnished; provided that with respect to financial estimates, projected or forecasted financial information and other forward-looking information, the Credit Parties each represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (a) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period(s) covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance, and (b) no representation is made with respect to information of a general economic or general industry nature. There are no statements or conclusions in any Reserve Report or in any information delivered in connection therewith which are based upon or include materially misleading information of a material fact or fail to take into account material information regarding the material matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries and production and cost estimates contained in each Reserve Report and in other information delivered in connection therewith are necessarily based upon professional opinions, estimates and projections and that no warranty is made with respect to such opinions, estimates and projections.
Section 1.12Insurance. The Credit Parties have, and have caused all of the Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage satisfying the requirements set forth in Section 8.07.
Section 1.13Restriction on Liens. Except as permitted by Section 9.13(f), neither the Credit Parties nor the Restricted Subsidiaries is a party to any agreement or arrangement or is subject to any order, judgment, writ or decree, which either prohibits or purports to prohibit any of the Credit Parties or the Restricted Subsidiaries from granting Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations, or restricts any Restricted Subsidiary from paying dividends or making any other distributions in respect of its Equity Interests to the Credit Parties or any Restricted Subsidiary, or restricts any Restricted Subsidiary from making loans or advances or transferring any Property to the Credit Parties or any Restricted Subsidiary, or which requires the consent of or notice to other Persons in connection therewith.
Section 1.14Subsidiaries. As of the Effective Date or as of the date of the most recent certificate delivered pursuant to Section 8.01(c), except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), and which disclosure (including updates included in certificates delivered pursuant to Section 8.01(c)) shall be a supplement to Schedule 7.14, none of the Credit Parties has any direct or indirect Subsidiaries or Unrestricted Subsidiaries. The Borrower does not have any direct or indirect Foreign Subsidiaries except for Grizzly Oil Sands. Each Subsidiary listed on Schedule 7.14 (as supplemented) is (a) a Restricted Subsidiary unless specifically designated as an Unrestricted Subsidiary therein, (b) a Material Subsidiary unless specifically designated as an Immaterial Subsidiary therein and (c) a Wholly-Owned Subsidiary of the Borrower unless specifically designated otherwise.
Section 1.15Location of Business and Offices. As of the Effective Date or as of the date of the most recent certificate delivered pursuant to Section 8.01(k), the jurisdiction of organization, correct legal name as listed in the public records of its jurisdiction of organization, organizational identification number in its respective jurisdiction of organization, federal tax identification number, if applicable, and the principal place of business and chief executive office, in each case of each Credit Party and its respective Subsidiaries is set forth on Schedule

7.14 (or as set forth in a notice delivered pursuant to Section 8.01(k) and delivered in accordance with Section 12.01).
Section 1.16Properties; Titles, Etc.
(a)Each of the Borrower and the Restricted Subsidiaries has good and defensible title to its Oil and Gas Properties evaluated in the most recently delivered Reserve Report (other than those disposed of in compliance with Section 9.11 since delivery of such Reserve Report) and good title to all its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to Liens permitted by Section 9.03, the Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report or otherwise indicated to the Administrative Agent in connection with the Reserve Report, other than any reduction in such interests after the date such Reserve Report was delivered resulting from any Disposition permitted under this Agreement or from non-consent election, and the ownership of such Properties shall not in any material respect obligate it to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in its net revenue interest in such Property.
(b)All leases and agreements necessary for the conduct of the business of the Credit Parties and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent any failure to be valid and subsisting and in full force and effect could not reasonably be expected to have a Material Adverse Effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or agreement, which could reasonably be expected to have a Material Adverse Effect.
(c)The rights and Properties presently owned, leased or licensed by the Credit Parties and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties reasonably necessary to permit the Credit Parties and the Restricted Subsidiaries to conduct their business, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.
(d)All of the Properties of the Credit Parties and the Restricted Subsidiaries (other than the Oil and Gas Properties, which are addressed in Section 7.17) which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.
(e)Each of the Credit Parties and the Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Credit Parties and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Credit Parties and the Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 1.17Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and the Restricted Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries. Specifically in connection with the foregoing, except as could not reasonably be expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Borrower and the Restricted Subsidiaries is subject to having allowable production reduced below the full and regular allowable production (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower and the Restricted Subsidiaries is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower and the Restricted Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower and the Restricted Subsidiaries, in a manner consistent with the Borrower’s and the Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).
Section 1.18Gas Imbalances, Prepayments.As of the Effective Date, except as set forth on Schedule 7.18 (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all Advance Payments received by any Credit Party under Advance Payment Contracts that have not been satisfied by delivery of production does not exceed $5,000,000.
Section 1.19Marketing of Production. Except for contracts listed and in effect on the Effective Date on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report Certificate (with respect to all of which contracts the Borrower represents that it or its Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on sixty (60) days’ notice or less without penalty or detriment for the sale of production from the Borrower’s and the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of more than seven (7) months from the Effective Date or the date of disclosure or delivery of such Reserve Report Certificate, as applicable.
Section 1.20Swap Agreements. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(d) (as of the relevant period end), sets forth, a true and complete list of all Swap Agreements of the Borrower, any other Credit Party and each of the Restricted Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof, all credit support agreements relating thereto (including any margin required or supplied), if applicable, and the counterparty to each such agreement.

Section 1.21Use of Loans and Letters of Credit.The proceeds of the Loans made or deemed made, and any Letters of Credit issued or deemed issued, shall be used (a) to provide working capital for exploration and production operations, (b) to finance capital expenditures, including capital projects and additional acquisitions, in each case to the extent permitted by the terms of this Agreement and (c) for other lawful general corporate purposes, including each use of proceeds specified in Section 8.18. The Credit Parties and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates Regulation T, U or X of the Federal Reserve Board.
Section 1.22Solvency. Immediately prior to and immediately after giving effect to each Borrowing and each issuance, amendment, renewal, or extension of a Letter of Credit, the Borrower and the other Credit Parties taken as a whole, are Solvent.
Section 1.23Anti-Corruption. Neither the Credit Parties nor their respective Subsidiaries, nor any director, officer, or employee, nor to the knowledge of the Credit Parties, any agent of the Credit Parties or their respective Subsidiaries is in violation of or is aware of or is taking any action, directly or knowingly, indirectly, in violation of any applicable Anti-Corruption Laws, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
Section 1.24AML and Sanctions. Neither any of the Credit Parties nor any of their respective Subsidiaries, nor any director, officer, or employee, nor to the knowledge of the Credit Parties, any agent or Affiliate of the Credit Parties or their respective Subsidiaries is (i) a Sanctioned Person or (ii) in violation of any AML Laws or Sanctions. The Borrower will not directly or, knowingly, indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, in a manner that will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any Person participating in the transactions contemplated by this Agreement, whether as lender, issuing bank, borrower, guarantor, agent, or otherwise. The Borrower represents that neither it nor any of the other Credit Parties nor any of their respective Subsidiaries or Affiliates is engaging in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country in violation of Sanctions. No Borrowing or Letter of Credit relates, directly or, knowingly, indirectly, to any unlawful activities or business of or with a Sanctioned Person or with or in a Sanctioned Country; and, the Credit Parties and their respective Subsidiaries are conducting their business in material compliance with all applicable Anti-Corruption Laws.
Section 1.25Accounts. Set forth on Schedule 7.25 lists all Deposit Accounts, including any Excluded Accounts, Commodity Accounts and Securities Accounts maintained by or for the benefit of the Credit Parties or any Restricted Subsidiary as of the Effective Date.
Section 1.26Security Instruments.
(a)Guaranty and Collateral Agreement. The provisions of the Guaranty and Collateral Agreement are effective to create, in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on, and security interest in, all of the Collateral covered thereby, and (i) when financing statements and other filings in appropriate form are filed in the offices specified in the Guaranty and Collateral Agreement and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Guaranty and Collateral Agreement or hereunder), the Liens created by the Guaranty and Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in the Collateral covered thereby (other than such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case free of and prior and superior to all Liens other than Excepted Liens and other Liens permitted by Section 9.03.
(b)Mortgages. Each Mortgage is effective to create, in favor of the Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Mortgaged Property thereunder and the proceeds thereof, subject only to Excepted Liens and other Liens permitted by Section 9.03, and when the Mortgages are recorded or filed in the offices specified on Schedule 7.26 (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 8.11 and Section 8.14, when such Mortgage is recorded or filed in the appropriate offices), the Mortgages shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Borrower and Subsidiaries in the Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens permitted by Section 9.03.
(c)Valid Liens. Each other Security Instrument delivered hereunder (including pursuant to Section 8.11 and Section 8.14), upon execution and delivery thereof, is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Governmental Requirements, such Security Instruments will constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Credit Parties in such Collateral, in each case with no other Liens except for Liens permitted by Section 9.03.
(d)All of the warranties of all Credit Parties set forth in the Security Instruments are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date).
Section 1.27International Operations.Holdings, the Borrower and its Restricted Subsidiaries do not own, and have not acquired or made any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States, tribal lands or in the offshore federal waters of the United States of America.
Section 1.28Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

ARTICLE VIII
Affirmative Covenants
Until the Revolving Credit Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) and all Letters of Credit shall have expired, terminated or have been cash collateralized (or as to which other arrangements satisfactory to the Administrative Agent and each Issuing Bank shall have been made) and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders, and covenants and agrees with the Lenders to cause the Restricted Subsidiaries, that:
Section 1.01Financial Statements; Other Information. The Borrower (or Holdings in the case of clauses (a) and (b) below) will furnish to the Administrative Agent and each Lender:
(a)Annual Financial Statements. As soon as available and not later than ninety (90) days after the end of each fiscal year of Holdings, audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Holdings, the Borrower and its Consolidated Subsidiaries as of the end of and for such year, setting forth in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing, without a “going concern” or like qualification, emphasis on the matter or exception (except to the extent such “going concern” qualification is solely attributable to the Maturity Date occurring within the next twelve months or a projected financial covenant default within the next twelve months) and without any qualification or exception as to the scope of such audit to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings, the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.
(b)Quarterly Financial Statements. As soon as available, but in any event and not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Holdings, commencing with the fiscal quarter ending September 30, 2021, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Holdings, the Borrower and its Consolidated Subsidiaries as of the end of and for such quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations of Holdings, the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(c)Certificate of Financial Officer -- Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), commencing with the fiscal quarter ended September 30, 2021, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit B hereto (i) certifying as to whether a Default or Event of Default has occurred and is continuing as of the date of such certificate and, if a Default or Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the Effective Date which materially changes the calculation of any covenant or affects compliance with the terms of this Agreement and, if applicable, specifying the effect of such change on the financial statements accompanying such certificate, (iv) additional financial information (which may be in the form of footnotes to the consolidated financial statements referred to in Section 8.01(a) or Section 8.01(b) above) that explains in reasonable detail the differences between the information relating to Holdings and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and its Consolidated Subsidiaries, on the other hand, as reasonably requested by the Administrative Agent, including any supporting documents used to prepare such calculations, (v) if, during the applicable period, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Restricted Subsidiaries, additional financial information (which may be in the form of footnotes to the consolidated financial statements referred to in Section 8.01(a) or Section 8.01(b) above) setting forth calculations excluding the effects of any Unrestricted Subsidiaries that constitute Consolidated Subsidiaries and containing such calculations for any Unrestricted Subsidiaries as reasonably requested by the Administrative Agent, including any supporting documents used to prepare such calculations, (vi) setting forth a specification of any change in the identity of the Restricted Subsidiaries, Material Subsidiaries, Guarantors, and Unrestricted Subsidiaries as of the end of such period, as the case may be, from the Restricted Subsidiaries, Material Subsidiaries, Guarantors and Unrestricted Subsidiaries, respectively, identified on the Effective Date or in the most recently delivered certificate pursuant to this Section 8.01(c) (and, to the extent necessary, designating sufficient additional Restricted Subsidiaries as Material Subsidiaries so as to comply with the definition of “Material Subsidiary”) and (vii) setting forth reasonably detailed calculations of Available Free Cash Flow for such fiscal quarter most recently ended.
(d)Swap Agreements. Concurrently with the delivery of each Reserve Report required by Section 8.12, a true and complete list of all Swap Agreements, as of a recent date prior to such date, of the Borrower, each other Credit Party and each of the Restricted Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefore, any new credit support agreements relating thereto not listed on Schedule 7.20, if applicable, any margin required or supplied under any credit support document, if applicable, and the counterparty to each such agreement.
(e)Certificate of Insurer. Concurrently with any delivery of financial statements under Section 8.01(a), an ACORD evidence of insurance certificate of insurance coverage from each insurer providing insurance to Holdings, the Borrower or any Restricted Subsidiary in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, information presented in reasonable detail as to the insurance maintained by Holdings, the Borrower or any Restricted Subsidiary.
(f)SEC and Other Filings. To the extent applicable, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Credit Parties and the Restricted Subsidiaries with the SEC, or with any national securities exchange, or distributed by the Credit Parties and the Restricted Subsidiaries to shareholders generally, as the case may be.
(g)Notices Under Material Instruments. Promptly after the furnishing or receipt thereof, a copy of any notice of default received from any holder or holders of any Material Debt (other than the Secured Obligations) or any trustee or agent on its or their behalf, to the extent such notice has not otherwise been delivered to the Administrative Agent hereunder.
(h)Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter (except standard and customary correspondence) submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by, or on behalf of, the Borrower or any such Subsidiary to such report or letter.
(i)Notice of Sales or Acquisitions of Oil and Gas Properties or Liquidation of Swap Agreements. In the event the Borrower or any Restricted Subsidiary intends to (i) Dispose of any Borrowing Base Properties (or any Equity Interests in any Restricted Subsidiary owning interests in Borrowing Base Properties) having an aggregate value in excess of 5% of the Borrowing Base in effect immediately prior to such Disposition or (ii) acquire any Oil and Gas Properties (or any Equity Interests in any Person owning interests in Oil and Gas Properties) having an aggregate value in excess of five percent (5%) of the Borrowing Base in effect immediately prior to such acquisition, prior written notice of such Disposition or acquisition, the price thereof, the anticipated date of closing, and any other details thereof reasonably requested by the Administrative Agent or any Lender. In the event that the Borrower, any other Credit Party or any Restricted Subsidiary receives any notice of early termination of any Swap Agreement to which it is a party from any of its counterparties, or any Swap Agreement to which the Borrower, any other Credit Party or any Restricted Subsidiary is a party is Liquidated, in each case, upon which the Lenders relied in determining the most recent Borrowing Base, and the aggregate Swap PV of all such terminations or Liquidations exceeds five percent (5%) of the Borrowing Base as then in effect, prompt written notice of the receipt of such early termination notice or such Liquidation (and in the case of a voluntary Liquidation of any Swap Agreement, prior written notice thereof), as the case may be, together with a reasonably detailed description or explanation thereof and any other details thereof requested by the Administrative Agent or any Lender.
(j)Notice of Casualty Events. Prompt written notice, and in any event within three Business Days (or such later date as the Administrative Agent may agree to in its sole discretion), of the occurrence of any Casualty Event in respect of Borrowing Base Properties having an aggregate value in excess of 5% of the Borrowing Base in effect immediately prior to such Casualty Event.
(k)Information Regarding Credit Parties. Prompt written notice of (and in any event within five (5) days after the items set forth in clauses (ii), (iii) and (v) below, and five Business Days’ prior written notice of the items set forth in clauses (i) and (iv) below (or, in each case, such later date as the Administrative Agent may agree to in its sole discretion)) any change (i) in any Credit Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Credit Party’s chief executive office or principal place of business, (iii) in any Credit Party’s identity or corporate structure, (iv) in any Credit Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in any Credit Party’s federal tax identification number, if any.
(l)Production Report and Lease Operating Statements. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12(a), a report setting forth, for each calendar month during the then-current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries, and setting forth the related ad valorem, severance and production Taxes and lease operating expenses attributable thereto and incurred for each such calendar month.
(m)Notices of Certain Changes. Promptly, but in any event at least one (1) Business Day prior to the execution thereof (or such later date as the Administrative Agent may agree to in its sole discretion), copies of any written material amendment, modification or supplement to any agreement governing any Material Debt (other than extensions of an administrative, technical or immaterial nature, or amendments, modifications or waivers to correct or cure ambiguities, errors, omissions or defects or to fix incorrect cross references or similar inaccuracies), or any material amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Credit Parties or the Restricted Subsidiaries.
(n)Annual Budgets. Concurrently with the delivery of each Reserve Report required by Section 8.12, a detailed quarterly business plan and budget, in a form reasonably satisfactory to the Administrative Agent, for the next succeeding twelve-month period of the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower.
(o)Notice of Permitted Debt Issuance. Written notice on or prior to the incurrence of any Permitted Debt incurred in reliance on Section 9.02(f) or Section 9.02(h), the amount thereof and the anticipated date of closing and any material agreements governing such Permitted Debt.
(p)Other Requested Information. (i) Promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Credit Parties or the Restricted Subsidiaries (including, without limitation, any Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent on behalf of any Lender and required for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Beneficial Ownership Regulation and (ii) upon Holdings or the Borrower’s knowledge thereof, if Holdings or the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, prompt written notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, Holdings or the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation).
(q)EDGAR Postings. In lieu of delivery of paper counterparts of financial statements or other information required to be delivered to the Administrative Agent and each Lender pursuant to this Section 8.01, to the extent such financial statements or other information has been published on EDGAR and/or on its website, the Borrower may send to the Administrative Agent and each Lender notice that such financial statements or other information is available on EDGAR or its website and delivery of such notice shall satisfy the Borrower’s requirements under this Section 8.01 to deliver to the Administrative Agent and each Lender paper counterparts of such financial statements and other information; provided, however, that if any Lender is unable to access EDGAR or the Borrower’s website, the Borrower agrees to provide such Lender with paper copies of the information required to be furnished pursuant to this Section 8.01 promptly following notice from the Administrative Agent that such Lender has requested the same. Any other information required to be delivered pursuant to this Section 8.01 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on “EDGAR” or the Borrower’s website or another website identified in such notice and accessible by the Administrative Agent without charge (and the Borrower hereby agrees to provide such notice).
Section 1.02Notices of Material Events. The Credit Parties will furnish to the Administrative Agent and each Lender, promptly after any Credit Party obtains knowledge thereof, but in any event within five (5) Business Days thereof (or such later date as the Administrative Agent may agree to in its sole discretion), written notice of the following:

(a)the occurrence of any Default or Event of Default;
(b)(i) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Credit Parties or any Subsidiary not previously disclosed in writing to the Administrative Agent as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect and (ii) any material adverse development in any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Credit Parties or any Subsidiary (whether or not previously disclosed to the Lenders) that, in the case of either (i) or (ii) above, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and
(c)any other development that has had or could reasonably be expected to result in a Material Adverse Effect.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 1.03Existence; Conduct of Business. Each Credit Party will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which any of its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except in the case of clause (b) only, where the failure to so satisfy the foregoing requirements could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10 or any Disposition permitted under Section 9.11.
Section 1.04Payment of Obligations. The Credit Parties will, and will cause each of the Restricted Subsidiaries to, pay or discharge all their obligations and liabilities, including all Taxes imposed on such Credit Party or Restricted Subsidiary, before the same shall become delinquent, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted, and such Credit Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.
Section 1.05Performance of Obligations under Loan Documents. The Borrower will repay the Loans according to the terms thereof, and the Credit Parties will, and will cause each of the Restricted Subsidiaries to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including this Agreement, at the time or times and in the manner specified.
Section 1.06Operation and Maintenance of Properties; Subordination of Affiliated Operators’ Liens. Each Credit Party will, and will cause each of the Restricted Subsidiaries to:
(a)operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to so operate or comply could not reasonably be expected to have a Material Adverse Effect;
(b)except to the extent disposed of pursuant to a transaction permitted by this Agreement, keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;
(c)promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and obligations accruing under the leases or other agreements affecting or pertaining to its material Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(d)promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards and in all material respects, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other Properties except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(e)cause each Affiliate of the Borrower (other than the Credit Parties) which operates any of the Borrower’s or its Restricted Subsidiaries’ Oil and Gas Properties to subordinate, pursuant to agreements in form and substance reasonably satisfactory to the Administrative Agent, any operators’ Liens or other Liens in favor of such Affiliate in respect of such Oil and Gas Properties to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties; and
(f)to the extent neither the Borrower nor one of its Restricted Subsidiaries is the operator of any of its Oil and Gas Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06, but the failure of the operator to so comply will not, in and of itself, constitute a Default or Event of Default hereunder.
Section 1.07Insurance. The Borrower and each other Credit Party will, and will cause each of the Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name or otherwise include the Administrative Agent and the Lenders as “additional insureds”, and the Borrower will use commercially reasonable efforts to ensure that the insurer will endeavor to give at least thirty (30) days prior notice of any cancellation thereof to the Administrative Agent (or ten (10) days prior notice of any cancelation on account of non-payment).
Section 1.08Books and Records; Inspection Rights. The Borrower and each other Credit Party will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in accordance with GAAP. The Borrower and each other Credit Party will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Credit Parties shall not be required to reimburse any cost or expense related thereto more than once in any calendar year (unless an Event of Default has occurred and is continuing).
Section 1.09Compliance with Laws.
(a)The Borrower and each other Credit Party will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)The Credit Parties will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Credit Parties, their respective Subsidiaries and their respective directors, officers, employees and agents with AML Laws, Anti-Corruption Laws and applicable Sanctions.
Section 1.10Environmental Matters.
(a)Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, the Borrower and each other Credit Party and each of their Subsidiaries shall at its sole expense (including such contribution from third parties as may be available): (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws; (ii) obtain or file, and shall cause each Subsidiary to obtain or file, applications for all Environmental Permits required to be obtained or filed in connection with the operation or use of the Borrower’s, any other Credit Parties’, or their respective Subsidiaries’ Properties; and (iii) commence and prosecute to completion, and shall cause each Subsidiary to commence and prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required under applicable Environmental Laws because of or in connection with any Release of Hazardous Material on, under, about or from any of the Borrower’s, any other Credit Parties’, or their respective Subsidiaries’ Properties; provided, however, that the Borrower and each other Credit Party and each of the Restricted Subsidiaries shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
(b)Each Credit Party will promptly, and in any event within ten (10) Business Days of receiving written notice thereof (or such later date as the Administrative Agent may agree to in its sole discretion), notify the Administrative Agent and the Lenders in writing of any action, investigation or inquiry initiated by any Governmental Authority or any demand or lawsuit filed by any landowner or other third party under any applicable Environmental Laws against the Borrower, any other Credit Party or their respective Subsidiaries or their Properties if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $20,000,000, not fully covered by insurance, subject to normal deductibles.

Section 1.11Further Assurances.
(a)The Borrower and each other Credit Party at its sole expense will, and will cause each of its Restricted Subsidiaries to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects (in regards to errors and mistakes), or accomplish the conditions precedent, covenants and agreements of the Credit Parties or the Restricted Subsidiaries, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any mistakes in this Agreement or the Security Instruments or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.
(b)The Borrower and each other Credit Party hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Credit Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Credit Party acknowledges and agrees that any financing statement may describe the Collateral as “all assets” of the Borrower or the applicable Guarantor or words of similar effect as may be required by the Administrative Agent. The Administrative Agent will promptly send the Borrower any financing or continuation statements it files without the signature of the Borrower or any other Credit Party and the Administrative Agent will promptly send the Borrower the filing or recordation information with respect thereto.
Section 1.12Reserve Reports.
(a)On or before April 1st and October 1st of each year, commencing April 1, 2022, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report as of the immediately preceding January 1 or July 1, as applicable. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding January 1 Reserve Report.
(b)In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding January 1st Reserve Report. For any Interim Redetermination requested by the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as reasonably required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.
(c)With the delivery of each Reserve Report (other than the Initial Reserve Report), the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer, in substantially the form of Exhibit G hereto (the “Reserve Report Certificate”), certifying that in all material respects: (i) the information provided by the Borrower in connection with the preparation of such Reserve Report and any other information delivered in connection therewith by the Borrower is true and correct, and any projections based upon such information have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable, subject to uncertainties inherent in all projections, (ii) the Borrower and the Restricted Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to the Oil and Gas Properties evaluated in such Reserve Report that would require the Borrower or the Restricted Subsidiaries to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Oil and Gas Properties evaluated in the immediately preceding Reserve Report have been sold since the date of the last Borrowing Base redetermination except as set forth on an exhibit to the certificate, which certificate shall list all of the Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report that the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the Effective Date, (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating that the percentage of the total value of the Oil and Gas Properties evaluated by such Reserve Report that such Mortgaged Properties represent is in compliance with Section 8.14(a) and (vii) attached thereto is a summary in reasonable detail of all material minimum volume commitments or material minimum revenue commitments (if any) for firm transportation and any deficiencies in respect thereof reasonably anticipated for the six-month period commencing on the date of such Reserve Report Certificate.
Section 1.13Title Information.
(a)On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12, to the extent requested by the Administrative Agent, the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 85% of the PV-10 value of the Borrowing Base Properties evaluated by such Reserve Report.
(b)If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions (other than Liens which are permitted by Section 9.03 having an equivalent value) or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 85% of the PV-10 value of the Borrowing Base Properties evaluated by such Reserve Report.
(c)If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information as required by Section 8.13(a) and Section 8.13(b), such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Majority Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the requirements of Section 8.13(a) and Section 8.13(b), and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information pursuant to Section 8.13(a) and Section 8.13(b). Such new Borrowing Base shall become effective immediately after receipt of such notice.
Section 1.14Additional Collateral; Additional Guarantors.
(a)In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 90% of the PV-10 value of the Borrowing Base Properties of the Borrower and the Restricted Subsidiaries evaluated in the most recently completed Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties represent less than 90% of the PV-10 value of the Borrowing Base Properties of the Borrower and the Restricted Subsidiaries evaluated in the most recently completed Reserve Report delivered to the Administrative Agent, then the Borrower shall, and shall cause each of its Restricted Subsidiaries to, grant, within sixty (60) days (or such later date as the Administrative Agent may agree to in its sole discretion) of the delivery of the Reserve Report Certificate, to the Administrative Agent or its designee as security for the Secured Obligations a first-priority Lien interest (subject to Liens permitted by Section 9.03 which may attach to Mortgaged Property) on additional Oil and Gas Properties of the Borrower and the Restricted Subsidiaries not already subject to a Lien of the Security Instruments such that after giving effect thereto, the value of the Mortgaged Properties is equal to or greater than 90% of the PV-10 value of the Borrowing Base Properties of the Borrower and the Restricted Subsidiaries evaluated in such Reserve Report. All such Liens will be created and perfected by and in accordance with the provisions of the Guaranty and Collateral Agreement, deeds of trust, mortgages, security agreements and financing statements or other Security Instruments, and accompanied by opinions of counsel as requested by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent or its designee and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).
(b)The Borrower or Holdings, as applicable, shall promptly cause each Material Subsidiary (other than an Excluded Subsidiary) and each direct or indirect parent entity of the Borrower that is a Subsidiary of Holdings to become a Guarantor and guarantee the Secured Obligations pursuant to the Guaranty and Collateral Agreement. In connection with any such guaranty, the Borrower or Holdings, as applicable, shall, or shall cause the Restricted Subsidiaries or applicable parent entity to, promptly, but in any event no later than 15 days (or such later date as the Administrative Agent may agree to in its sole discretion) after the formation or acquisition (or other similar event, including an Immaterial Subsidiary becoming a Material Subsidiary or upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary) of any Material Subsidiary (other than an Excluded Subsidiary) or applicable parent entity to, (i) cause such Material Subsidiary or applicable parent entity to execute and deliver a joinder and supplement to the Guaranty and Collateral Agreement, (ii) (A) pledge all of the Equity Interests issued by such Material Subsidiary (other than an Excluded Subsidiary) or applicable parent entity and (B) cause such Material Subsidiary or applicable parent entity to pledge all of the Equity Interests directly owned by such Material Subsidiary or applicable parent entity in its respective Subsidiaries (including, without limitation, delivery of original stock certificates evidencing such Equity Interests, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof) other than an Excluded Subsidiary, and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or its designee.
Section 1.15ERISA Event. The Credit Parties will promptly furnish, and will cause any ERISA Affiliate to promptly furnish, to the Administrative Agent (a)  upon becoming aware of the occurrence of any ERISA Event that would reasonably be expected to result in a Lien or a Material Adverse Effect, a written notice specifying the nature thereof, what action such Credit Party or ERISA Affiliate is taking or proposes to take with respect thereto, and, if then known, any action taken or proposed by the IRS, the Department of Labor or the PBGC with respect thereto, and (b) upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan.
Section 1.16Affected Financial Institution. Neither the Borrower nor any of its Restricted Subsidiaries is an Affected Financial Institution.
Section 1.17Accounts. The Credit Parties shall, and shall cause each Restricted Subsidiary to, (i) in connection with any Deposit Account, Commodity Account or Securities Account established or acquired by a Credit Party (other than Excluded Accounts, but only for so long as it is an Excluded Account) promptly, but in any event within thirty (30) days of the establishment or acquisition of such account (or, in the case of a Deposit Account, Commodity Account or Securities Account that ceases to be an Excluded Account, within thirty (30) days after cessation of its status as an Excluded Account) or by such later date as the Administrative Agent shall reasonably agree, cause such Deposit Account, Commodity Account or Securities Account to become and thereafter be maintained subject to an Account Control Agreement; (ii) subject to clause (i) hereof, deposit or cause to be deposited directly, all Cash Receipts into one or more Deposit Accounts in which the Administrative Agent has been granted a first-priority Lien (subject to Excepted Liens of the type described in clause (e) of the definition thereof) and is subject to an Account Control Agreement (in each case, other than amounts referred to in the definition of “Excluded Accounts”, which may be deposited in Excluded Accounts) and (iii) subject to clause (i) hereof, deposit or credit or cause to be deposited or credited directly, all securities and financial assets held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and the Consolidated Restricted Subsidiaries (including, without limitation, all marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper) into one or more Securities Accounts in which the Administrative Agent has been granted a first-priority Lien (subject to Excepted Liens of the type described in clause (e) of the definition thereof) and that is subject to an Account Control Agreement.
Section 1.18Use of Proceeds. The Borrower and its Restricted Subsidiaries shall use the proceeds of Loans and Letters of Credit solely (a) on the Effective Date, (i) to continue, renew and extend (but not repay) the indebtedness existing on the Effective Date under the Existing Credit Agreement and (ii) to fund the Transactions, (b) to provide working capital and other general corporate purposes, (c) to fund drilling expenses, (d) to fund general oil and gas business activities, (e) to finance permitted acquisitions of oil and gas properties and other assets related to the exploration, production and development of oil and gas properties, (f) to make Investments and other payments permitted under this Agreement and (g) to fund fees, commissions and expenses in connection with this Agreement.

Section 1.19Minimum Hedging.
(a)On or before (i) December 31, 2021 (or such later date as the Administrative Agent may agree, in its discretion), the Borrower shall provide to the Administrative Agent reasonably satisfactory evidence that the Credit Parties have entered into Swap Agreements constituting Acceptable Hedge Transactions covering notional volumes of natural gas representing not less than twenty-five percent (25%), and (ii) March 31, 2022 (or such later date as the Administrative Agent may agree, in its discretion), the Borrower shall provide to the Administrative Agent reasonably satisfactory evidence that the Credit Parties have entered into Swap Agreements constituting Acceptable Hedge Transactions covering notional volumes of natural gas representing not less than fifty percent (50%), in each case, of the reasonably anticipated projected production of natural gas from the Credit Parties’ Proved Developed Producing Reserves as such projected production is set forth in the Initial Reserve Report or the Reserve Report most recently delivered pursuant to Section 8.12 for each quarter in the period of four (4) consecutive full calendar quarters commencing with (and including) the fifth calendar quarter after the Effective Date.
(b)In addition to the foregoing and subject to clause (d) below, the Borrower shall, as of ~~any relevant date of determination~~each Spring Scheduled Redetermination Date, have entered into (and shall thereafter maintain) hedge transactions comprising Acceptable Hedge Transactions covering notional quarterly volumes of natural gas representing not less than (i) ~~from and after the Effective Date with respect to each calendar quarter commencing during the period of four (4) consecutive full calendar quarters immediately following such date of determination, seventy~~fifty percent (~~70~~50%) of the reasonably anticipated projected quarterly production of natural gas from the Credit Parties’ Proved Developed Producing Reserves during each ~~such~~full month in the calendar quarter~~,~~  in which such Spring Scheduled Redetermination Date occurs and each calendar quarter remaining in the calendar year that such Spring Scheduled Redetermination Date occurred, and (ii) thirty percent (30%) of the reasonably anticipated projected quarterly production of natural gas from the Credit Parties’ Proved Developed Producing Reserves during each calendar quarter occurring during the calendar year subsequent to the calendar year in which such Spring Scheduled Redetermination Date occurred, in each case, as such reasonably anticipated projected production is set forth in the then most recently delivered Reserve Report provided by the Borrower.
(c) ~~and (ii) from and after March 31, 2022 (or such later date as the Administrative Agent may agree), with respect to each calendar quarter commencing during the period of four (4) consecutive full calendar quarters immediately following the four-quarter period specified in the foregoing clause (i),~~In addition to the foregoing and subject to clause (d) below, the Borrower shall, as of each Fall Scheduled Redetermination Date, have entered into (and shall thereafter maintain) hedge transactions comprising Acceptable Hedge Transactions covering notional quarterly volumes of natural gas representing not less than (i) fifty percent (50%) of the reasonably anticipated projected quarterly production of natural gas from the Credit Parties’ Proved Developed Producing Reserves during each ~~such~~ calendar quarter occurring in the calendar year immediately following the calendar year in which such Fall Schedule Redetermination Date occurred, and (ii) thirty percent (30%) of the reasonably anticipated projected quarterly production of natural gas from the Credit Parties’ Proved Developed Producing Reserves during each calendar quarter occurring during the calendar year immediately subsequent to the calendar year described in the preceding clause (Section 8.19(c)(i)), in each case, as such reasonably anticipated projected production is set forth in the then most recently delivered Reserve Report provided by the Borrower~~; provided that the~~ .
(d)The Borrower shall not be required to comply with the requirements of ~~clause~~ Section 8.19(b)(ii) ~~above~~or Section 8.19(c)(ii) at any time that (x) the Pro Forma Net Leverage Ratio is equal to or less than ~~1.00~~1.25 to 1.00 and (y) the Aggregate Revolving Credit

Commitment available to be borrowed on the date of determination (disregarding for purposes of this ~~clause~~ Section 8.19(~~y~~d) the condition set forth in Section 6.02(c)) equals or exceeds thirty-five percent (35%) of the Aggregate Elected Commitment Amount ~~(the “Required Hedges”)~~.
Section 1.20Post-Closing Covenants. Within the time periods specified on Schedule 8.20 (as each may be extended in writing by the Administrative Agent in its sole discretion), each Credit Party shall, and shall cause each Restricted Subsidiary to, provide the documentation, and complete the undertakings, as are set forth on Schedule 8.20.
ARTICLE IX
Negative Covenants
Until the Revolving Credit Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) and all Letters of Credit shall have expired, terminated or have been cash collateralized (or as to which other arrangements satisfactory to the Administrative Agent and each Issuing Bank shall have been made) and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that, and covenants and agrees to cause the Restricted Subsidiaries that:
Section 1.01Financial Covenants.
(a)Maximum Net Funded Leverage Ratio. The Borrower will not permit, as of the last day of each fiscal quarter, beginning with the fiscal quarter ending December 31, 2021, the Net Funded Leverage Ratio to exceed 3.25 to 1.00.
(b)Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 2021, the Current Ratio to be less than 1.00 to 1.00.
Section 1.02Debt. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, incur, create, assume or suffer to exist any Debt, except:
(a)the Loans, other Secured Obligations and any guaranty of or suretyship arrangement in respect thereof;
(b)unsecured intercompany Debt of (i) the Borrower or Holdings owing to any Restricted Subsidiary, and (ii) any Restricted Subsidiary owing to the Borrower or Holdings or any other Restricted Subsidiary to the extent permitted by Section 9.05(e); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Administrative Agent for the benefit of the Secured Parties, the Borrower or a Subsidiary Guarantor, and, provided further, that any such Debt for borrowed money (including without limitation intercompany receivables or other obligations) owed by either the Borrower or any Credit Party to any Restricted Subsidiary that is not a Credit Party shall be subject to and evidenced by the Subordinated Intercompany Note;
(c)endorsements of negotiable instruments for collection in the ordinary course of business;

(d)Debt of the Credit Parties or the Restricted Subsidiaries (i) associated with bonds or surety obligations required by Governmental Requirements or required by third parties in the ordinary course of business and consistent with past practices, in each case in connection with the operation of the Oil and Gas Properties or (ii) comprised of guarantees of obligations of Restricted Subsidiaries under marketing agreements entered into in the ordinary course of business and which do not constitute Debt for borrowed money;
(e)Debt of the Credit Parties and the Restricted Subsidiaries under Capital Lease Obligations and Purchase Money Obligations financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset (excluding real property interests) incurred by the Borrower or any Restricted Subsidiary within 60 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate principal amount not to exceed $15,000,000 secured by Liens permitted by Section 9.03(c);
(f)Permitted Senior Notes and any guarantees thereof; provided that (i) both immediately before and immediately after giving effect to the incurrence of such Debt, no Default or Event of Default has occurred and is continuing or would result therefrom (after giving effect to any concurrent repayment of Debt with the proceeds thereof, any Borrowing Base adjustment under Section 2.07(e) and any prepayment made pursuant to Section 3.04(c)(iii)); (ii) such Debt and any guarantees thereof (A) are on terms and conditions that are not more restrictive, taken as a whole, than those contained in this Agreement and the other Loan Documents, as reasonably determined by the Borrower in good faith unless, in the case of this clause (A), such more restrictive terms are incorporated into this Agreement, and (B) do not contain financial maintenance covenants; (iii) immediately after the incurrence of such Debt, the Borrowing Base shall be adjusted in accordance with and to the extent required by Section 2.07(e) and prepayment shall be made to the extent required by Section 3.04(c)(iii); (iv) such Debt does not have any scheduled principal amortization prior to the date that is 180 days after the Maturity Date as in effect on the date of determination; (v) such Debt does not mature sooner than the date that is 180 days after the Maturity Date as in effect on the date of determination; (vi) the economic terms of such Debt and any guarantees thereof, taken as a whole, are on market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower in good faith; (vii) immediately after giving pro forma effect to the incurrence of such Debt, any guarantees thereof and to the use of proceeds thereof, the Credit Parties shall be in compliance with Section 9.01; (viii) such Debt does not have any mandatory prepayment or redemption provisions which would require a mandatory prepayment or redemption prior to the date that is 180 days after the Maturity Date as in effect on the date of determination (provided that, for the avoidance of doubt, such Debt may contain (A) customary offers to purchase upon a change of control, an asset sale or casualty or condemnation event, and (B) customary acceleration rights after an event of default); (ix) no Subsidiary or other Person guarantees such Debt unless such Subsidiary or other Person has guaranteed the Secured Obligations pursuant to the Guaranty and Collateral Agreement; (x) if such Debt is senior subordinated Debt, such Debt is expressly subordinate to the Payment in Full on customary terms and conditions; and (xi) the Borrower shall have complied with Section 8.01(o);
(g)the Senior Unsecured 2026 Notes; provided that no Person shall be a guarantor of the Senior Unsecured 2026 Notes unless such Person is also a Guarantor;
(h)Permitted Refinancing Debt and any guarantees thereof, the proceeds of which shall be used concurrently with the incurrence thereof to refinance any outstanding Permitted Debt permitted under Section 9.02(e), Section 9.02(f) and Section 9.02(g) or to refinance any outstanding new Debt, as the case may be;

(i)Debt in the form of guaranties by the Credit Parties of Debt of (i) the Borrower or any Subsidiary Guarantor permitted under this Section 9.02 or (ii) other Persons to the extent an Investment would be permitted in such Person under Section 9.05(e)(v) and Section 9.05(g);
(j)other Debt (including Permitted Refinancing Debt) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;
(k)Debt representing deferred compensation to employees of a Credit Party or any of its Restricted Subsidiaries incurred in the ordinary course of business;
(l)Debt consisting of Secured Cash Management Obligations and other Debt in respect of net services, overdraft protections and similar arrangements, in each case (x) in connection with cash management and deposit accounts and (y) incurred in the ordinary course of business;
(m)obligations under Advance Payment Contracts so long as (i) the production covered thereby has not been included in the most recent Reserve Report furnished to the Administrative Agent and (ii) the aggregate amount of all Advance Payments received by any Credit Party under Advance Payment Contracts that have not been satisfied by delivery of production does not exceed the threshold specified in Section 7.18(b);
(n)oil and gas balancing obligations incurred in the ordinary course of business;
(o)Debt consisting of the financing of insurance premiums incurred in the ordinary course of business; and
(p)Debt under Swap Agreements permitted pursuant to Section 9.16.
Section 1.03Liens. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of their respective Properties (now owned or hereafter acquired), except:
(a)Liens pursuant to any Loan Document;
(b)Excepted Liens;
(c)Liens securing Debt permitted under Section 9.02(e) (including Permitted Refinancing Debt in respect thereof); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Debt (and any related contracts, intangibles and other assets that are incidental thereto, including accession thereto and replacements thereof, and the proceeds thereof, and individual financings may be cross-collateralized with other asset-specific financings provided by the applicable lender or its Affiliates) and (ii) such Liens shall not extend to or encumber Borrowing Base Properties;
(d)Dedications with respect to which no volume or revenue commitment is associated;
(e)Liens on Property of the Borrower and the Restricted Subsidiaries (other than proved Oil and Gas Properties) not otherwise permitted by any other clause of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(e) shall not exceed $25,000,000 at any time outstanding;

(f)Liens on not more than $10,000,000 of deposits securing obligations owing by the Borrower or its Restricted Subsidiaries in respect of Swap Agreements with counterparties that are not Secured Swap Parties so long as such Swap Agreements were not entered into for speculative purposes;
(g)Liens on Property of the Borrower and the Restricted Subsidiaries (other than proved Oil and Gas Properties) securing obligations other than Debt for borrowed money owing by the Borrower or its Restricted Subsidiaries in an aggregate amount not to exceed $10,000,00 at any time outstanding; and
(h)Liens existing on the Effective Date and set forth on Schedule 9.03.
Section 1.04Dividends, Distributions and Redemptions.
(a)Restricted Payments. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:
(i)Holdings may declare and pay Restricted Payments with respect to its Equity Interests payable solely in additional shares (or the right to acquire additional shares) of its Equity Interests (other than Disqualified Capital Stock);
(ii)Restricted Subsidiaries of the Borrower and the Borrower may declare and pay Restricted Payments to the Borrower and any other Credit Party and ratably with respect to its Equity Interests (or on a basis more favorable to the Borrower and the Credit Parties);
(iii)the Borrower and Holdings may make Restricted Payments (x) pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries or (y) in an amount not to exceed the Qualifying Net Cash Proceeds made within sixty (60) days after the initial receipt by Holdings of such Qualifying Net Cash Proceeds;
(iv)beginning on the date on which the first financial statements have been delivered pursuant to Section 8.01(b), other Restricted Payments paid in cash in an amount not to exceed Available Free Cash Flow, so long as, both immediately before and immediately after giving effect thereto: (x) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, (y) the Pro Forma Net Leverage Ratio is equal to or less than 2.25 to 1.00 and (z) the Aggregate Revolving Credit Commitment available to be borrowed on the date of such Restricted Payment (disregarding for purposes of this clause (z) the condition set forth in Section 6.02(c)) equals or exceeds twenty-five percent (25%) of the Aggregate Elected Commitment Amount;
(v)beginning on the date on which the first financial statements have been delivered pursuant to Section 8.01(b), other Restricted Payments, so long as, both immediately before and immediately after giving effect thereto: (x) no Event of Default has occurred and is continuing or would result therefrom, (y) the Pro Forma Net Leverage Ratio is equal to or less than ~~1.00~~1.25 to 1.00 and (z) the Aggregate Revolving Credit Commitment available to be borrowed on the date of such Restricted Payment (disregarding for purposes of this clause (z) the condition set forth in Section 6.02(c)) equals or exceeds thirty-five percent (35%) of the Aggregate Elected Commitment Amount;
(vi)so long as no Event of Default or Borrowing Base Deficiency exists, Holdings may pay dividends in cash to its holders of Preferred Equity; provided that any such cash payments in connection with the foregoing shall not exceed $6,500,000 in any calendar year (not including any Restricted Payments made in accordance with clause (vii) below);
(vii)At any time prior to December 31, 2022, Holdings may make Restricted Payments in cash to its holders of Preferred Equity, so long as, both immediately before and immediately after giving effect thereto: (x) no Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, (y) the Pro Forma Net Leverage Ratio is equal to or less than 1.50 to 1.00 and (z) the Aggregate Revolving Credit Commitment available to be borrowed on the date of such Restricted Payment (disregarding for purposes of this clause (z) the condition set forth in Section 6.02(c)) equals or exceeds twenty-five percent (25%) of the Aggregate Elected Commitment Amount;
(viii)~~(vii)~~ so long as no Event of Default or Borrowing Base Deficiency exists, Holdings may pay cash in lieu of fractional Equity Interests in connection with a transaction not prohibited by this Agreement; and
(ix)~~(viii)~~ so long as no Event of Default or Borrowing Base Deficiency has occurred and is continuing, Restricted Payments of Equity Interests in Unrestricted Subsidiaries.
(b)Redemption or Repayment of Permitted Debt or Permitted Refinancing Debt. The Credit Parties will not, and will not permit any Restricted Subsidiary to:
(i)call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem, whether in whole or in part, Permitted Debt; provided that (x) a Redemption shall be permitted (A) with the proceeds of Permitted Refinancing Debt or (B) in an amount not to exceed Qualifying Net Cash Proceeds made within sixty (60) days after the initial receipt by Holdings of such Qualifying Net Cash Proceeds and (y) so long as, both immediately before and immediately after giving effect thereto: (1) no Default or Event of Default has occurred and is continuing, (2) the Pro Forma Net Leverage Ratio is equal to or less than 2.25 to 1.00 and (3) the Aggregate Revolving Credit Commitment available to be borrowed on the date of such Redemption (disregarding for purposes of this clause (3) the condition set forth in Section 6.02(c)) equals or exceeds fifty percent (50%) of the Aggregate Elected Commitment Amount, then Redemptions in an aggregate amount (from and after the Effective Date) not to exceed $150,000,000 shall be permitted; or
(ii)amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any notes evidencing, or any indenture, agreement, instrument, certificate or other document relating to, any Permitted Debt if:
(A)the effect of such amendment, modification or waiver is to shorten the final maturity or Weighted Average Life to Maturity, or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or modify the method of calculating the interest rate;
(B)such action (x) adds, amends, changes or otherwise modifies covenants, events of default or other agreements to the extent such covenants, events of default or other agreements are more restrictive, taken as a whole, than those contained in this Agreement or the other Loan Documents in each case, as reasonably determined by the Borrower in good faith, unless such covenants, events of default or agreements or more restrictive terms are incorporated into this Agreement, mutatis mutandis, or (y) adds or permits to exist any financial maintenance covenants; or
(C)the effect of such amendment, modification or waiver is to designate any Permitted Debt as subordinate to any other Debt (other than the Secured Obligations) unless such Permitted Debt is expressly subordinate to the Payment in Full on terms and conditions reasonably satisfactory to the Administrative Agent.
Section 1.05Investments, Loans and Advances. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, make, hold or permit to remain outstanding any Investments in or to any Person, except:
(a)Investments existing on the Effective Date set forth on Schedule 9.05;
(b)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(c)Investments by the Credit Parties or any Restricted Subsidiary in cash and Cash Equivalents and Investments in assets that were Cash Equivalents when such Investment was made;
(d)Investments (i) the consideration of which consists of Equity Interests (other than Disqualified Capital Stock) of Holdings, or warrants options or other rights to purchase or acquire Equity Interests (other than Disqualified Capital Stock) of Holdings or (ii) in an amount not to exceed Qualifying Net Cash Proceeds; provided that, in the case of clause (ii) above: (A) both immediately before, and immediately after giving effect to, any such Investment, no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom and (B) any such Investment is made within sixty (60) days after the initial receipt by Holdings of such Qualifying Net Cash Proceeds;
(e)Investments (i) made by Holdings in or to the Borrower, (ii) made by the Borrower in or to any other Person that, prior to such Investment, is a Guarantor; (iii) made by Holdings or any Restricted Subsidiary in or to the Borrower or any other Person that, prior to such Investment, is a Guarantor; (iv) made by any Restricted Subsidiary that is not a Guarantor in or to the Borrower, Holdings or any other Restricted Subsidiary; or (v) subject to Section 2.07(f), provided that on a pro forma basis after giving effect to any such Investment, no Borrowing Base Deficiency shall have occurred and be continuing, made by any Credit Party in any Restricted Subsidiary that is not a Subsidiary Guarantor; provided, that (x) any Investment made by any Restricted Subsidiary that is not a Credit Party in any Credit Party pursuant to this Section 9.05(e) shall be subordinated in right of payment to the Loans pursuant to the Subordinated Intercompany Note and (y) the aggregate amount at any time made or outstanding pursuant to this clause (e)(v) shall not exceed $5,000,000;
(f)consideration (other than cash consideration) received by a Credit Party or a Restricted Subsidiary pursuant to a Disposition permitted under Section 9.11, to the extent such consideration is permitted pursuant to Section 9.11;
(g)loans or advances to employees, officers or directors in the ordinary course of business of the Credit Parties or the Restricted Subsidiaries, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $2,500,000 in the aggregate at any time;

(h)Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Credit Parties or the Restricted Subsidiaries as a result of a bankruptcy or other insolvency proceeding of the Credit Party in respect of such debts or upon the enforcement of any Lien in favor of the Credit Parties or the Restricted Subsidiaries;
(i)beginning on the date on which the first financial statements have been delivered pursuant to Section 8.01(a), (x) Investments made in connection with the purchase, lease or other acquisition of tangible assets of any Person, and (y) Investments made in connection with the purchase, lease or other acquisition of all or substantially all of the business of any Person, or all of the Equity Interests of any Person, so long as such Person becomes a Restricted Subsidiary immediately after giving effect to such Investment, or any division, line of business or business unit of any Person (including by the merger or consolidation of such Person into the Borrower or any Guarantor); provided that (A) the Borrower promptly complies with the requirements of Section 8.14 in connection with any newly acquired Restricted Subsidiary to the extent required thereby and both immediately before and immediately after giving effect thereto (B) (i) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom; (ii) the Pro Forma Net Leverage Ratio is equal to or less than 2.25 to 1.00, and (iii) the Aggregate Revolving Credit Commitment available to be borrowed on the date of such Investment (disregarding for purposes of this clause (B)(iii) the condition set forth in Section 6.02(c)) equals or exceeds twenty-five percent (25%) of the Aggregate Elected Commitment Amount;
(j)Investments permitted by Section 9.10;
(k)subject to Section 2.07(f), and provided that on a pro forma basis after giving effect to any such Investment, no Borrowing Base Deficiency shall have occurred and be continuing, other Investments not to exceed in the aggregate at any time outstanding an amount equal to $15,000,000;
(l)subject to Section 2.07(f), beginning on the date on which the first financial statements have been delivered pursuant to Section 8.01(a), other Investments in an amount not to exceed Available Free Cash Flow, so long as, both immediately before and immediately after giving effect thereto, (x) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom; and (y) the Pro Forma Net Leverage Ratio is equal to or less than 2.25 to 1.00, and (z) the Aggregate Revolving Credit Commitment available to be borrowed on the date of such Investment (disregarding for purposes of this clause (z) the condition set forth in Section 6.02(c)) equals or exceeds twenty-five percent (25%) of the Aggregate Elected Commitment Amount;
(m)any guarantee permitted under Section 9.02; and
(n)subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering, processing and transportation systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering, processing and transportation systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America, including tribal lands; provided that the foregoing Investments shall not include any Investment in the Equity Interests of a Person.
Notwithstanding the foregoing, no Investments shall be permitted in and to Grizzly Oil Sands other than the Investment therein existing as of the Effective Date.

Section 1.06Nature of Business. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company and activities reasonably incidental or related thereto. Other than those in connection with Grizzly Oil Sands, the Borrower and Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, operate any portion of their respective businesses outside the geographical boundaries of the United States, including tribal lands.
Section 1.07Proceeds of Loans. The Borrower will not permit the proceeds of the Loans and Letters of Credit to be used for any purpose other than those permitted by Section 7.21. None of the Borrower, its Subsidiaries or any Person acting on behalf of the Borrower or its Subsidiaries has taken or will take any action which would cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Federal Reserve Board or to violate Section 7 of the Exchange Act. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Federal Reserve Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the proceeds of any Borrowing or Letter of Credit shall not, directly or, knowingly, indirectly, be used, or lent, contributed or otherwise made available to any Subsidiary, other Affiliate, joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activity, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (including, but not limited to, transshipment or transit through a Sanctioned Country), or involving any goods originating in or with a Sanctioned Person or Sanctioned Country in violation of Sanctions, or (C) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor, lender, issuing bank, investor or otherwise).
Section 1.08ERISA Compliance. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or result in a Lien, the Credit Parties will not at any time:
(a)terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of the Credit Parties to the PBGC;
(b)contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;
(c)permit to exist, or allow any ERISA Affiliate to permit to exist, any failure to comply with the rules regarding minimum required contributions under Section 302 or 303 of ERISA or Section 412, 430 or 436 of the Code with respect to any Plan;
(d)incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan or Multiemployer Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; and
(e)permit any Plan to (i) fail to satisfy the minimum funding standard applicable to the Plan for any plan year pursuant to Section 412 of the Code or Section 302 of ERISA (determined without regard to Section 412(c) of the Code or Section 302(c) of ERISA), or (ii) fail to satisfy the requirements of Section 436 of the Code or Section 206(g) of ERISA.

Section 1.09Sale or Discount of Receivables. Except for receivables obtained by Holdings, the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business consistent with customary industry practice or discounts granted to the account debtor in respect thereof to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof consistent with customary industry practice and not in connection with any bulk sale or financing transaction, none of the Credit Parties or any of the Restricted Subsidiaries will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
Section 1.10Mergers, Etc. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its Property or business (whether now owned or hereafter acquired) or less than all of the Equity Interests of any Restricted Subsidiary to any other Person (any such transaction, a “consolidation”) or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), terminate or discontinue its business (any such transaction, a “wind-up”) or divide; provided that (a) so long as no Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, any Restricted Subsidiary of the Borrower may participate in a consolidation with the Borrower in a transaction in which the Borrower is the surviving entity or transferee and in which the Borrower remains a domestic entity, (b) so long as no Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, any Subsidiary Guarantor may participate in a merger or consolidation with any other Subsidiary Guarantor, (c) so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) immediately after giving effect thereto, the Credit Parties are in compliance with Section 8.14, any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a Subsidiary Guarantor, (d) any Restricted Subsidiary may wind-up if the Borrower determines in good faith that such wind-up is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (i) with respect to any Subsidiary Guarantor, provides written notice to the Administrative Agent not less than five (5) days (or less, as the Administrative Agent may agree in its sole discretion) prior to such wind-up, (ii) distributes all Property of the entity subject of the wind-up to the Borrower or another Restricted Subsidiary, and (iii) complies in all respects with all covenants and agreements in the Loan Documents to provide the Administrative Agent with perfected first-priority liens (subject only to Excepted Liens and other Liens permitted by Section 9.03) on all Property so distributed, (e) any Restricted Subsidiary may participate in a merger or consolidation with any other Restricted Subsidiary; provided that if any Guarantor participates in such merger or consolidation, a Guarantor shall be the surviving Person; and (f) Credit Parties and their Restricted Subsidiaries may engage in Dispositions permitted by Section 9.11 and may consummate a merger, amalgamation or consolidation with any other Person (other than an Affiliate) so long as a Credit Party shall be the surviving Person and such merger, amalgamation or consolidation constitutes an Investment permitted by Section 9.05; provided that any transaction described in clauses (a), (b), (c) and (d), shall be consummated in a way that continues the Lien securing the Secured Obligations and does not require the release of any Lien with respect to any Property that was Collateral immediately prior to the consummation of such transaction.
Section 1.11Disposition of Properties. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, Dispose of any Property, except the below listed transactions:
(a)the Disposition of inventory, including Hydrocarbons and geological and seismic data, in the ordinary course of business.

(b)unless a Default or an Event of Default has occurred and is continuing or would result therefrom,
(i)subject to Section 2.07(f) and the Borrower’s compliance with Section 3.04(c)(iii), Disposition of Properties to the extent permitted by Section 9.04(a), Section 9.05, and Section 9.10;
(ii)the Disposition of equipment or other Property (other than Oil and Gas Properties) that is either obsolete, worn-out or no longer necessary or useful for the business of the Borrower or any Restricted Subsidiary or is promptly replaced by equipment or Property of at least comparable value;
(iii)subject to Section 2.07(f) and the Borrower’s compliance with Section 3.04(c)(iii), (x) Dispositions of any Oil and Gas Properties or any interest therein or the Disposition of any Equity Interests of any Restricted Subsidiary directly or indirectly owning Oil and Gas Properties and (y) Liquidations of Swap Agreements or the Disposition of any Equity Interests of any Restricted Subsidiary directly or indirectly owning Swap Agreements; provided that (A) at least seventy-five percent (75%) of the consideration received in respect of such Disposition shall be cash or Cash Equivalents, (B) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the Swap Agreement, Oil and Gas Property, interest therein or Restricted Subsidiary subject of such Disposition (as reasonably determined by a Financial Officer of the Borrower, or if the aggregate consideration received in respect of such Disposition exceeds $50,000,000, the board of directors (or equivalent body) or committee thereof of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), and (C) if any such Disposition is of a Restricted Subsidiary owning Oil and Gas Properties or Swap Agreements, such Disposition shall include all the Equity Interests of such Restricted Subsidiary;
(iv)subject to Section 2.07(f) and provided that on a pro forma basis after giving effect to any such Investment, no Borrowing Base Deficiency shall have occurred and be continuing, Dispositions constituting exchanges of Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement Property;
(c)so long as no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing, farm-outs of undeveloped acreage or acreage to which no proved reserves in which the Borrower or any Restricted Subsidiary has an interest are attributable and assignments in connection with such farm-outs, in each case in the ordinary course of business (for purposes of this clause, farm-out means any contract whereby any Oil and Gas Property, or any interest therein, may be earned by one party, by the drilling or committing to drill one or more wells by that party, whether directly or indirectly);
(d)so long as no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing, (i) any Credit Party or any Restricted Subsidiary may Dispose of its Properties to the Borrower or to a Subsidiary Guarantor, so long as, immediately after giving effect thereto, the Credit Parties are in compliance with Section 8.14 without giving effect to any grace periods specified in Section 8.14 and any transaction described in this clause (i) shall be consummated in a way that continues and, if requested by the Administrative Agent, reaffirms the Lien securing the Secured Obligations and does not require the release of any Lien with respect to any Property that was Collateral prior to the consummation of such transaction, and (ii) any Restricted Subsidiary that is not a Guarantor may Dispose of its Properties to any other Restricted Subsidiary that is not a Subsidiary Guarantor;

(e)the Disposition of cash and Cash Equivalents in the ordinary course of business;
(f)the write-off of defaulted or past-due receivables and similar obligations in the ordinary course of business or the discount, sale or other disposition of notes receivable or accounts receivable in compliance with Section 9.09;
(g)Casualty Events; provided that with respect to any Casualty Event of a Borrowing Base Property, Section 2.07(f) and Section 3.04(c)(iii) shall apply;
(h)the lapse, abandonment, cancellation or non-exclusive license of any immaterial Intellectual Property in the ordinary course of business;
(i)Dispositions of Properties other than Borrowing Base Properties not permitted by Section 9.11(a) through (h) having a fair market value not to exceed $10,000,000 during any 12-month period; and
(j)so long as no Event of Default or Borrowing Base Deficiency has occurred and is continuing, Dispositions of Equity Interests in Unrestricted Subsidiaries.
Section 1.12[Reserved].
Section 1.13Transactions with Affiliates. The Credit Parties will not, and will not permit any Restricted Subsidiary to, enter into any transaction or series of related transactions, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors, the Borrower and the Restricted Subsidiaries) unless such transactions (i) are otherwise permitted under this Agreement and (ii) are upon fair and reasonable terms no less favorable to the applicable Credit Party or Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that the foregoing shall not apply to:
(a)any Restricted Payment permitted by Section 9.04 or Investment permitted by Section 9.05;
(b)the payment of reasonable and customary directors’ and officers’ fees and compensation and other benefits and indemnification arrangements, in each case approved by the board of directors of Holdings, the Borrower or any Restricted Subsidiary, as applicable;
(c)the performance of employment, equity award, equity option or equity appreciation agreements, plans or other similar compensation or benefit plans or arrangements (including vacation plans, health and insurance plans, deferred compensation plans and retirement or savings plans) entered into by any Credit Party in the ordinary course of its business with its employees, officers and directors;
(d)transactions pursuant to permitted agreements in existence on the Effective Date and set forth on Schedule 9.13 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect; and
(e)transactions involving issuances, exchanges, repayments or other repurchases of Debt or preferred stock to any Affiliate in a transaction in which such Affiliate’s participation in such transaction is on terms no less favorable to the Borrower than the terms offered to non-Affiliates participating in such transaction.

For purposes of this Section 9.13, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (ii) of the first sentence of this Section 9.13 if such transaction is approved by a majority of the Disinterested Directors of the board of directors of the Borrower or such Credit Party, as applicable and such approval may be sought by the Borrower in its sole discretion.
Section 1.14Negative Pledge Agreements; Dividend Restrictions. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any contract, agreement or other understanding or arrangement that in any way prohibits, restricts or imposes any condition upon (x) the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders to secure the Secured Obligations or (y) the ability of any Restricted Subsidiary (i) to pay the Secured Obligations, make Restricted Payments, pay dividends or make distributions to the Borrower or any Guarantor, (ii) to make loans or advances to, or other Investments in the Borrower or any other Restricted Subsidiary or (iii) to transfer any of its properties to the Borrower or any Restricted Subsidiary; provided, however, that the preceding restrictions will not apply to any such restrictions arising under or by reason of (a) this Agreement or the Security Instruments, (b) any leases (other than leases of Oil and Gas Properties) or licenses or similar contracts as they affect any Property or Lien subject to such lease or license, (c) any restriction imposed pursuant to any agreement entered into for the Disposition of any Property otherwise permitted hereunder prior to the closing of such Disposition as they affect the Property subject to such pending Disposition, (d) any restriction imposed on the granting, conveying, creation or imposition of any Lien on any Property of the Credit Parties or the Restricted Subsidiaries imposed by any contract, agreement or understanding related to the Liens permitted under Section 9.03(c) so long as such restriction only applies to the Property permitted to be encumbered by such Liens, (e) restrictions imposed by any Governmental Authority or under any Governmental Requirement, (f) restrictions in the instruments creating an Excepted Lien of the type described in clause (f) of the definition thereof, so long as such restriction only applies to the Property permitted to be encumbered by such Liens, (g) customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered into in the ordinary course of business of the Credit Parties or the Restricted Subsidiaries, (h) solely with respect to restrictions described in clause (y) of this Section 9.14, obligations that are binding on a Person at the time such Person first becomes a Restricted Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Restricted Subsidiary and such Restricted Subsidiary is an Immaterial Subsidiary hereunder and (i) restrictions imposed by any agreement relating to Debt incurred pursuant to Section 9.02, including with respect to Debt outstanding on the Effective Date, or Permitted Refinancing Debt in respect thereof, to the extent that such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in the Loan Documents as determined by the Borrower in good faith and do not restrict Liens on the Collateral to secure the Secured Obligations to any greater extent than the Senior Unsecured 2026 Notes as in effect on the Effective Date.
Section 1.15Gas Imbalances, Take-or-Pay or Other Prepayments. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, allow gas imbalances (unless due to events beyond the control of the applicable Credit Party), take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or the Restricted Subsidiaries that would require the Borrower or such Restricted Subsidiary to deliver, in the aggregate, two percent (2%) or more of the monthly production of Hydrocarbons at some future time without then or thereafter receiving full payment therefore.
Section 1.16Swap Agreements.
(a)Holdings and the Borrower will not, and will not permit any of the other Credit Parties to, enter into or permit to exist any speculative Swap Agreements or any other Swap Agreements with any Person, except:
(i)Swap Agreements in respect of oil and gas commodities entered into by a Credit Party (x) with an Approved Counterparty and (y) the notional volumes for which (when aggregated with the notional volumes under all other commodity Swap Agreements then in effect other than swaps covering basis differential on volumes already hedged pursuant to other Swap Agreements and other than the repurchase (whether effectuated via mutually negotiated close-out or purchase of offsetting options) of sold call transactions (or the expirations thereof) in existence on the Bankruptcy Exit Date (as they may be novated on or after the Effective Date), and counting the volumes subject to a collar or swap as a single hedged volume for purposes of this calculation) do not exceed, as of the date such Swap Agreement is executed, for each fiscal quarter in the remainder of the then current calendar year and for the period of five calendar years thereafter, 85% (~~or 90% with respect to any~~provided that (1) for each fiscal quarter ending in the calendar year ~~through and including~~2023, such percentage shall be 100% and (2) for each fiscal quarter ending in the calendar year ~~2023~~2024, such percentage shall be 90%) of the reasonably anticipated projected production from the Credit Parties’ proved Oil and Gas Properties for each such fiscal quarter, for each of crude oil, natural gas and natural gas liquids, calculated separately, and as determined by reference to the Initial Reserve Report or the Reserve Report most recently delivered pursuant to Section 8.12 (the “Ongoing Hedges”);
(ii)In addition to the Ongoing Hedges, in connection with a proposed or pending acquisition of Oil and Gas Properties (a “Proposed Acquisition”), the Credit Parties may, upon consultation with and approval from the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) also enter into incremental Swap Agreements (the “Acquisition Hedges”) with respect to the reasonably anticipated projected production to be acquired by the Credit Parties (x) with an Approved Counterparty and (y) the notional volumes for which (when aggregated with the notional volumes under all other commodity Swap Agreements then in effect other than swaps covering (A) basis differential or (B) oil spread timing risks, in each case on volumes already hedged pursuant to other Swap Agreements and other than the repurchase (whether effectuated via mutually negotiated close-out or purchase of offsetting options) of sold call transactions (or the expirations thereof) in existence on the Bankruptcy Exit Date (as they may be novated on or after the Effective Date) and counting the volumes subject to a collar as a single hedged volume for purposes of this calculation) do not exceed, as of the date such Swap Agreement is executed, one hundred percent (100%) of the reasonably anticipated projected production from the Credit Parties’ proved Oil and Gas Properties for each such fiscal quarter of the first thirty-six months following the date such Swap Agreement is executed, for each of crude oil, natural gas and natural gas liquids, calculated separately, and as determined by reference to the Reserve Report most recently delivered pursuant to Section 8.12, during the period between (i) the date on which such Credit Party signs a definitive acquisition agreement in connection with a Proposed Acquisition and (ii) the earliest of (A) the date of consummation of such Proposed Acquisition, (B) the date of termination of such Proposed Acquisition and (C) ninety (90) days after the date of execution of such definitive acquisition agreement (or such longer period as the Administrative Agent may agree in its sole discretion). However, all such incremental Swap Agreements entered into with respect to a Proposed Acquisition must be terminated or unwound within forty-five (45) days (or such later date as the Administrative Agent may agree to in its sole discretion) following the date of termination of such Proposed Acquisition (it being understood, for avoidance of doubt, that the

Acquisition Hedges may be permitted as Ongoing Hedges to the extent such Acquisition Hedges could be entered into pursuant to this Section 9.16(a) in the absence of a Proposed Acquisition); and
(iii)Swap Agreements entered into by a Credit Party in respect of interest rates with an Approved Counterparty, (i) effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Credit Parties then in effect effectively converting interest rates from fixed to floating) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Credit Parties then in effect effectively converting interest rates from floating to fixed) do not exceed at any time one hundred percent (100%) of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate.
(b)If, at any time, the Borrower determines that the notional amounts of Swap Agreements in respect of interest rates exceed one hundred percent (100%) of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate, then the Borrower shall, within thirty (30) days of such determination (or such later date as the Administrative Agent may agree to in its sole discretion), terminate, create off-setting positions or otherwise unwind existing Swap Agreements in order to comply with this Section 9.16.
(c)If, as of the end of any fiscal quarter, the Borrower determines that the aggregate volume of all commodity Swap Agreements (other than swaps covering (A) basis differential or (B) oil spread timing risks, in each case on volumes already hedged pursuant to other Swap Agreements and other than the repurchase (whether effectuated via mutually negotiated close-out or purchase of offsetting options) of sold call transactions (or the expirations thereof) in existence on the Bankruptcy Exit Date (as they may be novated on or after the Effective Date)) for which settlement payments were calculated in such fiscal quarter exceeded the actual production of Hydrocarbons in such fiscal quarter, then the Borrower shall, within thirty (30) days (or such later date as the Administrative Agent may agree to in its sole discretion) of such determination, terminate, create off-setting positions or otherwise unwind existing Swap Agreements such that, at such time, future hedging volumes will not exceed, on a quarterly basis, the volume limitations imposed in Section 9.16(a) above for each subsequent fiscal quarter period after such fiscal quarter.
(d)Without prejudice to the Borrower’s right to repurchase sold call transactions in existence on the Bankruptcy Exit Date (as they may be novated on or after the Effective Date), the Credit Parties shall not enter into or maintain any commodity Swap Agreements other than (i) basis differential swaps and basis hedging arrangements, (ii) swap agreements covering identical volumes of crude oil, natural gas or natural gas liquids and identical fiscal quarters and (iii) collars covering identical volumes of crude oil, natural gas or natural gas liquids and identical fiscal quarters.
(e)Notwithstanding anything to the contrary in this Section 9.16, there shall be no prohibition against the Borrower, any other Credit Party or any Restricted Subsidiary entering into any commodity “put” contracts or commodity price floors with an Approved Counterparty so long as (i) such agreements are entered into for non-speculative purposes and in the ordinary course of business for the purpose of hedging against fluctuations of commodity prices, (ii) such agreements are not related to corresponding calls, collars or swaps and (iii) neither the Borrower nor any Restricted Subsidiary has any payment obligation other than premiums and charges the total amount of which are fixed and known at the time such agreement is entered into.

(f)For purposes of entering into or maintaining Swap Agreement trades or transactions under Section 9.16(a) and Section 9.16(c), forecasts of reasonably anticipated production from the Credit Parties’ Oil and Gas Properties as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement or as otherwise projected by a Responsible Officer of the Borrower and acceptable to the Administrative Agent shall be revised to account for any increase or decrease therein anticipated based on information obtained by the Credit Parties and delivered to the Administrative Agent subsequent to the publication of such Reserve Report or projection, including the Credit Parties’ internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells, completed acquisitions coming on stream or failing to come on stream and Dispositions of Oil and Gas Properties; provided that (A) any such supplemental information shall be in form and detail reasonably satisfactory to the Administrative Agent and (B) if any such supplemental information is delivered, such information shall be presented on a net basis (i.e., it shall take into account both increases and decreases in anticipated production subsequent to publication of the most recent Reserve Report).
(g)In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower, any Credit Party or any Restricted Subsidiary to post collateral, credit support (including in the form of letters of credit) or margin (other than, in each case, pursuant to the Security Instruments) to secure their obligations under such Swap Agreement or to cover market exposures, except for deposits expressly permitted by Section 9.03(f).
(h)For the purposes of this Section 9.16, it is understood that Swap Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes.
(i)Neither the Borrower nor any Credit Party may assign, terminate or unwind any Swap Agreements if such action would have the effect of cancelling, offsetting or otherwise reducing its positions under such Swap Agreement unless a replacement Swap Agreement with the Borrower or another Credit Party is simultaneously put in place that maintains such positions.
Section 1.17[Reserved].
Section 1.18Subsidiaries. Neither any Credit Party nor any Restricted Subsidiary shall have any Restricted Subsidiary (a) that is a Foreign Subsidiary (other than Grizzly Oil Sands) or (b) that is not a Wholly-Owned Subsidiary.
Section 1.19Account Control Agreements. The Credit Parties will not, and will not permit any Restricted Subsidiary to deposit, credit or otherwise transfer any Cash Receipts, securities, financial assets or any other Property into, any Deposit Account, Commodity Account or Securities Account other than (a) Deposit Accounts, Commodity Accounts and Securities Accounts in which the Administrative Agent has been granted a first-priority Lien (subject to Excepted Liens of the type described in clause (e) of the definition thereof) and that, in each case, is subject to an Account Control Agreement, (b) Excluded Accounts (solely with respect to amounts referred to in the definition thereof) and (c) Deposit Accounts, Commodity Accounts and Securities Accounts that were acquired pursuant to an acquisition not prohibited by this Agreement; provided, that the Credit Parties and Restricted Subsidiaries shall not transfer Property in excess of $5,000,000 in the aggregate from any Deposit Accounts, Commodity Accounts and Securities Accounts subject to an Account Control Agreement to any such acquired Deposit Accounts, Commodity Accounts and Securities Accounts.

Section 1.20Certain Restrictions with respect to Unrestricted Subsidiaries.Notwithstanding any other provision in this Agreement to the contrary, the Credit Parties:
(a)will cause the management, business and affairs of its Unrestricted Subsidiaries to be conducted in such a manner, including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and shall not permit Properties of Credit Parties and the Restricted Subsidiaries to be commingled with Properties of Unrestricted Subsidiaries; in each case, so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from Credit Parties and the Restricted Subsidiaries;
(b)will not, and will not permit any of their Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries;
(c)will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, any Credit Party or any Restricted Subsidiary; and
(d)will not engage in any transactions with, or permit any the Restricted Subsidiaries to engage in any transaction with an Unrestricted Subsidiary other than transactions that are permitted by Section 9.13.
Section 1.21Sale and Leaseback Transactions. The Credit Parties will not, and will not permit any Restricted Subsidiaries to, enter into any Sale and Leaseback Transactions.
Section 1.22Organizational Documents; Fiscal Year End; Accounting Changes. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, amend, modify or supplement in any material respect (or vote to enable, or take any other action to permit, such amendment, modification or supplement of) (i) any Organizational Document (other than the documentation governing the Preferred Equity) of the Credit Parties or such Restricted Subsidiaries in any manner materially adverse to the interests of the Administrative Agent and the Lenders and (ii) the documentation governing the Preferred Equity in a manner adverse to the interests of the Administrative Agent and the Lenders. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to make or permit any material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP.
Section 1.23Passive Holding Company Status of Holdings. Holdings shall not engage in any material operating or business activities or own any direct Equity Interest in any Person other than the Borrower; provided that the following activities shall be permitted to the extent otherwise permitted by this Agreement: (a) Holdings’ ownership of Equity Interests of Borrower, (b) the maintenance of Holdings’ legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries), (c) any public offering of Holdings’ common stock or any other issuance or sale of its Equity Interests and, in each case, the repurchase or redemption thereof (including, for the avoidance of doubt, performing activities in preparation for and consummating any such offering, issuance or sale, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of its Equity Interests), (d) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Borrower and its Subsidiaries, and guaranteeing the obligations of the Borrower and its Restricted Subsidiaries, (e) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its subsidiaries or preparing reports to, and preparing and making notices to and filings with, Governmental Authorities, securities exchanges and to its holders of Equity Interests, (f) holding any cash incidental to any activities permitted under this Section 9.23, (g) hiring, maintaining and compensating executives and other employees and consultants to the extent required or incidental to owning Equity Interests in the Borrower and its Subsidiaries, including providing indemnification to officers, managers and directors, (h) holding directors’ and shareholders’ meetings and otherwise managing, through its board, directors, officers and managers, the business of Holdings, the Borrower and its Subsidiaries, (i) the entering into, and performance of its obligations with respect to, the Loan Documents and any other Debt, (j) the consummation of the Transactions, holding any cash or Cash Equivalents received by it as a distribution from any of its subsidiaries and making further distributions with such cash or Cash Equivalents, (k) providing indemnification to officers, managers and directors, (l) filing tax reports and paying taxes and other customary obligations related thereto in the ordinary course (and contesting any taxes), (m) entering into and performance of obligations with respect to contracts and other arrangements in connection with the activities contemplated by this Section 9.23, (n) the preparation of reports to Governmental Authorities and to its shareholders, (o) the performance of obligations under and compliance with its Organization Documents, any demands or requests from or requirements of a Governmental Authority or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries and (p) any other activities incidental to the foregoing or customary for passive holding companies, including, for the avoidance of doubt, ownership of immaterial properties and assets incidental to the business or activities described in the foregoing clauses and payment of costs and expenses in connection with the business or activities described in the foregoing clauses.
Section 1.24Marketing Activities. The Credit Parties will not, and will not permit any of the Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts with a tenor not to exceed seven months (unless cancelable on sixty (60) days’ notice or less without penalty or detriment for the sale of production) for the sale of Hydrocarbons not to exceed (i) 115% of volumes scheduled or reasonably estimated to be produced from their Oil and Gas Properties during the period of such contract, plus (ii) 115% of volumes scheduled or reasonably estimated to be produced from Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (b) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that when considered together (but apart from other contracts of like nature), no net long position or net short position vis-à-vis the relevant Hydrocarbons is established and (ii) in the case of any contract entered into after the Effective Date, for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto, it being understood that the foregoing requirement with respect to credit support shall not apply if (x) the relevant counterparty is publicly traded and has, at the time the contract is entered into with such counterparty, a long-term unsecured debt rating no less than the lowest long-term unsecured debt rating issued to Borrower by S&P or Moody’s (or their equivalent) at the time such contract is entered into or (y) if the relevant counterparty does not have such a debt rating at the time the contract is entered into with such counterparty, Holdings’ or the Borrower’s Credit Committee has approved entering the contract on an unsecured and uncollateralized basis with such counterparty.

ARTICLE X
Events of Default; Remedies
Section 1.01Events of Default. One or more of the following events shall constitute an “Event of Default”:
(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable (other than LC Disbursements that are repaid through an ABR Borrowing as permitted by Section 2.3(e) hereof), whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.
(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.
(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any Guarantor in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.
(d)the Borrower, any Guarantor or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in, Section 8.02(a), Section 8.03 (with respect to the legal existence of the Borrower or any Guarantor), Section 8.09(b), Section 8.14, Section 8.17, Section 8.20 (including Schedule 8.20 related thereto) or in Article IX.
(e)the Borrower, any Guarantor or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a) to (d) or (f) to (o)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Credit Parties or any Restricted Subsidiary otherwise becoming aware of such failure.
(f)the Borrower or any Guarantor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, when and as the same shall become due and payable (after the expiration of any applicable period of grace and/or notice and cure period).
(g)any event or condition occurs (after the expiration of any applicable period of grace and/or notice and cure period) that (i) results in any Material Debt becoming due prior to its scheduled maturity or (ii) that enables or permits the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity, or requires the Credit Parties to make an offer in respect thereof, in each case other than with respect to (1) Debt consisting of any Swap Obligations, (2) secured Debt that becomes due as a result of a Disposition (including as a result of a Casualty Event) of the property or assets securing such Debt permitted under this Agreement or (3) as a result of delivery of a notice of voluntary prepayment or redemption permitted under this Agreement, to the extent such notice results in such Material Debt becoming due on the date set forth in such notice for prepayment or redemption.
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its or their respective debts, or of a substantial part of its or their respective assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its or their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.
(i)any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its or their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or the holders of any Equity Interests of the Borrower shall make any request or take any action for the purpose of calling a meeting of the shareholders or members of the Borrower to consider a resolution to dissolve and wind-up the Borrower’s affairs.
(j)any Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
(k)one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 (to the extent not covered by independent third-party insurance provided by reputable and financially sound insurers as to which the insurer has not issued a notice denying coverage and is not subject to an insolvency proceeding) and the same shall remain undischarged or unsatisfied for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Credit Party or any Restricted Subsidiary to enforce any such judgment.
(l)the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Credit Party party thereto or shall be repudiated by any of them, or any Credit Party shall so state in writing; or the Loan Documents after delivery thereof cease to create a valid and perfected Lien of the priority required thereby on any material portion of Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Credit Party shall so state in writing.
(m)an ERISA Event shall have occurred that could reasonably be expected to result in a Lien on the assets of any Credit Party, or when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.
(n)a Change in Control shall occur.
(o)there shall occur under any Swap Agreement an Early Termination Date (as defined in such Swap Agreement) resulting from any event of default under such Swap Agreement to any Credit Party or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Agreement), and the Swap Termination Value owed by such Credit Party or such Restricted Subsidiary as a result thereof exceeds $30,000,000.
Section 1.02Remedies.
(a)In the case of an Event of Default other than one described in Section 10.01(h) or Section 10.01(i) or Section 10.01(j) at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i) or Section 10.01(j), the Revolving Credit Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.
(b)In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
(c)Except as provided in Section 4.04, subject to the Swap Intercreditor Agreement, all proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied: first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such; second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders and the Issuing Bank; third, pro rata to payment of accrued interest on the Loans; fourth, pro rata to payment of principal outstanding on the Loans, LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time, Secured Swap Obligations owing to Secured Swap Parties and Secured Cash Management Obligations owing to Secured Cash Management Providers; fifth, pro rata to any other unpaid Secured Obligations and sixth, any excess, after all of the Secured Obligations shall have been paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement; provided that, for the avoidance of doubt, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from the Borrower and any other Guarantors to preserve the allocation to Secured Obligations otherwise set forth above in this Section 10.02(c).
(d)Without limiting any other provision of this Article X, after the occurrence of, and during the continuation of, an Event of Default, the Administrative Agent may give instructions directing the disposition of funds, securities or other Property credited or deposited into any Deposit Account, Commodity Account or Securities Account subject to an Account Control Agreement (including without limitation sweeping such proceeds for payment of the Secured Obligations) and/or withhold any withdrawal rights of any Credit Party with respect to any or all funds, securities or other Property credited or deposited into any Deposit Account, Commodity Account or Securities Account subject to an Account Control Agreement.
Section 1.03Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and the Credit Parties unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s and each Credit Party’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, except after the occurrence and during the continuance of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower or its Subsidiaries, as applicable and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower or its Subsidiaries, as applicable.
Section 1.04Credit Bidding. Each of the Borrower, the other Credit Parties, the Restricted Subsidiaries and the Lenders hereby irrevocably authorize (and by entering into a Swap Agreement, each Approved Counterparty shall be deemed to authorize) the Administrative Agent, based upon the instruction of the Majority Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (and the Borrower, each other Credit Party and the Restricted Subsidiaries shall approve the Administrative Agent as a qualified bidder and such Credit Bid as a qualified bid) at any sale thereof conducted by the Administrative Agent, based upon the instruction of the Majority Lenders, under any provisions of the Uniform Commercial Code, as part of any sale or investor solicitation process conducted by the Borrower, the other Credit Parties or the Restricted Subsidiaries, any interim receiver, manager, receiver and manager, administrative receiver, trustee, agent or other Person pursuant or under any insolvency laws; provided, however, that (a) the Majority Lenders may not direct the Administrative Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (b) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders, such as, among other things, anti-dilution and tag-along rights, (c) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (d) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations).
ARTICLE XI
The Administrative Agent
Section 1.01Appointment; Powers. Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XI are solely for the benefit of the Administrative Agent, the Lenders and each Issuing Bank, and neither the Credit Parties nor any Subsidiary shall have rights as a third party beneficiary of any of such provisions. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party or any Affiliate thereof.
Section 1.02Duties and Obligations of Administrative Agent. The Administrative Agent shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or their respective Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Credit Parties or their respective Subsidiaries or any other Credit Party or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.
Section 1.03Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents or that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless and until it shall (a) receive written instructions from the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and the Issuing Banks, as applicable, specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders and the Issuing Banks against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action (which satisfaction may require such indemnity from such Lenders and Issuing

Banks to be joint and several obligations of such Lenders and Issuing Banks). The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders and Issuing Banks. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders and Issuing Banks in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders and Issuing Banks. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) or the Issuing Banks, and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.
Section 1.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed (including an Electronic Signature), sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and each Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.
Section 1.05Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 1.06Resignation or Removal of Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower and with the consent of the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and each Issuing Bank, appoint a successor Administrative Agent; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to the successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
(b)    Notwithstanding paragraph (a) of this Section 11.06, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Instruments for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Instruments and Loan Documents, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Instrument, including any action required to maintain the perfection of any such security interest, or this Agreement) and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 12.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
Section 1.07Administrative Agent and Lenders. The Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, the agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity to the extent it is a Lender hereunder and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include any Person serving as the Administrative Agent under this Agreement in its capacity as a Lender. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder, and may accept fees and other consideration from any Credit Party or any of their respective Affiliates for services in connection herewith and otherwise without having to account for the same to Lenders.
Section 1.08No Reliance.
(a)Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Credit Parties or their respective Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Administrative Agent and the Arrangers shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent, the Arrangers or any of their respective Affiliates. In this regard, each Lender acknowledges that Mayer Brown LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
(b)The Lenders acknowledge that the Administrative Agent and the Arrangers are acting solely in administrative capacities with respect to the structuring and syndication of this facility and have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and in their capacity as Lenders hereunder. In structuring, arranging or syndicating this facility, each Lender acknowledges that the Administrative Agent and/or the Arrangers may be agents or lenders under this Agreement, other loans or other securities and waives any existing or future conflicts of interest associated with their role in such other debt instruments.
(c)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders of the Effective Date.
Section 1.09Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Credit Parties or their respective Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obliged), by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 3.05 and Section 12.03) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 1.10The Arrangers. The Arrangers shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its duties, responsibilities and liabilities in its individual capacity as a Lender hereunder to the extent it is a party to this Agreement as a Lender.
Section 1.11Collateral and Guarantee Matters.
(a)Each of the Lenders, the Issuing Banks and (by accepting the benefits of the Security Instruments, each other Secured Party) authorize the Administrative Agent to release (or in the case of clause (iv) below, subordinate) the Liens on any property granted to or held by the Administrative Agent under any Loan Document upon the satisfaction of any of the following conditions:
(i)the Payment in Full;
(ii)the Disposition of any property to any Person other than a Credit Party or Restricted Subsidiary as part of or in connection with any Disposition permitted under the Loan Documents;
(iii)subject to Section 12.02, if approved, authorized or ratified in writing by the Majority Lenders or such other number or percentage of Lenders required hereby;
(iv)subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.03(c); or
(v)to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations pursuant to Section 11.11(b);
(b)Each of the Lenders, the Issuing Banks and (by accepting the benefits of the Security Instruments, each other Secured Party) irrevocably agree that any Guarantor shall be automatically released from its obligations under the Guaranty and Collateral Agreement upon the satisfaction of any of the following conditions:
(i)upon Payment in Full;
(ii)if such Guarantor (other than the Borrower) ceases to be a Restricted Subsidiary as a result of a transaction permitted under and in accordance with the Loan Documents;
(iii)all the capital stock or other Equity Interests of such Guarantor are Disposed of in a transaction permitted by the Loan Documents; or
(iv)upon written request by the Borrower to the Administrative Agent, such Guarantor becomes an Unrestricted Subsidiary.
(c)Each of the Lenders, the Issuing Banks and (by accepting the benefits of the Security Instruments, each other Secured Party) irrevocably agree to the Administrative Agent promptly executing and delivering all releases, termination statements and/or other documents reasonably necessary or desirable to evidence of the release of Liens on Collateral created under the applicable Loan Document and Guarantors contemplated by Section 11.11(a) and (b) (or, in the case of Section 11.11(a)(iv) above subordination), upon the written request delivered to the Administrative Agent and at the sole expenses of the Borrower and the applicable Guarantor; provided that the Borrower shall have delivered to the Administrative Agent, at least 5 Business Days prior to the date of the proposed release (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion), a written request for evidence of the release, termination statements and other documents identifying the Borrower or such Subsidiary Guarantor together with a certification by the Borrower stating (x) that such transaction is in compliance with this Agreement and the other Loan Documents, and (y) no Guarantor or Collateral other than the Guarantor or Collateral required to be released or subordinated is being released or subordinated.

(d)Any release of guarantee obligations or security interests shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Secured Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty and Collateral Agreement pursuant to this Section 11.11.
(e)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
(f)Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, each Lender, each Issuing Bank and each other Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty and Collateral Agreement or any other Security Instrument, it being understood and agreed that all powers, rights and remedies under any of the Security Instruments may be exercised solely by the Administrative Agent, for the benefit of the Secured Parties in accordance with the terms thereof and all powers, rights and remedies under the Security Instruments may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other Disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other Disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Majority Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or Disposition, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other Disposition.
Section 1.12Payments in Error.
(a)Each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, but in any event excluding the Credit Parties and their Affiliates, a “Payment Recipient”) hereby agrees that (x) if the Administrative Agent notifies such Payment Recipient that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Payment Recipient (whether or not known to such Payment Recipient), and demands the return of such Payment (or a portion thereof), such Payment Recipient shall promptly, but in no event later than one (1) Business Day thereafter, return to the

Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Payment Recipient shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Payment Recipient under this Section 11.12(a) shall be conclusive, absent manifest error.
(b)Each Payment Recipient hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Payment Recipient agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)The Borrower and each other Credit Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Payment Recipient that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Credit Party except to the extent any such erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making such erroneous Payment.
(d)Each party’s obligations under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Revolving Credit Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

ARTICLE XII
Miscellaneous
Section 1.01Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or electronic mail (i) if to the Borrower, any Guarantor, the Administrative Agent, JPMorgan, in its capacity as Issuing Bank, or Scotiabank, in its capacity as Issuing Bank, to the address, facsimile number, electronic mail address or telephone number set forth on Schedule 12.01 hereof, (ii) if to any other Lender, in their capacity as such, or any other Person in its capacity as an Issuing Bank, to it at its address, facsimile number, electronic mail address or telephone number set forth in its Administrative Questionnaire or (iii) to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)Platform.
(i)Each Credit Party agrees that the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)The Platform is provided “as is” and “as available.” Neither the Administrative Agent nor any of its Related Parties (collectively, the “Agent Parties”) make any warranty in respect of the accuracy, the adequacy or completeness of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent Parties have any liability to the Borrower or any other Credit Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Credit Party’s or any Agent Party’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications, including through the Platform.
(iii)Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower, any of the other Credit Parties, or their securities for purposes of United States Federal or state securities laws.
(iv)Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Person for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(v)Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(vi)Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 1.02Waivers; Amendments.
(a)No failure on the part of the Administrative Agent, any other agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)Subject to Section 4.04(b)(ii), elsewhere in this Section 12.02, or the express terms of a Loan Document (including Section 3.03(b)-(~~g~~f)), neither this Agreement nor any provision hereof nor any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the written consent of the Majority Lenders; provided however that no such amendment, waiver or consent shall:
(i)increase the Elected Commitment or Maximum Revolving Credit Amount of any Lender without the written consent of such Lender,
(ii)increase the Borrowing Base without the written consent of each Lender, maintain or decrease the Borrowing Base without the written consent or deemed consent of the Required Lenders, or modify Section 2.07 in a manner that results in the increase of the Borrowing Base without the written consent of each Lender; provided that (x) a waiver of a Borrowing Base reduction may be approved by the Required Lenders, (y) any revisions to Section 2.07 that have the effect of eliminating the Borrowing Base may be approved by the Required Lenders, and (z) Scheduled Redetermination may be postponed by the Required Lenders; provided, further, with respect to any Scheduled Redetermination, such Scheduled Redetermination may be postponed for not more than 90 days with the consent of the Majority Lenders and the Administrative Agent,
(iii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than the waiver of interest at the default rate pursuant to Section 3.02(~~c~~d)), or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, or make any Loan, interest, fee or other amount payable in any currency other than dollars, without the written consent of each Lender affected thereby,
(iv)postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date or the Maturity Date without the written consent of each Lender affected thereby,

(v)change Section 2.06(b), Section 2.06(c), Section 4.01(b), Section 4.01(c), Section 10.02(c) or clause (a) of the proviso to Section 10.04 in a manner that would alter the pro rata reduction of Revolving Credit Commitments or Elected Commitments or the pro rata sharing of payments or the pro rata provision of consideration required thereby, without the written consent of each Lender adversely affected thereby,
(vi)waive, amend or otherwise modify clauses (i), (ii) or (vi) of Section 3.04(c) or Section 6.01, in each case without the written consent of each Lender,
(vii)release all or substantially all of the value of the Guarantors or release all or substantially all of the Collateral or subordinate the Liens on all or substantially all of the Collateral securing any of the Secured Obligations or subordinate the right of payment of the Secured Obligations (in each case, except as expressly permitted by the Guaranty and Collateral Agreement or this Agreement), in each case, without written consent of each Lender and, until any applicable Specified Swap Agreements with any Secured Swap Party described in clause (d) of the definition thereof have been terminated or novated and all amounts thereunder (including without limitation any termination payments, close-out amounts or settlement amounts and any interest in respect of the foregoing, but excluding contingent obligations for which no claim has been asserted) have been paid, the Swap Intercreditor Party,
(viii)modify the definitions of “Swap Agreement”, “Secured Swap Agreement”, “Secured Swap Obligations”, “Secured Swap Party”, “Secured Parties” or “Secured Obligations”, or the terms of Section 10.02(c), Section 12.14, any of the provisions of this Section 12.02(b) without the written consent of each Secured Swap Party adversely affected thereby,
(ix) change any of the provisions of this Section 12.02(b) or the definition of “Majority Lenders”, “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender adversely affected thereby,
(x)reduce the percentage set forth in Section 8.14(a) to less than ninety percent (90%) without the written consent of Required Lenders, or
(xi)amend or otherwise modify this Agreement or any Security Instrument in a manner that results in the Secured Swap Obligations no longer being secured on an equal and ratable basis with the principal of the Loans pursuant to this Agreement or such Security Instrument, without the written consent of each Secured Swap Party adversely affected thereby;
provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank (including any increase in such Issuing Bank’s LC Commitment) hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be and (B) the LC Commitment of any Issuing Bank may be increased or decreased with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) as agreed by the Borrower and such Issuing Bank, but without the consent or approval of any Lender.
Notwithstanding the foregoing, (i) any supplement to any Schedule permitted or required to be delivered under this Agreement or any other Loan Document shall be effective simply by delivering to the Administrative Agent a supplemental Schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders; (ii)

any Security Instrument may be supplemented to add additional collateral with the consent of the Administrative Agent; (iii) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, (iv) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to add additional Guarantors as contemplated in Section 8.14(b) or to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or Property to become Collateral to secure the Secured Obligations for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents; provided, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and (v) the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.03(b)-(~~g~~f) in accordance with the terms thereof. The Administrative Agent shall post any amendment, modification or waiver of this Agreement or any other Loan Document to the Lenders reasonably promptly after the effectiveness thereof.
Section 1.03Expenses, Indemnity; Damage Waiver.
(a)The Borrower and each other Credit Party shall jointly and severally pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented out-of-pocket fees, charges and disbursements of consultants and, in the case of legal counsel limited to one primary counsel to the Administrative Agent and one local counsel to the Administrative Agent in each jurisdiction deemed reasonably necessary by the Administrative Agent, and the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, in each case in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket costs, expenses, Other Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or any demand for payment thereunder, (iv) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (and its Affiliates) and the Lenders (including, (A) the fees, charges and disbursements of counsel and a financial advisor to the Administrative Agent and (B) the fees, charges and disbursements of one primary counsel to the Lenders as a group unless there is an actual or perceived conflict of interest in which case such Persons may retain a single counsel (plus no more than one additional counsel in each jurisdiction that is reasonably necessary to such enforcement or protection of rights)) incurred during any workout or restructuring or in connection with the enforcement of any rights or remedies in respect of such Loans or Letters of Credit.

(b)THE BORROWER AND EACH OTHER CREDIT PARTY SHALL JOINTLY AND SEVERALLY INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGERS, EACH ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE AND DOCUMENTED OUT-OF-POCKET FEES, CHARGES AND DISBURSEMENTS OF ONE PRIMARY COUNSEL FOR ALL INDEMNITEES AND, IF REASONABLY NECESSARY, A SINGLE OUTSIDE LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION (WHICH MAY INCLUDE A SINGLE SPECIAL COUNSEL IN MULTIPLE JURISDICTIONS) FOR ALL INDEMNITEES TAKEN AS A WHOLE (AND, IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST, AN ADDITIONAL COUNSEL FOR ALL INDEMNITEES SUBJECT TO SUCH CONFLICT TAKEN AS A WHOLE), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON OR BY THE BORROWER OR ANY OTHER AFFILIATE THEREOF ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN EXPENSES IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS DATED OF EVEN DATE HEREWITH, WHICH EXPENSES SHALL ONLY BE PAID BY THE CREDIT PARTIES TO THE EXTENT PROVIDED IN SECTION 12.03(A)) OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE SECURED OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE CREDIT PARTIES OR THEIR RESPECTIVE SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY ANY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT ISSUED BY SUCH ISSUING BANK IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE CREDIT PARTIES OR THEIR RESPECTIVE SUBSIDIARIES BY THE CREDIT PARTIES OR THEIR RESPECTIVE SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) THE CREDIT PARTIES’, OR THEIR RESPECTIVE SUBSIDIARIES’, BREACH OF, OR NON-COMPLIANCE WITH, ANY ENVIRONMENTAL LAW APPLICABLE TO THE CREDIT PARTIES OR THEIR RESPECTIVE SUBSIDIARIES, (ix) THE USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS IN VIOLATION OF ENVIRONMENTAL LAWS BY THE CREDIT PARTIES OR THEIR RESPECTIVE SUBSIDIARIES, (x) ANY LIABILITY ARISING UNDER ENVIRONMENTAL LAW OF

THE CREDIT PARTIES OR THEIR RESPECTIVE SUBSIDIARIES, (xi) THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEM IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR (xii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY A THIRD PARTY, THE BORROWER OR ANY GUARANTOR, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES, PENALTIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM (I) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, ANY OF ITS AFFILIATES OR CONTROLLING PERSONS OR ANY OF THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR MEMBERS OF ANY OF THE FOREGOING AND (II) A MATERIAL BREACH IN BAD FAITH OF THE OBLIGATIONS UNDER THE LOAN DOCUMENTS BY SUCH INDEMNITEE, AND PROVIDED FURTHER THAT THE INDEMNITY SET FORTH HEREIN SHALL NOT APPLY TO DISPUTES SOLELY BETWEEN LENDERS UNLESS SUCH DISPUTE RESULTS FROM ANY CLAIM ARISING OUT OF ANY REQUEST, ACT OR OMISSION ON THE PART OF ANY CREDIT PARTY OR AGAINST THE ARRANGERS, THE ADMINISTRATIVE AGENT OR ANY ISSUING BANK IN ITS CAPACITY AS SUCH, IN EACH CASE, IN CONNECTION WITH THE LOAN DOCUMENTS. WITH RESPECT TO THE OBLIGATION TO REIMBURSE AN INDEMNITEE FOR FEES, CHARGES AND DISBURSEMENTS OF COUNSEL, EACH INDEMNITEE AGREES THAT ALL INDEMNITEES WILL AS A GROUP UTILIZE ONE PRIMARY COUNSEL (PLUS NO MORE THAN ONE ADDITIONAL COUNSEL IN EACH JURISDICTION WHERE A PROCEEDING THAT IS THE SUBJECT MATTER OF THE INDEMNITY IS LOCATED) UNLESS (1) THERE IS AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST AMONG INDEMNITEES, (2) DEFENSES OR CLAIMS EXIST WITH RESPECT TO ONE OR MORE INDEMNITEES THAT ARE NOT AVAILABLE TO ONE OR MORE OTHER INDEMNITEES OR (3) SPECIAL COUNSEL IS REQUIRED TO BE RETAINED AND THE BORROWER CONSENTS TO SUCH RETENTION (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD, CONDITIONED OR DELAYED). THIS SECTION 12.03(b) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETCETERA, ARISING FROM ANY NON-TAX CLAIM.
(c)To the extent that the Borrower for any reason fails to indefeasibly pay any amount required to be paid by it to the Administrative Agent, Arrangers or any Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent, the Arrangers or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Arrangers or such Issuing Bank in its capacity as such.
(d)TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY HERETO NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS SHALL ASSERT, AND EACH HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER SUCH PERSON, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL LIMIT OR BE DEEMED TO LIMIT THE CREDIT PARTIES’ OBLIGATION TO INDEMNIFY THE INDEMNITEE’S FOR ANY SUCH CLAIMS BROUGHT BY THIRD PARTIES.
(e)All amounts due under this Section 12.03 shall be payable promptly and in any event within three (3) Business Days of written demand therefor attaching the relevant invoices and/or a certificate, in each case setting forth the basis for such demand in reasonable detail.
(f)The provisions of this Section 12.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans and the Secured Obligations, the expiration or termination of the Revolving Credit Commitments and the Maximum Revolving Credit Amount of each Lender, the expiration of any Letter of Credit, the invalidity, unenforceability or termination of any or all Loan Documents or term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank.
Section 1.04Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 or as required under Section 5.04(b), and (iii) no Lender may assign to the Borrower or any other Credit Party or their respective Subsidiaries, or an Affiliate of the Borrower or any other Credit Party or their respective Subsidiaries, or a Defaulting Lender or an Affiliate of a Defaulting Lender all or any portion of such Lender’s rights and obligations under the Agreement or all or any portion of its Revolving Credit Commitments or the Loans owing to it hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, Indemnitees, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i)    Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender or an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee, provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)the Administrative Agent and the Issuing Bank, provided that no consent of the Administrative Agent and the Issuing Bank shall be required for an assignment to an assignee that is a Lender or any Affiliate of a Lender or an Approved Fund, immediately prior to giving effect to such assignment.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment or Loans, the amount of the Revolving Credit Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, including without limitation all of such Lender’s rights and obligations in respect of Revolving Credit Commitments, Loans and LC Exposure on a proportional basis;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)no assignment shall be made to the Borrower, any Affiliate of the Borrower, a Defaulting Lender or an Affiliate of a Defaulting Lender, a natural Person, or to any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of or a natural person.
(iii)Subject to Section 12.04(b)(ii) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits (and obligations) of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
(iv)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Revolving Credit Amount and Elected Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, each Issuing Bank and each Lender. This Section 12.04(b)(iv) shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations).
(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 12.04(b) and any written consent to such assignment required by this Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
(c)(i)    Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (other than the Borrower, an Affiliate of the Borrower or any other Credit Party, a Defaulting Lender (or Affiliate of a Defaulting Lender), a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that any such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.11. Subject to Section 12.04(c)(ii), the Borrower agrees that each

Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(e) (it being understood that the documentation required under Section 5.03(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). No participation shall be effective unless it has been recorded in the Participant Register as provided in this Section 12.04(c); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations (and, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 1.05Survival; Revival; Reinstatement.
(a)All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Secured Obligation or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03, Section 12.03 and

Article XI shall survive and remain in full force and effect regardless of the consummation of the Transactions, the repayment of the Loans or any other Secured Obligation, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
(b)To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
Section 1.06Counterparts; Integration; Effectiveness.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(c)Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax, facsimile, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
(d)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Credit Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Credit Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against the Administrative Agent, any Arranger, any other titled agent, any Issuing Bank, any Lender and any Related Party of any of the foregoing for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s and/or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Credit Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 1.07Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 1.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, Swap Obligations) at any time owing by such Lender or Affiliate to or for the credit or the account of the Credit Parties or the Restricted Subsidiaries against any of and all the obligations of the Credit Parties or the Restricted Subsidiaries owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.

Each Lender or its Affiliate agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and each Lender’s Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.
Section 1.09Governing Law; Jurisdiction; Consent to Service of Process.
(a)THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.
(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
(c)EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
(d)EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR

COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
Section 1.10Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 1.11Confidentiality.Each Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Related Parties’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower, any other Credit Party or any Restricted Subsidiary and their obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) on a confidential basis to (i) any rating agency in connection with rating the Credit Parties or this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers for this Agreement. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement and the other Loan Documents. For the purposes of this Section 12.11, “Information” means all information received from the Credit Parties or their respective Subsidiaries relating to the Credit Parties or their respective Subsidiaries and their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Credit Parties or their respective Subsidiaries; provided that, in the case of information received from the Credit Parties, or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Credit Parties and their respective Affiliates and Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and agrees that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Credit Parties or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Credit Parties and their respective Affiliates and Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.
Section 1.12Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the Transactions would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.
Section 1.13Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 1.14Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Secured Obligations shall also extend to and be available to each Secured Swap Party and each Secured Cash Management Provider on a pro rata basis in respect of any Secured Swap Obligations owed to such Secured Swap Party and any Secured Cash Management Obligations owed to such Secured Cash Management Provider. Except as set forth in Section 12.02(b) or pursuant to the Swap Intercreditor Agreement, no Secured Swap Party or Secured Cash Management Provider shall have any voting or consent rights under any Loan Document as a result of the existence of any Secured Swap Obligations or Secured Cash Management Obligations owed to it.
Section 1.15No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and each Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any Credit Party, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other agent, any Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries other than to the extent contemplated by the last sentence of Section 12.04(a).
Section 1.16USA Patriot Act Notice. Each Lender hereby notifies the Borrower and other Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name, address and tax identification number of the Credit Parties and other information that will allow such Lender to identify the Credit Parties in accordance with the Patriot Act.

Section 1.17No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower and the Guarantors, their respective stockholders and/or their affiliates. The Borrower agrees that nothing in the Loan Documents and nothing in connection with the transactions related thereto will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower and any Guarantor, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any Guarantor, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any Guarantor, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower or any Guarantor except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any Guarantor, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any Guarantor, in connection with such transaction or the process leading thereto.
Section 1.18Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time ~~and~~, (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder and (v) the Biggert-Waters Flood Reform Act of 2012 and any regulations promulgated thereunder.
Section 1.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 1.20[Reserved].
Section 1.21[Reserved].
Section 1.22Amendment and Restatement of Existing Credit Agreement. The parties hereto agree that this Agreement is an amendment and restatement of the Existing Credit Agreement and shall supersede and replace in its entirety the Existing Credit Agreement; provided, however, that (a) all loans, letters of credit, and other indebtedness, obligations and liabilities outstanding under the Existing Credit Agreement on such date shall continue to constitute Loans, Letters of Credit and other indebtedness, obligations and liabilities under this Agreement, (b) the execution and delivery of this Agreement or any of the Loan Documents hereunder shall not constitute a novation, refinancing or any other fundamental change in the relationship among the parties. It is understood and agreed that, the Liens securing the Secured Obligations under and as defined in the Existing Credit Agreement have been assigned concurrently herewith pursuant to the Assignment of Secured Indebtedness and shall not be extinguished but shall be carried forward and shall secure such Secured Obligations as defined in the Existing Credit Agreement as amended, renewed, extended and restated by this Agreement and the Secured Obligations as defined in this Agreement. Upon the effectiveness of this Agreement and the Assignment of Secured Indebtedness, (x) each Lender’s participation in each Existing Letter of Credit shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this amendment and restatement), and (y) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s Revolving Credit Exposure equals its Applicable Percentage (after giving effect to this amendment and restatement) of the total Revolving Credit Exposures of all of the Lenders.
Section 1.23Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Revolving Credit Commitments;
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified

Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing among the Administrative Agent, the Borrower and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 1.24Swap Intercreditor Agreement.
(a)Each Issuing Bank and each of the Lenders (for itself and on behalf of each of its Affiliates that are Secured Parties) acknowledges that the obligations of the Borrower and the Guarantors with respect to any Secured Obligations of the type described in clause (ii) thereof owed to a Secured Swap Party may be secured by Liens created under the Loan Documents on assets of the Borrower and the other Guarantors that constitute collateral security for the Secured Obligations. Each Issuing Bank and each of the Lenders (for itself and on behalf of each of its Affiliates that are Secured Parties) hereby irrevocably authorizes and directs the Administrative Agent to execute and deliver, in each case on behalf of such Issuing Bank, such Lender and each of its respective Affiliates that are Secured Parties and without any further consent, authorization or other action by any such Secured Party, (i) upon the request of the Borrower, with respect to any Specified Swap Agreement with Scotiabank or any of its Affiliates, the Swap Intercreditor Agreement and (ii) any documents relating thereto.
(b)Each Issuing Bank and each of the Lenders (for itself and on behalf of each of its Affiliates that are Secured Parties) hereby irrevocably (i) consents to the treatment of Liens to be provided for under the Swap Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of the Swap Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Swap Intercreditor Agreement and (iii) authorizes and directs the Administrative Agent to carry out the provisions and intent of the Swap Intercreditor Agreement.
Section 1.25Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the ~~FDIC~~Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
~~(a)~~ In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
~~(b) As used in this Section 12.24, the following terms have the following meanings:~~
~~“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.~~
~~“Covered Entity” means any of the following:~~
~~(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);~~
~~(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or~~
~~(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).~~
~~“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.~~
~~“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).~~
(Remainder of Page Intentionally Left Blank – Signature Pages Follow)

BORROWER:    GULFPORT ENERGY OPERATING     CORPORATION
By:    _______________________________
Name:
Title:
HOLDINGS:    GULFPORT ENERGY CORPORATION
By:    _______________________________
Name:
Title:

Exhibit E

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:	JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and a Lender By: _________________________ Name: Title:

Exhibit E

LENDERS:    [  ]
By: _________________________
Name:
Title:

EXHIBIT E
[FORM OF] BORROWING REQUEST
[●], 20[●]
Gulfport Energy Operating Corporation (the “Borrower”), pursuant to Section 2.03 of the Third Amended and Restated Credit Agreement dated as of October 14, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Gulfport Energy Corporation, as Holdings, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders from time to time party thereto and the other parties from time to time party thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:
(i)    the aggregate amount of the requested Borrowing is $[●];
(ii)    the date of such Borrowing is [●], 20[●], which is a Business Day;
(iii)    the requested Borrowing is to be [an ABR Borrowing] [a ~~Eurodollar~~Term Benchmark Borrowing] [an RFR Borrowing];1
(iv)    in the case of a ~~Eurodollar~~Term Benchmark Borrowing, the initial Interest Period applicable thereto is [●], which is a period contemplated by the definition of the term “Interest Period” (as the same may be modified by Section 3.03(e) of the Credit Agreement);2
(v)    the amount of the Borrowing Base in effect on the date hereof is $[●];
(vi)    the amount of the Aggregate Elected Commitment Amounts in effect on the date hereof is $[●];
(vii)    the total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) (without regard to the requested Borrowing) is $[●];
(viii)    the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[●];
1 If no election as to type of borrowing is specified, the Borrower shall be deemed to have requested an ABR Borrowing.
2 If no Interest Period is specified, the Borrower shall be deemed to have requested a one-month tenor.
Exhibit E

(ix)    the location and number of the Borrower’s account to which funds are to be disbursed is as follows, which shall comply with the requirements of Section 2.05 of the Credit Agreement:
[●]
and
(x)    the conditions set forth in Section 6.02 of the Credit Agreement have been satisfied.
Exhibit E

The undersigned certifies that he/she is the [●] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.
GULFPORT ENERGY OPERATING CORPORATION

By:
Name:
Title:

Exhibit E

EXHIBIT F
[FORM OF] INTEREST ELECTION REQUEST
[●], 20[●]
Gulfport Energy Operating Corporation (the “Borrower”), pursuant to Section 2.04 of the Third Amended and Restated Credit Agreement dated as of October 14, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Gulfport Energy Corporation, as Holdings, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders from time to time party thereto and the other parties from time to time party thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:
(i)    The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) [and (iv)] below shall be specified for each resulting Borrowing) is [●];3
(ii)    The effective date of the election made pursuant to this Interest Election Request is [●], 20[●], which is a Business Day; [and]
(iii)    The resulting Borrowing is to be [an ABR Borrowing] [a ~~Eurodollar~~Term Benchmark Borrowing] [an RFR Borrowing] [; and]
[(iv)    [If the resulting Borrowing is a ~~Eurodollar~~Term Benchmark Borrowing], the Interest Period applicable to the resulting Borrowing after giving effect to such election is [●], which is a period contemplated by the definition of the term “Interest Period” (as the same may be modified by Section 3.03(e) of the Credit Agreement).]4
The undersigned certifies that he/she is the [●] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.
[●]

By:
Name:
Title
3 Applicable borrowing to be identified by [amount and date when made].
4 If no Interest Period is specified, the Borrower shall be deemed to have requested a one-month tenor.
Exhibit F

EXHIBIT K

[FORM OF] ELECTED COMMITMENT INCREASE AGREEMENT

[ ], 20[ ]
To:    JPMorgan Chase Bank, N.A., as Administrative Agent
Reference is made to the Third Amended and Restated Credit Agreement dated as of October 14, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gulfport Energy Operating Corporation, a Delaware corporation (the “Borrower”), Gulfport Energy Corporation, a Delaware corporation, as Holdings, each Lender from time to time party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent and an Issuing Bank and the other parties from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.
This Elected Commitment Increase Agreement is being delivered pursuant to Section 2.06(c)(ii)(F) of the Credit Agreement.
Please be advised that the undersigned Lender has agreed (a) to increase its Elected Commitment under the Credit Agreement effective [ ], 20[ ] (the “Increase Effective Date”) from $[ ] to $[ ] and (b) that it shall continue to be a party in all respects to the Credit Agreement and the other Loan Documents.
~~With reference to Section 2.06(c)(ii)(D) of the Credit Agreement, the Borrower hereby confirms that [Check Applicable Box]:~~
~~[ ]    There are, or if the Increase Effective Date is after the date hereof, there will be no Eurodollar Borrowings outstanding on the Increase Effective Date.~~
~~[ ]    There are, or if the Increase Effective Date is after the date hereof, there will be Eurodollar Borrowings outstanding on the Increase Effective Date and the Borrower will pay any compensation required by Section 5.02 of the Credit Agreement on the Increase Effective Date.~~
Very truly yours,

GULFPORT ENERGY OPERATING CORPORATION
As Borrower

By:
Name:
Title:

Exhibit K

Accepted and Agreed:

JPMorgan Chase Bank, N.A., as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

[Name of Increasing Lender]
By:
Name:
Title:

Exhibit K

EXHIBIT L

[FORM OF] ADDITIONAL LENDER AGREEMENT
To:    JPMorgan Chase Bank, N.A., as Administrative Agent
Reference is made to the Third Amended and Restated Credit Agreement dated as of October 14, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gulfport Energy Operating Corporation, a Delaware corporation (the “Borrower”), Gulfport Energy Corporation, a Delaware corporation, as Holdings, each Lender from time to time party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent and an Issuing Bank and the other parties from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.
This Additional Lender Agreement is being delivered pursuant to Section 2.06(c)(ii)(G) of the Credit Agreement.

Please be advised that the undersigned Additional Lender has agreed (a) to become a Lender under the Credit Agreement effective [ ], 20[ ] (the “Additional Lender Effective Date”) with a Maximum Revolving Credit Amount of $[ ] and an Elected Commitment of $[  ] and (b) that it shall be a party in all respects to the Credit Agreement and the other Loan Documents.

This Additional Lender Certificate is being delivered to the Administrative Agent together with (i) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 5.03(e) of the Credit Agreement, duly completed and executed by the Additional Lender, and (ii) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Additional Lender. [The [Borrower/Additional Lender] shall pay the processing and recordation fee payable to the Administrative Agent pursuant to Section 2.06(c)(ii)(G) of the Credit Agreement.]5

~~With reference to Section 2.06(c)(ii)(D) of the Credit Agreement, the Borrower hereby confirms that [Check Applicable Box]:~~
~~[ ]    There are, or if the Additional Lender Effective Date is after the date hereof, there will be no Eurodollar Borrowings outstanding on the Additional Lender Effective Date.~~
~~[ ]    There are, or if the Additional Lender Effective Date is after the date hereof, there will be Eurodollar Borrowings outstanding on the Additional Lender Effective Date and the Borrower will pay any compensation required by Section 5.02 of the Credit Agreement on the Additional Lender Effective Date.~~
5 Include, if applicable.
Exhibit L

Very truly yours,

GULFPORT ENERGY OPERATING CORPORATION
As Borrower

By:
Name:
Title:

Accepted and Agreed:

JPMorgan Chase Bank, N.A., as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

[Name of Additional Lender]
By:
Name:
Title:

Exhibit L